Exhibit 10.17

RECORDING REQUESTED BY AND
WHEN RECORDED RETURN TO:

Safarian Choi & Bolstad LLP
555 South Flower Street, Suite 650
Los Angeles, California 90071
Attention:  Chris K. Safarian, Esq.

(Space Above For Recorder's Use)

DEED OF TRUST,
SECURITY AGREEMENT AND FINANCING STATEMENT

by

PHG SAN ANTONIO, LLC

having an office at
5607 Glenridge Drive, Suite 430, Atlanta, Georgia 30342

("Borrower")

to

CYRUS N. ANSARI, ESQ.

having an office at
c/o Stutzman, Bromberg, Esserman & Plifka,
2323 Bryan Street, Suite 2200, Dallas, Texas  75201

("Trustee")

for the benefit of

LMREC III HOLDINGS III, INC.

having an office at
350 South Beverly Drive, Suite 300, Beverly Hills, California 90212

("Lender")

April 21,  2014

DEED OF TRUST, SECURITY AGREEMENT AND FINANCING STATEMENT

(SPRINGHILL SUITES)

THIS DEED OF TRUST, SECURITY AGREEMENT AND FINANCING STATEMENT (this "Security Instrument") is made April 21,  2014 ("Effective Date"), by PHG SAN ANTONIO LLC, a Georgia limited liability company ("Borrower"), the address of which is 5607 Glenridge Drive, Suite 430, Atlanta, Georgia 30342, to CYRUS N. ANSARI, ESQ. (together with any successor or substitute Trustee from time to time designated or acting in accordance herewith, the "Trustee"), the address of which is c/o Stutzman, Bromberg, Esserman & Plifka, 2323 Bryan Street, Suite 2200, Dallas, Texas  75201, for the benefit of LMREC III HOLDINGS III, INC., a Delaware corporation ("Lender"), the address of which is 350 South Beverly Drive, Suite 300, Beverly Hills, California 90212.

W I T N E S S E T H  T H A T:

BORROWER HEREBY IRREVOCABLY GRANTS, BARGAINS, SELLS, TRANSFERS, MORTGAGES, CONVEYS AND ASSIGNS TO TRUSTEE, IN TRUST FOR THE BENEFIT OF LENDER, WITH POWER OF SALE AND RIGHT OF ENTRY, all of Borrower's right, title and interest now owned or hereafter acquired in and to the following property, all of which is hereinafter collectively defined as the "Property":

A.All of that certain land situated at 524 S. St. Mary’s Street, San Antonio, Texas, 78205, more particularly described on Exhibit A attached hereto and incorporated herein by this reference, together with all of the easements, rights, privileges, franchises, tenements, hereditaments and appurtenances now or hereafter thereunto belonging or in any way appertaining and all of the estate, right, title, interest, claim and demand whatsoever of Borrower therein or thereto, either at law or in equity, in possession or in expectancy, now or hereafter acquired (the "Land");

B.All structures, buildings and improvements of every kind and description now or at any time hereafter located or placed on the Land (the "Improvements");

C.All furniture, furnishings, fixtures, goods, equipment, inventory or personal property owned by Borrower and now or hereafter located on, attached to or used in and about the Improvements, including, but not limited to, all machines, machinery, engines, motors, boilers, dynamos, elevators, stokers, tanks, cabinets, awnings, screens, shades, blinds,  venetian blinds, carpets, carpeting, beds, bureaus, chiffonniers, chests, chairs, desks, lamps, mirrors, bookcases, tables, rugs, drapes, draperies, curtains, paintings, hangings, pictures, divans, couches, luggage carts, luggage racks, stools, sofas, chinaware, linens, pillows, blankets, glassware, foodcarts, cookware, dry cleaning facilities, dining room wagons, keys or other entry systems, bars, bar fixtures, mini-bars, liquor and other drink dispensers, icemakers, kitchen equipment, radios, television sets, cable t.v. equipment, intercom and paging equipment, electric and electronic equipment, dictating equipment, private telephone systems, reservation systems and related computer software, medical equipment, potted plants, lawn mowers, washers and dryers, other customary hotel equipment, draperies, lawn mowers, and all appliances, plumbing, heating, air conditioning, lighting, ventilating, refrigerating, plumbing fixtures, fire prevention and extinguishing apparatus, fittings, plans and apparatus, stoves, ranges, refrigerators, cutlery and dishes, laundry machines, tools, disposal incinerators and incinerating equipment, and all fixtures and appurtenances thereto, and such other goods and chattels and personal property owned by Borrower as are now or hereafter used or furnished in operating the Improvements, or the activities conducted therein, and all building materials and equipment hereafter situated on or about the Land or the Improvements, and all warranties and guaranties relating thereto, and all additions thereto and substitutions and replacements therefor (exclusive of any of the foregoing owned or leased by hotel guests or tenants of space in the Improvements);

D.All easements, rights of way, strips and gores of land, vaults, streets, ways, alleys, passages, sewer rights, air rights and other development rights now or hereafter located on or appurtenant to the Land and/or the Improvements or under or above the same or any part or parcel thereof, and all estates, rights, titles, interests, tenements, hereditaments and appurtenances, reversions and remainders whatsoever, in any way belonging, relating or appertaining to the Land and/or the Improvements or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Borrower;

E.All water, ditches, wells, reservoirs and drains and all water, ditch, well, reservoir and drainage rights which are appurtenant to, located on, under or above or used in connection with the Land and/or the Improvements, or any part thereof, whether now existing or hereafter created or acquired;

F.All minerals, crops, timber, trees, shrubs, flowers and landscaping features now or hereafter located on, under or above the Land;

G.All cash funds, deposit accounts and other rights and evidence of rights to investments or cash, now or hereafter created or held by Lender pursuant to this Security Instrument or any other of the Loan Documents (as hereinafter defined), including, without limitation, all funds now or hereafter on deposit in any reserves or accounts held by or on behalf of Lender pursuant to this Security Instrument or any other of the Loan Documents (including, without limitation, the reserves established pursuant to Article I of this Security Instrument) (collectively, the "Reserves");

H.Any and all leases (including, without limitation, oil, gas and mineral leases), subleases, licenses, rental agreements, concessions and occupancy agreements of all or any part the Land and/or the Improvements now or hereafter entered into (each, a "Lease" and collectively, "Leases"), and all rents (including, without limitation, room rents, revenues, accounts and receivables derived from the use or occupancy of all or any portion of the Improvements), royalties, issues, profits, revenue, income, income and other benefits, including, without limitation, all revenues and credit card receipts collected from guest rooms, restaurants, bars, meeting rooms, banquet rooms and recreational facilities, all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of the property or rendering of services by Borrower or any operator or manager of the hotel or the commercial space located in the Improvements or acquired from other (including, without limitation, from the rental of any office space, retail space, guest rooms or other space, halls, sores, and offices, and deposits securing reservations of such space), license, lease, sublease and concession fees and rentals, health club membership fees, food and beverage wholesale and retail sales (including mini-bar revenues), service charges, vending machine sales and proceeds, if any, from business interruption or other loss of income insurance (collectively, the "Rents and Profits") of the Land and/or the Improvements, now or hereafter arising from the use or enjoyment of all or any portion thereof or from any present or future Lease or other agreement pertaining thereto or arising from any of the Contracts (as hereinafter defined) or any of the General Intangibles (as hereinafter defined) and all cash or securities deposited to secure performance by the tenants, lessees, licensees or occupants (each, a "Tenant" and collectively, "Tenants"), as applicable, of their obligations under any such Leases, whether said cash or securities are to be held until the expiration of the terms of said Leases or applied to one or more of the installments of rent coming due prior to the expiration of said terms, subject to, however, the provisions contained in Section 1.14 hereinbelow;

I.All contracts and agreements now or hereafter entered into covering any part of the Land and/or the Improvements (except Leases) (collectively, the "Contracts") and all revenue, income and other benefits thereof, including, without limitation, management agreements, hotel management agreements, franchise agreements, service contracts, maintenance contracts, equipment leases, personal property leases and any contracts or documents relating to construction on any part of the Land and/or the Improvements (including plans, drawings, surveys, tests, reports, bonds and governmental approvals) or to the management or operation of any part of the Land and/or the Improvements;

J.All present and future deposits given to any public or private utility with respect to utility services furnished to any part of the Land and/or the Improvements;

K.All present and future funds, accounts, instruments, accounts receivable (including, without limitation, all revenues, and credit card receipts collected from guest rooms, restaurants, bars, meeting rooms, banquet rooms, and recreational facilities, all receivables, customer obligations, install payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of the property or rendering of services by Borrower or any operator or manager of the hotel or any commercial space located in the Improvements or acquired from others (including, without limitation, from any rental of any office space, retail space, guest rooms or other space, halls, stores, and offices, and deposits securing reservations of such space), license, lease, sublease and concession fees and rentals, health club membership fees, food and beverage wholesale and any retail sales, service charges, vending machine sales and proceeds, if any, from business interruption or other loss of income insurance, or arising from the sale of any property or the rendition of services in the ordinary course of business or otherwise (whether or not earned by performance), together with any property returned or reclaimed from customers wherever such property is located, documents, causes of action, claims, general intangibles (including without limitation, patents, copyrights, trademarks, trade names, service marks and symbols now or hereafter used in connection with any part of the Land and/or the Improvements, all names by which the Land or the Improvements may be operated or known, all rights to carry on business under such names, and all rights, interest and privileges which Borrower has or may have as developer or declarant under any covenants, restrictions or declarations now or hereafter relating to the Land and/or the Improvements) and all notes or chattel paper now or hereafter arising from or by virtue of any transactions related to the Land and/or the Improvements (collectively, the "General Intangibles");

L.Any and all water taps, sewer taps, certificates of occupancy, permits, licenses, franchises, certificates, consents, approvals and other rights and privileges now or hereafter obtained in connection with the Land and/or the Improvements and all present and future warranties and guaranties relating to the Improvements or to any equipment, fixtures, furniture, furnishings, personal property or components of any of the foregoing now or hereafter located or installed on the Land and/or the Improvements;

M.All building materials, supplies and equipment now or hereafter placed on the Land and/or in the Improvements and all architectural renderings, models, drawings, plans, specifications, studies and data now or hereafter relating to the Land and/or the Improvements;

N.All right, title and interest of Borrower in any insurance policies or binders now or hereafter referred to in clauses (A)-(M) and (O)-(R) including any unearned premiums thereon;

O.All proceeds, products, substitutions and accessions (including without limitation, claims and demands therefor) of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, proceeds of insurance and condemnation awards;

P.All present and future tax refunds relating to the Property.  The term "Tax" includes, without limitation, all real estate and personal property taxes, assessments and impositions, whether special or general, and any similar governmental charges or assessments that are levied upon the Property;

Q.All other or greater rights and interests of every nature in the Land and/or the Improvements and in the possession or use thereof and income therefrom, whether now owned or hereafter acquired by Borrower; and

R.All licenses, permits, approvals and consents which are required for the sale and service of alcoholic beverages on the Property heretofore or hereafter obtained from applicable state and local authorities including, without limitation, to the extent assignable, all of  right, title and interest of Borrower and Borrower’s Affiliate, San Antonio Riverwalk PHG FB, LLC, a Texas limited liability company  (using the trade name “FPSA – Sidebar Bistro” or “Sidebar”) in and to those certain liquor permits issued on November 24, 2013 by the Tax Assessor-Collector of Bexar County, Beer, Liquor Wine Department as Permit No. 762390 and by the City of San Antonio, Alcohol Licensing Department as Permit No. 310225 (including any renewal or reissuance thereof).

FOR THE PURPOSES OF SECURING:

(1)The debt evidenced by that certain Promissory Note (such Promissory Note, together with any and all renewals, modifications, consolidations and extensions thereof, substitutions therefor, replacements thereof and any other evidence of indebtedness given in exchange therefor, is hereinafter referred to as the "Note") signed as of the Effective Date, made by Borrower to the order of Lender in the original principal amount of Eleven Million Two

Hundred Twenty Thousand Dollars ($11,220,000), with a maturity date of May 1,  2018 (unless extended pursuant to the terms and conditions of Section 1(g) of the Note), together with interest as therein provided;

(2)The full and prompt payment and performance of all of the provisions, agreements, covenants and obligations contained herein and contained in any other agreements, documents or instruments now or hereafter evidencing, securing, guaranteeing or otherwise relating to the indebtedness evidenced by the Note (the Note, this Security Instrument, the Lockbox and Security Agreement between the parties of even date herewith (the "Lockbox Agreement"), any interest rate cap agreement required under the Loan Documents, and such other agreements, documents and instruments executed and/or delivered by Borrower or any guarantor or indemnitor in connection with the Loan, together with any and all renewals, amendments, extensions and modifications thereof, supplements thereof and other changes of any kind thereto are hereinafter collectively referred to as the "Loan Documents") and the payment of all other amounts therein covenanted to be paid by Borrower and performance of all other obligations therein covenanted to be performed by Borrower;

(3)Any and all additional advances made by Lender in accordance with this Security Instrument or any other Loan Document to protect or preserve the Property or the lien or security interest created hereby on or in the Property, or for Taxes, assessments or insurance premiums as hereinafter provided or for performance of any of Borrower's obligations hereunder or under the other Loan Documents or for any other purpose provided herein or in the other Loan Documents (whether or not the original Borrower remains the owner of the Property at the time of such advances); and

(4)Any and all other indebtedness now owing or which may hereafter be owing by Borrower to Lender, including, without limitation the LIBOR Breakage Costs, Yield Maintenance and the Exit Fee (as such terms are defined in the Note) any other prepayment fees, however and whenever incurred or evidenced, whether express or implied, direct or indirect, absolute or contingent, or due or to become due, and all renewals, modifications, consolidations, replacements and extensions thereof.

(All of the sums referred to in Paragraphs (1) through (4) above are herein sometimes referred to as the "secured indebtedness" or the "indebtedness secured hereby").

TO HAVE AND TO HOLD the above granted and described Property, together with all and singular the rights, hereditaments and appurtenances in any way appertaining or belonging thereto, unto Trustee and Trustee's successors or substitutes in this trust, and for their successors and assigns, in trust and for the uses and purposes hereafter set forth, forever, subject, however, to all Permitted Exceptions (defined in Section 1.1 below).

Borrower, for Borrower and Borrower's successors and assigns, hereby agrees to warrant and forever defend, all and singular, title to the Property unto Lender, and Lender's successors or substitutes in this trust, forever, against every person whomsoever lawfully claiming, or to claim, the same or any part thereof, subject, however, to all Permitted Exceptions.

PROVIDED, HOWEVER, that if Borrower shall pay in full or cause to be paid in full to Lender the secured indebtedness and all other covenants contained in the Loan Documents shall have been performed on or before the Maturity Date, then this Security Instrument shall be satisfied and the estate, right, title and interest of Lender in the Property shall cease, and, upon payment to Lender of all costs and expenses incurred for the preparation of the release hereinafter referenced and all recording costs, if allowed by law, Lender shall, or shall cause Trustee to, release this Security Instrument and the lien hereof by proper instrument.

Anything to the contrary herein or elsewhere notwithstanding, the obligations of the guarantor under the (i) Hazardous Substances Indemnity Agreement, dated as of the date hereof, from Jatin Desai, an individual, Mitul Patel, an individual, and Gregory M. Friedman, an individual, to Lender (the "Hazardous Substances Indemnity Agreement"), (ii) Indemnity and Guaranty Agreement, dated as of the date hereof, from Jatin Desai, an individual,  Mitul Patel, an individual, and Gregory M. Friedman, an individual, to Lender (the "Indemnity and Guaranty Agreement"), or (iii) Completion Guaranty Agreement, dated as of the date hereof, from Jatin Desai, an individual, Mitul Patel, an individual, and Gregory M. Friedman, an individual, to Lender (the “Completion Guaranty Agreement”), or any other guarantor under any other separate guaranty accepted by Lender, shall not be secured by this Security Instrument, any separate assignment of leases or assignment of rents, or any other lien encumbering the Property.

ARTICLE I
REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWER

For the purpose of further securing the indebtedness secured hereby and for the protection of the security of this Security Instrument, for so long as the indebtedness secured hereby or any part thereof remains unpaid, Borrower covenants and agrees as follows:

1.1Certain Representations, Warranties and Covenants of Borrower.  Borrower, for itself and its successors and assigns, does hereby represent, warrant and covenant to and with Lender, its successors and assigns, that:

(a)Borrower is a limited liability company,  duly formed, validly existing and in good standing in the State of Georgia, and in good standing and qualified to do business in the State of Texas.  Peachtree Hotel Group II, LLC, a Georgia limited liability company, is the Manager of Borrower (the "Manager").

(b)Borrower has good and marketable title to the Land and to the Improvements located thereon, subject only to those matters set forth as exceptions to or subordinate matters that Lender has agreed to accept in the title insurance policy issued to Lender insuring the lien of this Security Instrument, excepting therefrom all preprinted and/or standard exceptions (the "Permitted Exceptions"), and has full power and lawful authority to grant, bargain, sell, convey, assign, transfer and mortgage the Land and the Improvements located thereon in the manner and form hereby done or intended.  Borrower will preserve Borrower's interest in and title to the Land and to the Improvements located thereon and will forever warrant and defend the same to Lender against any and all claims whatsoever and will forever warrant and defend the validity and priority of the lien and security interest created herein against the claims of all persons and parties whomsoever, subject to the Permitted Exceptions.  The foregoing warranty of title shall survive the foreclosure of this Security Instrument and shall inure to the benefit of and be enforceable by Lender in the event Lender acquires title to the Land and to the Improvements located thereon pursuant to any foreclosure.

(c)No bankruptcy or insolvency proceedings are pending or contemplated by Borrower or, to the best knowledge of Borrower, against Borrower or by or against any endorser or cosigner of the Note, or any guarantor or indemnitor under any guaranty or indemnity agreement executed in connection with the Note or the loan evidenced thereby and secured hereby.

(d)All reports, certificates, affidavits, statements and other data furnished by or on behalf of Borrower to Lender in connection with the loan evidenced by the Note are true and correct in all material respects and do not omit to state any fact or circumstance necessary to make the statements contained therein not misleading.

(e)The execution, delivery and performance of this Security Instrument, the Note and all of the other Loan Documents have been duly authorized by all necessary action to be, and are binding and enforceable against Borrower in accordance with the respective terms thereof and do not contravene, result in a breach of or constitute (upon the giving of notice or the passage of time or both) a default under the partnership agreement, limited liability company agreement, articles of incorporation or other organizational documents of Borrower or any contract or agreement of any nature to which Borrower is a party or by which Borrower or any of Borrower's property may be bound and do not violate or contravene any law, order, decree, rule or regulation to which Borrower is subject.

(f)The Land and the Improvements, and the intended use thereof by Borrower comply in all material respects with all applicable restrictive covenants, zoning ordinances, subdivision and building codes, flood disaster laws, applicable health and environmental laws and regulations and all other ordinances, orders or requirements issued by any state, federal or municipal authorities having or claiming jurisdiction over the Property.  The Land and the Improvements constitute one or more separate tax parcels for purposes of ad valorem taxation.  The Land and the Improvements do not require any rights over, or restrictions against, other property in order to comply with any of the aforesaid governmental ordinances, orders or requirements.

(g)All utility services necessary and sufficient for the full use, occupancy, operation and disposition of the Land and the Improvements for their intended purposes are available to the Property, including water, storm sewer, sanitary sewer, gas, electric, cable and telephone facilities, through public rights of way or perpetual private easements approved by Lender.

(h)All streets, roads, highways, bridges and waterways necessary for access to and full use, occupancy, operation and disposition of the Land and the Improvements have been completed,  have been dedicated to and accepted by the appropriate municipal authority and are open and available to the Land and the Improvements without further condition or cost to Borrower.

(i)All curb cuts, driveways and traffic signals shown on the survey delivered to Lender prior to the execution and delivery of this Security Instrument are existing and have been fully approved by the appropriate governmental authority.

(j)There are no judicial, administrative, mediation or arbitration actions, suits or proceedings pending or threatened against or affecting Borrower (and, if Borrower is a partnership, any of Borrower's partners; and, if Borrower is a limited liability company, any of Borrower's members) or the Property which, if adversely determined, would materially impair either the Property or Borrower's ability to perform the covenants or obligations required to be performed under the Loan Documents.

(k)The Property is free from delinquent water charges, sewer rents, taxes and assessments.

(l)The Property is free from unrepaired material damage caused by fire, flood, accident or other casualty.

(m)No part of the Land or the Improvements has been taken in condemnation, eminent domain or like proceeding nor is any such proceeding pending or threatened or contemplated.

(n)Borrower possesses all necessary certificates, permits, certificates of incorporation, licenses, franchises, copyrights, trademarks, trade names, and other approvals, governmental and otherwise, adequate for the use, occupancy and operation of the Property and the conduct of Borrower's business as a hotel (including, without limitation, any applicable liquor license, certificates of completion and certificates of occupancy) and all required zoning, building code, land use, environmental and other similar permits or approvals, all of which are in full force and effect as of the date hereof and not subject to revocation, suspension, forfeiture or modification.

(o)The Improvements are structurally sound, in good repair and free of material defects in materials and workmanship and have been constructed and installed in substantial compliance with the plans and specifications relating thereto.  All major building systems located within the Improvements, including, without limitation, the heating, ventilating and air conditioning systems and the electrical and plumbing systems, are in working order and condition or are Renovation Work to be completed pursuant to Section 1.9 hereof.

(p)Borrower has delivered to Lender true, correct and complete copies of any Contracts and all amendments thereto or modifications thereof.

(q)Each Contract constitutes the legal, valid and binding obligation of Borrower and, to the best of Borrower's knowledge, is enforceable against any other party thereto.  No default exists, or with the passing of time or the giving of notice or both would exist, under any Contract which would, in the aggregate, have a material adverse effect on Borrower or the Property.

(r)No Contract provides any party with the right to obtain a lien or encumbrance upon the Property superior to the lien of this Security Instrument.

(s)Borrower and the Property are free from any past due obligations for sales and payroll taxes, including, but not limited to, transient accommodation taxes.

(t)There are no security agreements or financing statements affecting any of the Property other than (i) as disclosed in writing by Borrower to Lender prior to the date hereof and (ii) the security agreements and financing statements created in favor of Lender.

(u)The Property forms no part of any property owned, used or claimed by Borrower as a residence or business homestead and is not exempt from forced sale under the laws of the State of Texas.  Borrower hereby disclaims and renounces each and every claim to all or any portion of the Property as a homestead.

(v)If applicable, Borrower has delivered to Lender a true, correct and complete schedule (the “Rent Roll”) of all Leases for commercial space at the Property as of the date hereof, which accurately and completely sets forth in all material respects for each such Lease, including the following: the name of the Tenant, Tenant’s unit number, the square footage of the premises occupied by Tenant, the Lease commencement date, the Lease expiration date, extension and renewal provisions under each Lease, the monthly and annual base rent payable under such Lease, the security deposit held thereunder and any other material provisions of such Lease.

(w)Each Lease constitutes the legal, valid and binding obligation of Borrower and, to the best of Borrower’s knowledge and belief, is enforceable against the Tenant thereunder.  No default exists, or with the passing of time or the giving of notice or both would exist, under any Lease which would, in the aggregate, have a material adverse effect on Borrower or the Property.

(x)No Tenant under any Lease for commercial space at the Property has, as of the date hereof, paid rent more than one (1) month in advance, and the rents under such Leases have not been waived, released, or otherwise discharged or compromised.

(y)All work to be performed by Borrower under all Leases in effect on the date hereof has been substantially performed, all contributions to be made by Borrower to the Tenants thereunder have been made and all other conditions precedent to each such Tenant's obligations thereunder have been satisfied.

(z)Each Tenant under a Lease for commercial space at the Property has entered into occupancy of the premises demised under such Lease.

(aa)Borrower has delivered to Lender a true, correct and complete copy of each Lease for commercial space at the Property.

(bb)There are no unpaid brokerage commissions relating to the Property or any of the Leases for commercial space at the Property.

(cc)To Borrower’s knowledge, each Tenant under a Lease for commercial space at the Property is free from bankruptcy, reorganization or arrangement proceedings or a general assignment for the benefit of creditors.

(dd)No Lease provides any party with the right to obtain a lien or encumbrance upon the Property superior to the lien of this Security Instrument.

(ee)Borrower is not a "foreign person" within the meaning of §1445(f)(3) of the Internal Revenue Code of 1986, as amended, and the related Treasury Department regulations, including temporary regulations.

(ff)The Management Agreement (the "Management Agreement") dated as of July 22, 2010, by and between Borrower and Peachtree Hospitality Management, LLC, a Georgia limited liability company ("Hotel Manager"), pursuant to Hotel Manager operates the Property as a hotel, has not been amended and represents the entire agreement among its parties respecting the operation and management of the Property, is in full force and effect and there is no default, breach or violation existing thereunder by any party thereto and no event has occurred that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation by any party thereunder.

(gg)Neither the execution and delivery of the Loan Documents, Borrower's performance thereunder, the recordation of this Security Instrument, nor the exercise of any remedies under this Security Instrument, will adversely affect Borrower's rights under the Management Agreement or any of the licenses granted to Borrower by Hotel Manager or its affiliates.

(hh)The Franchise Agreement, dated as of December 20, 2013, by and between Marriot International, Inc., a Delaware corporation and Borrower (the "Hotel Agreement"), has not been amended and represents the entire agreement among its parties respecting the operation of the Property, is in full force and effect and there is no default, breach or violation existing thereunder by any party thereto and no event has occurred that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation by any party thereunder.

(ii)Neither the execution and delivery of the Loan Documents, Borrower's performance thereunder, the recordation of this Security Instrument, nor the exercise of any remedies under this Security Instrument, will adversely affect Borrower's rights under the Hotel Agreement or any of the licenses granted to Borrower by the franchisor/licensor or its affiliates.

1.2Defense of Title.  If, while this Security Instrument is in force, the title to the Property or the interest of Lender therein shall be the subject, directly or indirectly, of any action at law or in equity, or be attached, directly or indirectly, or endangered, clouded or adversely affected, directly or indirectly, in any manner, Borrower, at Borrower's expense, shall take all necessary and proper steps for the defense of said title or interest, including without limitation the employment of counsel approved by Lender, the prosecution or defense of litigation, and the compromise or discharge of claims made against said title or interest.  Notwithstanding the foregoing, in the event that Lender determines that Borrower is not adequately performing Borrower's obligations under this Section 1.2, or in good faith determines that a conflict of interest or potential conflict of interest exists therein, Lender may, without limiting or waiving any other rights or remedies of Lender hereunder, take such steps, with respect thereto as Lender shall deem necessary or proper and any and all costs and expenses paid by Lender in connection therewith, together with interest thereon at the Default Interest Rate (as defined in the Note) from the date incurred by Lender until actually paid by Borrower, shall be immediately paid by Borrower on demand and shall be secured by this Security Instrument and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.

1.3Performance of Obligations.  Borrower shall pay when due the principal of and the interest on the indebtedness evidenced by the Note.  Borrower shall also pay all charges, fees and other sums required to be paid by Borrower as provided in the Loan Documents, and shall observe, perform and discharge all obligations, covenants and agreements to be observed, performed or discharged by Borrower set forth in the Loan Documents in accordance with their terms.  Further, Borrower shall promptly and strictly perform and comply with all covenants, conditions, obligations and prohibitions required of Borrower in connection with any other document or instrument affecting title to the Property, or any part thereof, regardless of whether such document or instrument is superior or subordinate to this Security Instrument.

1.4Insurance.  Borrower shall, at Borrower's expense, maintain in force and effect on the Property at all times while this Security Instrument continues in effect the following insurance:

(a)Insurance against loss or damage to the Property by, including but not limited to, fire, windstorm, tornado, hail, and sinkhole and against loss and damage by such other, further and additional risks as may be now or hereafter embraced by an "all-risk" or "special form" type of insurance policy, including without limitation all risk of loss associated with acts of terrorism.  The amount of such insurance shall be not less than one hundred percent (100%) of the full replacement cost (insurable value) of the Improvements (as established by an MAI appraisal), without reduction for depreciation; provided, however, that such insurance may include a sublimit of not less than $10,000,000 for any one loss resulting from the peril of terrorism.  The determination of the replacement cost amount shall be adjusted annually to comply with the requirements of the insurer issuing such coverage or, at Lender's election, by reference to such indices, appraisals or information as Lender determines in Lender's reasonable discretion in order to reflect increased value due to inflation.  Full replacement cost, as used herein, means, with respect to the Improvements, the cost of replacing the Improvements without regard to deduction for depreciation, exclusive of the cost of excavations, foundations and footings below the lowest basement floor.  Borrower shall also maintain insurance against loss or damage to furniture, furnishing, fixtures, equipment and other items (whether personalty or fixtures) included in the Property and owned by Borrower from time to time to the extent applicable.  Each policy shall contain a replacement cost endorsement and either an agreed amount endorsement (to avoid the operation of any coinsurance provisions) or be in such amount as to avoid any coinsurance penalty, all subject to Lender's reasonable approval.  The maximum deductible shall be five percent (5%) of the total insurable value per loss.

THIS SECURITY INSTRUMENT CONSTITUTES, AND BORROWER HEREBY ACKNOWLEDGES RECEIPT OF, WRITTEN NOTICE FROM LENDER THAT LENDER MAY NOT MAKE THE GRANTING OF THE LOAN CONTINGENT UPON BORROWER PROCURING ANY REQUIRED INSURANCE WITH AN INSURANCE COMPANY DESIGNATED BY LENDER.

(b)Commercial General Liability Insurance against claims for personal injury, bodily injury, death and property damage occurring on, in or about the Land and/or the

Improvements in amounts not less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) in the aggregate plus automobile liability insurance in an amount not less than One Million Dollars ($1,000,000).  Borrower may maintain an SIR of up to Five Thousand Dollars ($5,000) per claim.  Lender hereby retains the right periodically to review the amount of said liability insurance being maintained by Borrower and to require an increase in the amount of said liability insurance should Lender deem an increase to be reasonably prudent under then existing circumstances.

(c)Boiler and machinery insurance if steam boilers or other pressure-fired vessels are in operation at the Property.  Minimum liability coverage per accident must equal the replacement cost (insurable value) of the Improvements housing such boiler or pressure-fired machinery.  If one or more large HVAC units is in operation at the Property, "Systems Breakdowns" coverage shall be required, as determined by Lender.  Minimum liability coverage per accident shall equal the value of such HVAC unit(s).

(d)If the Improvements or any part thereof is situated in an area designated by the Federal Emergency Management Agency ("FEMA") as a special flood hazard area (Zone A or Zone V), flood insurance in an amount equal to the lesser of:  (a) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a full replacement cost basis (or the unpaid balance of the indebtedness secured hereby if replacement cost coverage is not available for the type of building insured); or (b) the maximum insurance available under the appropriate National Flood Insurance Administration program.  The maximum deductible shall be Fifty Thousand Dollars ($50,000) per building or a higher minimum amount as required by FEMA or applicable law.

(e)During the period of any construction of any addition to the Improvements, a completed value, "All Risk" Builder's Risk form or "Course of Construction" insurance policy in non-reporting form, in an amount approved by Lender.

(f)If applicable, ordinance or other regulation, Worker's Compensation and Employer's Liability Insurance covering all persons subject to the worker's compensation laws of the state in which the Property is located.

(g)Business income (loss of rents) insurance in amounts sufficient to compensate Borrower for all Rents and Profits or income during a period of not less than twelve (12) months, commencing at the time of the loss and/or casualty.  The amount of coverage shall be adjusted annually to reflect the Rents and Profits or income payable during the succeeding twelve (12) month period.

(h)Such other insurance on the Property or on any replacements or substitutions thereof or additions thereto as may from time to time be required by Lender against other insurable hazards or casualties which at the time are commonly insured against in the case of property similarly situated including, without limitation, Sinkhole, Mine Subsidence, Earthquake and Environmental insurance, due regard being given to the height and type of buildings, their construction, location, use and occupancy.

All such insurance shall (i) be with insurers fully licensed and/or authorized to do business in the state within which the Land is located and who have and maintain a rating of at least (A) A from Standard & Poor's, or equivalent or (B) A-V or higher from A.M. Best, (ii) contain the complete address of the Land (or a complete legal description), (iii) be for terms of at least one year, with premium prepaid, (vi) be subject to the approval of Lender as to insurance companies, amounts, content, forms of policies, method by which premiums are paid and expiration dates, and (v) include a standard, non-contributory, beneficiary clause naming EXACTLY:

LMREC III Holdings III, Inc.
its Successors and Assigns ATIMA
c/o NorthMarq Capital
3500 American Blvd., W.
Bloomington, MN  55431
Attention:  Asset Management

(A)as an additional insured under all liability insurance policies, (B) as the first mortgagee and loss payee on all property insurance policies, and (C) as the first mortgagee and loss payee on all loss of rents or loss of business income insurance policies.

Borrower shall, as of the Effective Date, deliver to Lender evidence that said insurance policies have been prepaid as required above and certified copies of such insurance policies and original certificates of insurance signed by an authorized agent of the applicable insurance companies evidencing such insurance satisfactory to Lender.  Borrower shall renew all such insurance and deliver to Lender certificates and policies evidencing such renewals prior to the date any such insurance shall expire.  Borrower further agrees that each such insurance policy:  (i) shall provide for at least thirty (30) days' prior written notice to Lender prior to any policy reduction or cancellation for any reason other than non-payment of premium and at least ten (10) days' prior written notice to Lender prior to any cancellation due to non-payment of premium; (ii) shall contain an endorsement or agreement by the insurer that any loss shall be payable to Lender in accordance with the terms of such policy notwithstanding any act or negligence of Borrower which might otherwise result in forfeiture of such insurance; (iii) in the event that the Land and/or the Improvements constitutes a legal non-conforming use under applicable building, zoning or land use laws or ordinances, shall include an ordinance or law coverage endorsement which will contain Coverage A:  "Loss Due to Operation of Law" (with a minimum liability limit as may be reasonably acceptable to Lender), Coverage B:  "Demolition Cost" and Coverage C: "Increased Cost of Construction" coverages; and (iv) may be in the form of a blanket policy, provided that, in the event that any such coverage is provided in the form of a blanket policy, Borrower hereby acknowledges and agrees that failure to pay any portion of the premium therefor which is not allocable to the Property or by any other action not relating to the Property would permit the issuer thereof to cancel the coverage thereof, Lender may require the Property to be insured by a separate, single-property policy (or, at Lender's sole option, Lender may obtain such policy at the sole expense of Borrower).  The blanket policy must properly identify and fully protect the Property as if a separate policy were issued for one hundred percent (100%) of Replacement Cost at the time of loss and otherwise meet all of Lender's applicable insurance requirements set forth in this Section 1.4.  The delivery to Lender of the insurance policies or the certificates of insurance as provided above shall constitute an assignment of all proceeds payable under such insurance policies relating to the Property by Borrower to Lender as further security for the indebtedness secured hereby.  In the event of foreclosure of this Security Instrument, or other transfer of title to the Property in extinguishment in whole or in part of the indebtedness secured hereby, all right, title and interest of Borrower in and to all proceeds payable under such policies then in force concerning the Property shall thereupon vest in the purchaser at such foreclosure, or in Lender or other transferee in the event of such other transfer of title.  Approval of any insurance by Lender shall not be a representation of the solvency of any insurer or the sufficiency of any amount of insurance.  In the event Borrower fails to provide, maintain, keep in force or deliver and furnish to Lender the policies of insurance required by this Security Instrument or evidence of their renewal as required herein, Lender may, but shall not be obligated to, procure such insurance and Borrower shall pay all amounts advanced by Lender therefor, together with interest thereon at the Default Interest Rate from and after the date advanced by Lender until actually repaid by Borrower, promptly upon demand by Lender.  Any amounts so advanced by Lender, together with interest thereon, shall be secured by this Security Instrument and by all of the other Loan Documents securing all or any part of the indebtedness secured hereby.  Lender shall not be responsible for nor incur any liability for the insolvency of the insurer or other failure of the insurer to perform, even though Lender has caused the insurance to be placed with the insurer after failure of Borrower to furnish such insurance.  Borrower shall not obtain insurance for the Property in addition to that required by Lender without the prior written consent of Lender, which consent will not be unreasonably withheld, provided that (A) Lender is a named insured on such insurance, (B) Lender receives complete copies of all policies evidencing such insurance, and (C) such insurance complies with all of the applicable requirements set forth herein.

1.5Payment of Taxes.  Borrower shall pay or cause to be paid, except to the extent provision is actually made therefor pursuant to Section 1.6 of this Security Instrument, all Taxes which are or may become a lien on the Property or which are assessed against or imposed upon the Property.  Borrower shall furnish Lender with receipts (or if receipts are not immediately available, with copies of canceled checks evidencing payment with receipts to follow promptly after they become available) showing payment of such Taxes at least fifteen (15) days prior to the applicable delinquency date therefor.  Notwithstanding the foregoing, Borrower may in good faith, by appropriate proceedings and upon notice to Lender, contest the validity, applicability or amount of any asserted Tax so long as (a) such contest is diligently pursued, (b) Lender determines, in Lender's subjective opinion, that such contest suspends the obligation to pay the Tax and that nonpayment of such Tax will not result in the sale, loss, forfeiture or diminution of the Property or any part thereof or any interest of Lender therein, and, (c) prior to the earlier of the commencement of such contest or the delinquency date of the asserted Tax, Borrower deposits in the Impound Reserve (as hereinafter defined) an amount determined by Lender to be adequate to cover the payment of such Tax and a reasonable additional sum to cover possible interest, costs and penalties; provided,  however,  that Borrower shall promptly cause to be paid any amount adjudged by a court of competent jurisdiction to be due, with all interest, costs and penalties thereon, promptly after such judgment becomes final; and provided,  further,  that as and when each such contest shall be concluded, the Taxes, interest, costs and penalties shall be paid prior to the date any writ or order is issued under which the Property may be sold, lost or forfeited.

1.6Tax and Insurance Impound Reserve.  Borrower shall establish and maintain at all times while this Security Instrument continues in effect an impound reserve (the “Impound Reserve”) with Lender for payment of Taxes and insurance on the Property and as additional security for the indebtedness secured hereby.  Simultaneously with the execution hereof, Borrower shall deposit in the Impound Reserve an amount (the “Initial Tax and Insurance Deposit”) determined by Lender to be necessary to ensure that there will be on deposit with Lender an amount which, when added to the monthly payments subsequently required to be deposited with Lender hereunder on account of Taxes and insurance premiums, will result in there being on deposit with Lender in the Impound Reserve an amount sufficient to pay the next due installment of Taxes on the Property at least one (1) month prior to the due date thereof and the next due annual insurance premiums with respect to the Property at least one (1) month prior to the due date thereof.  Commencing on July 1, 2014 and continuing thereafter on each monthly Payment Date (as defined in the Note), Borrower shall pay to Lender, concurrently with and in addition to the Monthly Payment (as defined in the Note) due under the Note and until the Note and all other indebtedness secured hereby is fully paid and performed, deposits in an amount equal to one twelfth (1/12) of the amount of the annual Taxes that will next become due and payable on the Property, plus one twelfth (1/12) of the amount of the annual premiums that will next become due and payable on insurance policies which Borrower is required to maintain hereunder, each as estimated and determined by Lender.  Borrower shall not finance any premiums for insurance required hereunder.  So long as no Event of Default (as hereinafter defined), or event which with the passage of time, the giving of notice, or both, would constitute an Event of Default (a “Default”) hereunder or under the other Loan Documents has occurred and is continuing, all sums in the Impound Reserve shall be held by Lender in the Impound Reserve to pay said Taxes when necessary so that the maximum tax discount available may be obtained with regard to the Property and to pay said insurance premiums in one installment before the same become delinquent.  Borrower shall be responsible for ensuring the receipt by Lender, at least thirty (30) days prior to the respective due date for payment thereof, of all bills, invoices and statements for all Taxes and insurance premiums to be paid from the Impound Reserve, and, so long as no Default or Event of Default hereunder or under any other Loan Document has occurred and is continuing, Lender shall pay the governmental authority or other party entitled thereto directly, to the extent funds are available for such purpose in the Impound Reserve.  In making any payment from the Impound Reserve, Lender shall be entitled to rely on any bill, statement or estimate procured from any public office or insurance company or agent without any inquiry into the accuracy of such bill, statement or estimate and without any inquiry into the accuracy, validity, enforceability or contestability of any Tax, valuation, sale, forfeiture, tax lien or title or claim thereof.  The Impound Reserve shall not, unless otherwise explicitly required by applicable law, be or be deemed to be escrow or trust funds, but, at Lender’s option and in Lender’s discretion, may either be held in a separate account or be commingled by Lender with the general funds of Lender or Lender’s loan servicer.  Interest on the funds contained in the Impound Reserve shall accrue for the benefit of and belong to Lender and shall be paid immediately to Lender.  No interest on funds contained in the Impound Reserve shall be paid by Lender to Borrower.  The Impound Reserve is solely for the protection of Lender and entails no responsibility on Lender’s part beyond the payment of Taxes, assessments and insurance premiums following receipt of bills, invoices or statements therefor in accordance with the terms hereof and beyond the allowing of due credit for the sums actually received.  Upon assignment of this Security Instrument by Lender, any funds in the Impound Reserve shall be turned over to the assignee and any responsibility of Lender, as assignor, with respect thereto shall terminate.  If the total funds in the Impound Reserve shall exceed the amount of payments actually applied by Lender for the purposes of the Impound Reserve, such excess shall, at the option of Lender, either be credited by Lender on subsequent payments to be made hereunder or refunded to Borrower.  If, however, the Impound Reserve shall not contain sufficient funds to pay the sums required when the same shall become due and payable, Borrower shall, within ten  (10) days after receipt of written notice thereof, deposit with Lender the full amount of any such deficiency.  If Borrower shall fail to deposit with Lender the full amount of such deficiency as provided above, such failure shall constitute a Default and, without limiting Lender’s other rights and remedies by reason thereof, Lender shall have the option, but not the obligation, to make such deposit and all amounts so deposited by Lender, together with interest thereon at the Default Interest Rate from the date deposited by Lender until actually paid by Borrower, shall be promptly paid by Borrower within ten (10) days of demand and shall be secured by this Security Instrument and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.  If there is an Event of Default under this Security Instrument, Lender may, but shall not be obligated to, to the extent permitted by law, apply at any time the balance then remaining in the Impound Reserve against the indebtedness secured hereby in whatever order Lender shall subjectively determine.  No such application of the Impound Reserve shall be deemed to cure any Default or Event of Default hereunder.  Upon full payment of the indebtedness secured hereby in accordance with its terms or at such earlier time as Lender may elect, the balance of the Impound Reserve then in Lender’s possession shall be paid over to Borrower and no other party shall have any right or claim thereto.

1.7Payment Reserve.

(a)Contemporaneously with the execution hereof, Borrower has established with Lender a payment reserve (the "Payment Reserve").  There shall be no funds in the Payment Reserve as of the date hereof, but funds may be later deposited into the Payment Reserve pursuant to the terms of this Section 1.7 and the Lockbox Agreement.

(b)Nothing contained herein, including, without limitation, the existence of the Payment Reserve, shall release Borrower of any obligation to make payments under the Note, this Security Instrument or the other Loan Documents strictly in accordance with the terms hereof or thereof.  The Payment Reserve shall constitute additional security for the indebtedness secured hereby, and may be commingled with the general funds of Lender or Lender's loan servicer.  Any interest which accrues on funds in the Payment Reserve shall belong to Lender and no interest on funds contained in the Payment Reserve shall be paid by Lender to Borrower.

(c)Following a Triggering Event (as defined in the Lockbox Agreement), amounts shall be paid into the Payment Reserve pursuant to the terms of the Lockbox Agreement.  In the event that on any Payment Date, Borrower fails to pay the full amount of principal and interest due under the Note, then without limiting any other remedies of Lender under the Loan Documents, Lender may draw upon the Payment Reserve to pay such amount, without further notice to or instruction from Borrower.  Upon the termination of any DSCR Sweep Period (as defined in the Lockbox Agreement), all amounts on deposit in the Payment Reserve shall be disbursed to Borrower.

1.8Replacement Reserve.

(a)Contemporaneously with the execution and delivery of this Security Instrument, Borrower has established with Lender a reserve (the "Replacement Reserve") with Lender for payment of certain non-recurring types of costs and expenses incurred by Borrower for interior and exterior work to the Property, including without limitation, performance of work to the roofs, chimneys, gutters, downspouts, paving, curbs, driveways, ramps, balconies, porches, patios, exterior walls, exterior doors and doorways, windows, elevators, mechanical and HVAC equipment, carpeting, appliances, countertops and sinks (collectively, the "Capital Repairs") provided such costs and expenses are incurred for repairs not covered by any other reserve account established under this Security Instrument.  Commencing on October 1, 2015 and continuing thereafter on each Payment Date under the Note, Borrower shall pay Lender, concurrently with and in addition to the Monthly Payment due under the Note and until the Note and all other indebtedness secured hereby is fully paid and performed, a deposit to the Replacement Reserve in an amount equal to four percent (4%) of gross revenues generated at the Property during the immediately preceding calendar month.

(b)So long as no Default or Event of Default hereunder or under the other Loan Documents has occurred and is continuing, all sums in the Replacement Reserve shall be held by Lender in the Replacement Reserve to pay (or reimburse Borrower for) the costs and expenses of the Capital Repairs (or portion thereof).  So long as no Default or Event of Default hereunder or under the other Loan Documents has occurred and is continuing, Lender shall, to the extent funds are available for such purpose in the Replacement Reserve, disburse to Borrower the amount paid or due from Borrower in performing such Capital Repairs upon the satisfaction of all the following conditions:

(1) the receipt by Lender of a written request from Borrower for disbursement from the Replacement Reserve and a certification by Borrower in the form attached hereto as Exhibit B that the applicable item of Capital Repair (or portion thereof) has been completed in accordance with the terms of this Security Instrument;

(2)the delivery to Lender of invoices, receipts or other evidence satisfactory to Lender verifying the cost of performing the Capital Repairs (or portion thereof) to be reimbursed or paid, as applicable;

(3)the delivery to Lender of conditional lien waivers (and within thirty (30) days after disbursement of funds from the Replacement Reserve to Borrower, Borrower shall deliver to Lender affidavits, lien waivers or other evidence reasonably satisfactory to Lender ("Final Releases") showing that all materialmen, laborers, subcontractors and any other parties who might or could claim statutory or common law liens and have furnished material or labor to the Property in connection with the applicable item(s) of Capital Repairs have been paid all amounts due for labor and materials furnished to the Property);

(4)the delivery to Lender of a certification from an inspecting architect, engineer or other consultant acceptable to Lender describing the completed Capital Repairs (or portion thereof) and verifying the completion of the Capital Repairs (or portion thereof) and the cost of the completed Capital Repairs and, if applicable, certifying that the Property is (or will be upon completion), as a result of such Capital Repairs, in compliance with all applicable laws, ordinances, rules and regulations relating to the Capital Repairs work so performed;

(5)the delivery to Lender of a new certificate of occupancy for the portion of the Improvements covered by such Capital Repairs, if said new certificate of occupancy is required by law, or a certification by Borrower that no new certificate of occupancy is required;

(6)the receipt by Lender of the reasonable costs incurred by Lender in connection with each disbursement;

(7)the receipt by Lender of an administrative fee in the amount of Five Hundred Dollars ($500) per draw request; and

(8)the delivery to Lender of a certificate, in form and substance acceptable to Lender in Lender's sole discretion, whereby Borrower certifies that all representations and warranties set forth in the Loan Documents are true and correct as of the date of such certificate.

(c)Notwithstanding any other provisions herein, Lender shall not be required to make advances from the Replacement Reserve more frequently than once in any thirty (30) day period (it being agreed that if Borrower requests a disbursement from the Replacement Reserve on or before the tenth (10th) day after the previous Payment Date and all conditions to disbursement have been satisfied on or prior to such date, Lender shall make such disbursement from the Replacement Reserve on or before the first (1st) day of the next succeeding calendar month), and Lender shall not be required to make any disbursement from the Replacement Reserve in an amount less than Fifty Thousand Dollars ($50,000), other than final disbursement therefrom.  In making any payment from the Replacement Reserve, Lender shall be entitled to rely on such request from Borrower referred to in Section 1.8(b)(1), without any inquiry into the accuracy, validity or contestability of the certifications or other information provided by Borrower (but reserves the right to withhold any such payment if Lender reasonably determines that any such certification, or other information is inaccurate).  Lender shall not be required to make any future payment from the Replacement Reserve until all Final Releases are delivered to Lender.  Lender may, at Borrower's expense, make or cause to be made during the term of this Security Instrument inspections at the Property to determine the need, as determined by Lender in Lender's reasonable judgment, for further Capital Repairs of the Property.  In the event that such inspection reveals that further Capital Repairs of the Property are required (or in the event the franchisor under the Hotel Agreement requires that additional Capital Reserves be performed at the Property), Lender shall provide Borrower with a written description of the required Capital Repairs and Borrower shall complete such Capital Repairs (or, in the event required by the franchisor under the Hotel Agreement) to the reasonable satisfaction of Lender and the franchisor under the Hotel Agreement within ninety (90) days after the receipt of such description from Lender, or such later date as may be approved by Lender in Lender's sole discretion. The Replacement Reserve is solely for the protection of Lender and entails no responsibility on Lender's part beyond the payment of the costs and expenses described in this Section 1.8 in accordance with the terms hereof and beyond the allowing of due credit for the sums actually received.  In the event that the amounts on deposit or available in the Replacement Reserve are inadequate to pay the cost of the Capital Repairs, Borrower shall pay immediately the amount of such deficiency.  Upon assignment of this Security Instrument by Lender, any funds in the Replacement Reserve shall be turned over to the assignee and any responsibility of Lender, as assignor, with respect thereto shall terminate.  Funds in the Replacement Reserve shall only be used for the purpose set forth in this Section 1.8, except that if there is an Event of Default under this Security Instrument, Lender may, but shall not be obligated to, apply at any time the balance then remaining in the Replacement Reserve against the indebtedness secured hereby in whatever order Lender shall subjectively determine.  No such application of the Replacement Reserve shall be deemed to cure any Default or Event of Default hereunder.  Borrower hereby grants to Lender a power-of-attorney, coupled with an interest, to cause the Capital Repairs to be completed, performed, remediated and corrected to the satisfaction of Lender upon Borrower's failure to do so in accordance with the terms and conditions of this Security Instrument (and Lender's written notice of such failure to Borrower), and to apply the amounts on deposit in the Replacement Reserve to the costs associated therewith, all as Lender may determine in Lender's absolute discretion but without obligation to do so.  Upon full payment of the indebtedness secured hereby in accordance with its terms or at such earlier time as Lender may elect, the balance of the Replacement Reserve then in Lender's possession shall be paid over to Borrower and no other party shall have any right or claim thereto.  The Replacement Reserve shall not, unless otherwise explicitly required by applicable law, be or be deemed to be escrow or trust funds, but, at Lender's option and in Lender's discretion, may either be held in a separate account or be commingled by Lender with the general funds of Lender or Lender's loan servicer.  Interest shall be deemed earned on the funds contained in the Replacement Reserve as provided in Section 1.11 below and all such interest shall be added to and increase the amount in the Replacement Reserve.

1.9Renovation Reserve.

(a)Prior to the execution of this Security Instrument, Lender has caused the Property to be inspected and such inspection has revealed that the Property is in need of certain maintenance, repairs, renovation and/or remedial or corrective work, as more particularly described on Exhibit C attached hereto.  Each of the items described in Exhibit C attached hereto and made a part hereof are referred to herein collectively as the "Renovation Work."  Contemporaneously with the execution and delivery of this Security Instrument, Borrower has established with Lender a reserve in the amount of Six Hundred Thousand Dollars ($600,000) (the "Renovation Reserve") by depositing such amount with Lender from the proceeds of the loan evidenced by the Note and secured hereby.  Such amount, together with the Additional Renovation Reserve Amount (as hereinafter defined), includes an amount equal to one hundred percent (100%) of the estimated costs of the Renovation Work, as calculated by Borrower and Lender.  Borrower shall cause any Renovation Work which is necessary to bring the Property into compliance with all applicable laws, ordinances, rules and regulations or resolve any structural and life and safety deficiencies to be completed, performed, remediated and corrected to the reasonable satisfaction of Lender and in compliance with such laws, ordinances, rules and regulations on or before the expiration of twelve (12)  months after the Effective Date.  Borrower shall cause all other Renovation Work to be completed, performed, remediated and corrected to the reasonable satisfaction of Lender and in compliance with all applicable laws, ordinances, rules and regulations on or before the expiration of twenty-four (24) months  after the Effective Date, as such time period may be extended by Lender in its sole discretion.

(b) So long as no Default or Event of Default hereunder or under the other Loan Documents has occurred and is continuing, all sums in the Renovation Reserve shall be held by Lender in the Renovation Reserve to pay (or reimburse Borrower for) the costs and expenses of the Renovation Work (or portion thereof).  So long as no Default or Event of Default hereunder or under the other Loan Documents has occurred and is continuing, Lender shall, to the extent funds are available for such purpose in the Renovation Reserve (including any Additional Renovation Reserve Amounts previously deposited into the Renovation Reserve), disburse to Borrower the amount paid or due from Borrower in performing such Renovation Work upon the satisfaction of all the following conditions:

(1) the receipt by Lender of a written request from Borrower for disbursement from the Renovation Reserve and a certification by Borrower in the form attached hereto as Exhibit B that the applicable item of Renovation Work (or portion thereof) has been completed in accordance with the terms of this Security Instrument;

(2)the delivery to Lender of invoices, receipts or other evidence satisfactory to Lender verifying the cost of performing the Renovation Work (or portion thereof) to be reimbursed or paid, as applicable;

(3)the delivery to Lender of conditional lien waivers (and within thirty (30) days after disbursement of funds from the Renovation Reserve to Borrower, Borrower shall deliver to Lender affidavits, lien waivers or other evidence reasonably satisfactory to Lender ("Final Releases") showing that all materialmen, laborers, subcontractors and any other parties who might or could claim statutory or common law liens and have furnished material or labor to the Property in connection with the applicable item(s) of Renovation Work paid for out of such disbursement have been paid all amounts due for labor and materials furnished to the Property);

(4)the delivery to Lender of a certification from an inspecting architect, engineer or other consultant acceptable to Lender describing the completed Renovation Work (or portion thereof) and verifying the completion of the Renovation Work (or portion thereof) and the cost of the completed Renovation Work and, if applicable, certifying that the Property is (or will be upon completion), as a result of such Renovation Work, in compliance with all applicable laws, ordinances, rules and regulations relating to the Renovation Work so performed;

(5)the delivery to Lender of a new certificate of occupancy for the portion of the Improvements covered by such Renovation Work, if said new certificate of occupancy is required by law, or a certification by Borrower that no new certificate of occupancy is required;

(6)the receipt by Lender of the reasonable costs incurred by Lender in connection with each disbursement;

(7)the receipt by Lender of an administrative fee in the amount of Five Hundred Dollars ($500) per disbursement request; and

(8)the delivery to Lender of a certificate, in form and substance acceptable to Lender in Lender's sole discretion, whereby Borrower certifies that all representations and warranties set forth in the Loan Documents are true and correct as of the date of such certificate.

(c)Notwithstanding any other provision herein, Lender shall not be required to make disbursements from the Renovation Reserve more frequently than once in any thirty (30)

day period (it being agreed that if Borrower requests a disbursement from the Renovation Reserve on or before the tenth (10th) day after the previous Payment Date and all conditions to disbursement have been satisfied on or prior to such date, Lender shall make such disbursement from the Renovation Reserve on or before the first (1st) day of the next succeeding calendar month), and Lender shall not be required to make any disbursement from the Renovation Reserve in an amount less than Fifty Thousand Dollars ($50,000) other than the final disbursement therefrom.  In making any payment from the Renovation Reserve, Lender shall be entitled to rely on such request from Borrower referred to in Section 1.9(b)(1) above without any inquiry into the accuracy, validity or contestability of any of the certifications or other information provided by Borrower (but Lender reserves the right to withhold any such payment if Lender reasonably determines that any such certification or other information is inaccurate until Borrower provides Lender with evidence satisfactory to Lender in Lender’s sole discretion that such certification or information is accurate or otherwise corrects any such inaccuracies).  In no event may Borrower be entitled to reimbursement from the Renovation Reserve of any costs with respect to each item of Renovation Work in excess of the applicable amount set forth in Exhibit C attached hereto and made part hereof unless additional funds have been reallocated to such item of Renovation Work pursuant to the immediately succeeding sentence of this Section 1.9(c).  Provided Borrower has delivered evidence satisfactory to Lender of any savings in connection with a particular item of Renovation Work set forth on Exhibit C, Borrower may allocate from one line item on Exhibit C to another line item on Exhibit C subject to Lender’s prior written consent of the amount of such reallocation, which prior written consent shall be granted or withheld in Lender's reasonable discretion.  The Renovation Reserve is solely for the protection of Lender and entails no responsibility on Lender's part beyond the disbursement of the costs and expenses described in this Section 1.9 in accordance with the terms hereof and beyond the allowing of due credit for the sums actually received.  In the event that the amounts on deposit or available in the Renovation Reserve are inadequate to pay the costs of the Renovation Work, Borrower shall pay the amount of such deficiency within three (3) business days of Borrower’s having actual knowledge of such deficiency.  Upon assignment of this Security Instrument by Lender, any funds in the Renovation Reserve shall be turned over to the assignee and any responsibility of Lender, as assignor, with respect thereto shall terminate.  Funds in the Renovation Reserve shall only be used for the purpose set forth in this Section 1.9, except that if there exists an Event of Default under this Security Instrument which is not cured within any applicable grace or cure period, Lender may, but shall not be obligated to, apply at any time the balance then remaining in the Renovation Reserve against the indebtedness secured hereby in whatever order Lender shall subjectively determine.  No such application of the Renovation Reserve shall be deemed to cure any Default or Event of Default hereunder.  Borrower hereby grants to Lender a power-of-attorney, coupled with an interest, to cause the Renovation Work to be completed, performed, remediated and corrected to the satisfaction of Lender upon Borrower's failure to do so in accordance with the terms and conditions of this Security Instrument (and Lender's written notice of such failure to Borrower), and to apply the amounts on deposit in the Renovation Reserve to the costs associated therewith, all as Lender may determine in Lender's absolute discretion but without obligation to do so.    Upon the completion of the Renovation Work to the satisfaction of Lender or at such earlier time as Lender may elect, and upon Lender’s determination in Lender’s sole judgment that no amounts remaining on deposit in the Renovation Reserve will be required for future Renovation Work, the balance of the Renovation Reserve then in Lender’s possession shall be applied against the outstanding indebtedness secured hereby.  The Renovation Reserve shall not, unless otherwise explicitly required by applicable law, be or be deemed to be escrow or trust funds, but at Lender's option and in Lender's discretion, may either be held in a separate account or be commingled by Lender with the general funds of Lender or Lender's loan servicer.  Interest shall be deemed to be earned on the funds contained in the Renovation Reserve as provided in Section 1.11 below and all such interest shall be added to and increase the amount in the Renovation Reserve as provided in Section 1.11 below.  Borrower understands and agrees that, notwithstanding the establishment of the Renovation Reserve as herein required, all of the proceeds of the Note used to fund the Renovation Reserve contemporaneously with the execution and delivery of this Security Instrument (being Six Hundred Thousand Dollars ($600,000)) have been, and shall be considered, fully disbursed and shall bear interest and be payable on the terms provided in the Note.

(d)The Renovation Reserve may be increased after the Effective Date by Four Million Five Hundred Twenty Thousand Dollars ($4,520,000) in additional Loan proceeds (the "Additional Renovation Reserve Amount") in accordance with this subsection (d).  Provided no Default or Event of Default then exists hereunder or under any other Loan Document, on October 1, 2015, the unfunded portion of the Additional Renovation Reserve Amount shall have been funded into the Renovation Reserve and such portion of the Additional Renovation Reserve Amount shall increase the amount of the loan evidenced by the Note and secured hereby and begin accruing interest at the rate set forth in the Note as of the date of such funding.  Notwithstanding anything to the contrary contained herein if the Additional Renovation Reserve Amount (or any portion thereof) has not been funded into the Renovation Reserve by October 1, 2015, such amount shall be funded by Lender on October 1, 2015 into the Renovation Reserve and such amount shall begin accruing interest at the rate set forth in the Note as of the date of such funding. Further provided no Default or Event of Default then exists hereunder or under any other Loan Document, at any time prior to October 1, 2015, if, in Lender's reasonable judgment, funds in addition to those on deposit in the Renovation Reserve are necessary to complete the Renovation Work, then Lender shall fund the Additional Renovation Reserve Amount (in one (1) or more fundings, but in no event to exceed the Additional Renovation Reserve Amount in the aggregate) into the Renovation Reserve and such Additional Renovation Reserve Amount shall increase the amount of the loan evidenced by the Note and secured hereby and begin accruing interest at the rate as set forth in the Note as of the date of such funding.  The Additional Renovation Reserve Amount shall be disbursed to Borrower from the Renovation Reserve upon the same terms and conditions as set forth in Section 1.9(a)‑(c) above.  Further notwithstanding anything contained herein to the contrary, in no event shall (I) any portion of the Additional Renovation Reserve Amount be funded unless (a) such Additional Renovation Reserve Amount is requested by Borrower at least forty-five (45) days in advance of the date of funding, (b) the funding of such Additional Renovation Reserve Amount is initiated by Lender pursuant to the terms of this Section 1.9(d), or (c) Lender is in receipt of the administrative fee in the amount of Five Hundred Dollars ($500) per funding, or (II) Lender be required to make disbursements of the Additional Renovation Reserve Amount (a) more frequently than once in any thirty (30) day period, or (b) in an amount less than Two Hundred Fifty Thousand Dollars ($250,000) (other than the final disbursement thereof).

1.10Interest Reserve.

(a)Contemporaneously with the execution hereof, Borrower shall establish with Lender, from the proceeds of the loan evidenced by the Note and secured hereby, a reserve (the "Interest Reserve") in an initial amount equal to Two Hundred Thousand Dollars ($200,000).

Borrower hereby irrevocably authorizes Lender, without any need for any further written or verbal instructions or authorizations from Borrower, to (i) disburse proceeds of the Loan to fund the Interest Reserve, and (ii) disburse funds from the Interest Reserve in accordance with Section 1.10(b) below for Lender's account to pay accrued interest due and payable to Lender in accordance with the Note.

(b)Lender shall not have any obligation to disburse funds from the Interest Reserve for Lender's account to pay accrued interest then due and payable under the Note unless (i) Lender receives written notice from Borrower on or before the tenth (10th) day prior to the Payment Date that Borrower has elected to pay such interest due out of the Interest Reserve (it being agreed that if Borrower requests a disbursement from the Interest Reserve on or before the tenth (10th) day after the previous Payment Date and all conditions to disbursement have been satisfied on or prior to such date, Lender shall make such disbursement from the Interest Reserve on or before the first (1st) day of the next succeeding calendar month), and (ii) Borrower has submitted Borrower's operating statements to Lender in accordance with Section 1.21(b) below and such operating statements confirm there is not sufficient Net Cash Flow (defined below) to pay such interest payments due under the Note.  Provided the conditions set forth in the foregoing clauses (i) and (ii) above are satisfied, Lender shall disburse from the Interest Reserve for Lender's account an amount sufficient to pay accrued interest then due and payable on the Note, and the amount thereof shall reduce the balance of the Interest Reserve.  Notwithstanding the foregoing to the contrary, Borrower shall first apply all Net Cash Flow towards the payment of interest due under the Note before payment of any other amounts due from Borrower and Lender shall not be obligated to make any disbursements from the Interest Reserve for the payment of interest due under the Note until Borrower has so applied the Net Cash Flow.  For purposes hereof, the term "Net Cash Flow" shall mean all rents and operating revenues actually received by Borrower from the Property (excluding proceeds following a casualty (other than any proceeds from business interruption insurance)), less budgeted and approved operating expenses (and capital expenditures, to the extent such expenditures may be depreciated within one (1) year under GAAP), amounts paid into reserves and other then-customary lender underwriting deductions from net operating income, excluding from such costs, expenses and amounts (including amounts paid into reserves) all of the following:  (1)  any actual leasing costs and capital expenditures provided sufficient funds are available in the Replacement Reserve, respectively, (2) non-cash items such as depreciation, (3) interest and principal on the loan evidenced by the Note and secured hereby, and (4) expenses reasonably determined by Lender to be non-recurring.  For purposes of this Section 1.10(b), Net Cash Flow as of any applicable Payment Date shall be estimated by Lender based upon Borrower's operating statement for the full calendar month preceding the most recently concluded full calendar month immediately prior to such applicable Payment Date; provided,  however, the Net Cash Flow for the first Payment Date following the first full calendar month following the Initial Funding Date shall be estimated by Lender based upon the Proforma Operating Budget for such first full calendar month approved by Lender prior to the Effective Date and attached as Exhibit C to that certain Receipt and Closing Certificate of even date herewith delivered by Borrower to Lender.  For illustrative purposes only, if the Initial Funding Date occurred on June 15 and the Payment Dates are the first day of each calendar month, commencing on the following August 1 and continuing on the first day of each succeeding calendar month thereafter, then:  (a) the Net Cash Flow for the August 1 Payment Date would be estimated by Lender based upon the Proforma Operating Budget for the preceding month of July approved by Lender and attached as Exhibit C to the Receipt and Closing Certificate delivered by Borrower to Lender, and (b) the Net Cash Flow for the September 1 Payment Date would be estimated by Lender based upon Borrower's operating statement for the preceding July calendar month submitted to Lender, the Net Cash Flow for the October 1 Payment Date would be estimated by Lender based upon Borrower's operating statement for the preceding August calendar month submitted to Lender, the Net Cash Flow for the November 1 Payment Date would be estimated by Lender based upon Borrower's operating statement for the preceding September calendar month submitted to Lender, and so on for the remaining term of the Loan.

(c)Lender shall, and Borrower hereby irrevocably authorizes Lender to, without any need for further written or verbal instructions or authorizations from Borrower, disburse funds from the Interest Reserve in accordance with Section 1.10(b) above for Lender's account to pay accrued interest due and payable to Lender in accordance with the Note.  Borrower understands and agrees that, notwithstanding the establishment of the Interest Reserve as herein required, all of the proceeds of the Note (including, without limitation, those proceeds of the Note used to fund the Interest Reserve contemporaneously with the execution and delivery of this Security Instrument) have been, and shall be considered, fully disbursed and shall bear interest and be payable on the terms provided therein, except for the Additional Renovation Renovation Reserve Amount, which will not be deemed disbursed until funded into the Renovation Reserve as provided in Section 1.9.  The Interest Reserve shall constitute additional security for the indebtedness secured hereby, and may be commingled with the general funds of Lender or Lender's loan servicer.  Interest shall be deemed to be earned on the funds contained in the Interest Reserve as provided in Section 1.11 below and all such interest shall be added to and increases the amount of the Interest Reserve as provided in Section 1.11 below.

(d)Nothing contained herein, including, without limitation, the existence of the Interest Reserve, shall release Borrower of any obligation to make payments under the Note, this Security Instrument or the other Loan Documents strictly in accordance with the terms hereof or thereof.  Notwithstanding the foregoing to the contrary, in no event shall there occur an Event of Default for the failure to pay the Monthly Payment (as defined in the Note) so long as there then remain funds on deposit in the Interest Reserve sufficient to pay such Monthly Payment and Borrower has complied with all of the terms and conditions of Section 1.10(b) above.

1.11Interest Retained By Lender.  Any interest earned on funds in the Impound Reserve and the Payment Reserve shall belong to Lender and be paid to Lender.  Interest payable on the amounts in any of the other Reserves (except the Impound Reserve and the Payment Reserve) shall be computed based on the daily outstanding balance in such account at current money market rates determined by Lender or Lender's loan servicer, and Borrower hereby acknowledges and agrees that such rates may not be the highest interest rate then available.  Such interest shall be calculated on a simple, non-compounded interest basis based solely on contributions made to the applicable Reserve account by Borrower.  All interest earned on amounts contributed to the applicable account shall be retained by Lender and added to the balance in the applicable account (except the Impound Reserve Account and the Payment Reserve Account) and shall be disbursed for payment of the items for which other funds in the applicable account are to be disbursed.

1.12Casualty and Condemnation.  Borrower shall give Lender prompt written notice of the occurrence of any casualty affecting, or the institution of any proceedings for eminent domain or for the condemnation of, the Property or any portion thereof, to the extent the reasonably anticipated value of any such event exceeds Ten Thousand Dollars ($10,000).  All insurance proceeds on the Property, and all causes of action, claims, compensation, awards and recoveries for any damage, condemnation or taking of all or any part of the Property or for any damage or injury to the Property for any loss or diminution in value of the Property, are hereby assigned to and shall be paid to Lender.  Lender may participate in any suits or proceedings relating to any such proceeds, causes of action, claims, compensation, awards or recoveries and Lender is hereby authorized, in Lender's own name or in Borrower's name, to adjust any loss covered by insurance or any condemnation claim or cause of action, and to settle or compromise any claim or cause of action in connection therewith, and Borrower shall from time to time deliver to Lender any instruments required to permit such participation, provided,  however,  that, so long as no Default or Event of Default shall have occurred and be continuing, Lender shall not have the right to participate in the adjustment of any loss which is not in excess of the lesser of (i) ten percent (10%) of the then outstanding principal balance of the Note and (ii) Two Hundred Fifty Thousand Dollars ($250,000).  Lender shall apply any sums received by Lender under this Section 1.12, first, to the payment of all of Lender's costs and expenses (including, but not limited to, legal fees and disbursements) incurred in obtaining those sums, and, then, as follows:

(a)In the event that less than sixty percent (60%) of the Improvements have been taken or destroyed, then if:

(1)no Default or Event of Default is then continuing hereunder or under any of the other Loan Documents, and

(2)the Property can, in Lender's reasonable judgment, with diligent restoration or repair, be returned to a condition at least equal to the condition thereof that existed prior to the casualty or partial taking causing the loss or damage within the earlier to occur of (i) eighteen  (18) months after the receipt of insurance proceeds or condemnation awards by either Borrower or Lender and (ii) sixty (60) days prior to then applicable maturity date of the Note, and

(3)all necessary governmental approvals can be obtained to allow the timely restoration and repair of the Property as described in Section 1.12(a)(2) above, and the reoccupancy thereof, and

(4)there are sufficient sums available (through insurance proceeds or condemnation awards and contributions by Borrower, the full amount of which shall, at Lender's option, have been deposited with Lender) for such restoration or repair (including, without limitation, for any costs and expenses of Lender to be incurred in administering said restoration or repair) and for payment of principal and interest to become due and payable under the Note during such restoration or repair, and

(5)the economic feasibility of the Improvements after such restoration or repair will be such that income from their operation is reasonably anticipated to be sufficient to pay operating expenses of the Property and debt service on the indebtedness secured hereby in full in accordance with Lender's then current underwriting standards, and

(6)in the event that the insurance proceeds or condemnation awards received as a result of such casualty or partial taking exceed the lesser of (i) five percent (5%) of the then outstanding principal balance of the Note and (ii) Seven Hundred Fifty Thousand Dollars ($750,000), Borrower shall have delivered to Lender, at Borrower's sole cost and expense, an appraisal report in form and substance reasonably satisfactory to Lender appraising the value of the Property as proposed to be restored or repaired to be not less than the appraised value of the Property considered by Lender in Lender's determination to make the loan secured hereby, and

(7)Borrower so elects by written notice delivered to Lender within thirty (30) days after settlement of the aforesaid insurance or condemnation claim,

then, Lender shall, solely for the purposes of such restoration or repair, advance so much of the remainder of such sums as may be required for such restoration or repair, and any funds deposited by Borrower therefor, to Borrower in the manner and upon such terms and conditions as would be required by a prudent construction lender, including, but not limited to, the prior reasonable approval by Lender of plans and specifications, contractors and form of construction contracts and the furnishing to Lender of permits, bonds, lien waivers, invoices, receipts and affidavits from contractors and subcontractors, in form and substance satisfactory to Lender in Lender's discretion, with any remainder being applied by Lender for payment of the indebtedness secured hereby in whatever order Lender directs in its absolute discretion.

(b)In all other cases, namely, in the event that sixty percent (60%) or more of the Improvements have been taken or destroyed or Borrower does not elect to restore or repair the Property pursuant to clause (a), above, or otherwise fails to meet any of the requirements of subsection (a) above of this Section 1.12, then, in any of such events, Lender may elect, in Lender's absolute discretion and without regard to the adequacy of Lender's security, to do either of the following:  (1) accelerate the maturity date of the Note and declare any and all indebtedness secured hereby to be immediately due and payable and apply the remainder of such sums received pursuant to this Section 1.12(b) to the payment of the indebtedness secured hereby in whatever order Lender directs, in Lender's absolute discretion, with any remainder being paid to Borrower; provided, however, that no Yield Maintenance or LIBOR breakage costs shall be due as a result of any prepayment of the loan secured hereby pursuant to this Section 1.12,  or (2) notwithstanding that Borrower may have elected not to restore or repair the Property pursuant to the provisions of Section 1.12(a)(7) above, require Borrower to restore or repair the Property in the manner and upon such terms and conditions as would be required by a prudent construction lender, including, but not limited to:  the deposit by Borrower with Lender, within thirty (30) days after demand therefor, of any deficiency necessary in order to assure the availability of sufficient funds to pay for such restoration or repair, including without limitation Lender's costs and expenses to be incurred in connection therewith; the prior approval by Lender of plans and specifications, contractors and form of construction contracts; and the furnishing to Lender of permits, bonds, lien waivers, invoices, receipt and affidavits from contractors and subcontractors, in form and substance satisfactory to Lender in Lender's discretion, and apply the remainder of such sums toward such restoration and repair, with any balance thereafter remaining being applied by Lender for payment of the indebtedness secured hereby in whatever order Lender directs in Lender's absolute discretion.

Any reduction in the indebtedness secured hereby resulting from Lender's application of any sums received by Lender hereunder shall take effect only when Lender actually receives such sums and elects to apply such sums to the indebtedness secured hereby and, in any event, the unpaid portion of the indebtedness secured hereby shall remain in full force and effect and Borrower shall not be excused in the payment thereof.  Partial payments received by Lender, as described in the preceding sentence, shall be applied, first, to the final payment due under the Note and, thereafter, to installments due under the Note in the inverse order of their due date.  If Borrower elects or Lender directs Borrower to restore or repair the Property after the occurrence of a casualty or partial taking of the Property as provided above, Borrower shall promptly and diligently, at Borrower's sole cost and expense and regardless of whether the insurance proceeds or condemnation award, as appropriate, shall be sufficient for the purpose, restore, repair, replace and rebuild the Property as nearly as possible to the Property's value, condition and character immediately prior to such casualty or partial taking in accordance with the foregoing provisions and Borrower shall pay to Lender all costs and expenses of Lender incurred in administering said rebuilding, restoration or repair, provided the Lender makes such proceeds or award available for such purpose.  Borrower agrees to execute and deliver from time to time such further instruments as may be requested by Lender to confirm the foregoing assignment to Lender of any award, damage, insurance proceeds, payment or other compensation.  Lender is hereby irrevocably constituted and appointed the attorney in fact of Borrower (which power of attorney shall be irrevocable so long as any indebtedness secured hereby is outstanding, shall be deemed coupled with an interest, shall survive the voluntary or involuntary dissolution of Borrower and shall not be affected by any disability or incapacity suffered by Borrower subsequent to the date hereof), with full power of substitution, subject to the terms of this Section 1.12, to settle for, collect and receive any such awards, damages, insurance proceeds, payments or other compensation from the parties or authorities making the same, to appear in and prosecute any proceedings therefor and to give receipts and acquittances therefor.

1.13Mechanics' Liens.  Borrower shall pay when due all claims and demands of mechanics, materialmen, laborers and others for any work performed or materials delivered for the Land or Improvements; provided,  however,  that Borrower shall have the right to contest in good faith any such claim or demand, so long as Borrower does so diligently, by appropriate proceedings and without prejudice to Lender and provided that neither the Property nor any interest therein would be in any danger of sale, loss or forfeiture as a result of such proceeding or contest.  In the event Borrower shall contest any such claim or demand, Borrower shall promptly notify Lender of such contest and thereafter shall, upon Lender's request, promptly provide a bond, cash deposit or other security satisfactory to Lender to protect Lender's interest and security should the contest be unsuccessful.  If Borrower shall fail to promptly discharge or provide security against any such claim or demand as aforesaid, Lender may do so and any and all expenses incurred by Lender, together with interest thereon at the Default Interest Rate from the date paid by Lender until actually paid by Borrower, shall be paid by Borrower within five (5) days of demand and shall be secured by this Security Instrument and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.

1.14Rents and Profits.  As an additional source for the payment of the indebtedness secured hereby, and cumulative of any and all rights and remedies provided for herein, Borrower hereby absolutely and presently assigns to Lender all existing and future Rents and Profits.  Borrower hereby grants to Lender the sole, exclusive and immediate right, without taking possession of the Property, to demand, collect (by suit or otherwise), receive and give valid and sufficient receipts for any and all of said Rents and Profits, for which purpose Borrower does hereby irrevocably make, constitute and appoint Lender as Borrower's attorney-in-fact with full power to appoint substitutes or a trustee to accomplish such purpose (which power of attorney shall be irrevocable so long as any indebtedness secured hereby is outstanding, shall be deemed to be coupled with an interest, shall survive the voluntary or involuntary dissolution of Borrower and shall not be affected by any disability or incapacity suffered by Borrower subsequent to the date hereof).  Lender shall be without liability for and is hereby released from any loss which may arise from a failure or inability to collect Rents and Profits, proceeds or other payments.  However, until the occurrence of an Event of Default under this Security Instrument, Borrower shall have a license to collect and receive the Rents and Profits when due and prepayments thereof for not more than one (1) month prior to due date thereof.  Upon the occurrence of an Event of Default hereunder, Borrower's license shall automatically terminate without notice to Borrower or, if required by law, immediately upon written demand for the Rents and Profits made by Lender to Borrower and Lender may thereafter, without taking possession of the Property, collect the Rents and Profits itself or by an agent or receiver.  From and after the termination of such license, Borrower shall be the agent of Lender in collection of the Rents and Profits and all of the Rents and Profits so collected by Borrower shall be held in trust by Borrower for the sole and exclusive benefit of Lender and Borrower shall, within one (1) business day after receipt of any Rents and Profits, pay the same to Lender to be applied by Lender as hereinafter set forth.  Neither the demand for, nor collection of, Rents and Profits by Lender shall constitute any assumption by Lender of any obligations under any Lease or other agreement relating thereto.  Lender is obligated to account only for such Rents and Profits as are actually collected or received by Lender.  Borrower irrevocably agrees and consents that the respective payors of the Rents and Profits shall, upon demand and notice from Lender of an Event of Default hereunder, pay said Rents and Profits to Lender without liability to determine the actual existence of any Event of Default claimed by Lender.  Borrower hereby waives any right, claim or demand which Borrower may now or hereafter have against any such payor by reason of such payment of Rents and Profits to Lender, and any such payment shall discharge such payor's obligation to make such payment to Borrower.  All Rents and Profits collected or received by Lender shall be applied against all expenses of collection, including, without limitation, reasonable attorneys' fees, against costs of operation and management of the Property and against the indebtedness secured hereby, in whatever order or priority as to any of the items so mentioned as Lender directs in Lender's sole subjective discretion and without regard to the adequacy of its security.  Neither the exercise by Lender of any rights under this Section 1.14 nor the application of any Rents and Profits to the secured indebtedness shall cure or be deemed a waiver of any Default hereunder.  The assignment of Rents and Profits hereinabove granted shall continue in full force and effect during any period of foreclosure or redemption with respect to the Property.  Borrower has executed an Assignment of Leases and Rents dated as of the Effective Date (the "Lease Assignment") in favor of Lender covering all of the right, title and interest of Borrower, as landlord, lessor or licensor, in and to any leases, licenses and occupancy agreements relating to all or portions of the Property.  All rights and remedies granted to Lender under the Lease Assignment shall be in addition to and cumulative of all rights and remedies granted to Lender hereunder.    Notwithstanding the foregoing provisions of this Section 1.14, the provisions Section 1.14 are subject to the provisions of Chapter 64 of the Texas Property Code.

1.15Leases and Licenses.

(a)From and after the Effective Date, all Leases for commercial space in the Improvements shall be written on the standard form of lease which has been approved by Lender in writing prior to the Effective Date.  All Leases for commercial space in the Improvements shall be with tenants approved in advance by Lender in writing, shall be on terms consistent with the terms for similar leases in the market area of the Land, shall provide for free rent only if the same is consistent with prevailing market conditions and shall provide for market rents then prevailing in the market area of the Land.  Such Leases shall also provide for security deposits in reasonable amounts.  Borrower shall also submit to Lender for Lender's approval, which approval shall not be unreasonably withheld, delayed or conditioned prior to the execution thereof, any proposed Lease of commercial space in the Improvements or any portion thereof that differs materially and adversely from the aforementioned form Lease.

(b)Borrower shall not execute any Lease for all or a substantial portion of the Property, except for an actual occupancy by the Tenant thereunder, and shall at all times promptly and faithfully perform, or cause to be performed, all of the covenants, conditions and agreements contained in all Leases with respect to the Property, now or hereafter existing, on the part of the landlord, lessor or licensor thereunder to be kept and performed.  Borrower shall furnish to Lender, within ten (10) days after a request by Lender to do so, but in any event by January 1 of each year, a current Rent Roll certified by Borrower as being true, correct and complete containing the following:  the name of the Tenant, Tenant’s unit number, the square footage of the premises occupied by Tenant, the Lease commencement date, the Lease expiration date, extension and renewal provisions under the Lease, the monthly and annual base rent payable under the Lease, the security deposit held thereunder and any other material provisions of such Lease.  Upon the request of Lender, Borrower shall deliver to Lender a copy of each such Lease.  Borrower shall not do or suffer to be done any act that might result in a default by the landlord, lessor or licensor under any Lease or allow the Tenant thereunder to withhold payment or rent and, except as otherwise expressly permitted by the terms of this Security Instrument, shall not further assign any Lease or any such rents.  Borrower, at no cost or expense to Lender, shall enforce, short of termination, the performance and observance of each and every condition and covenant of each of the parties under the Leases.  Borrower shall not, without the prior written consent of Lender, materially modify any of the Leases, terminate or accept the surrender of any Leases except to in accordance with their respective terms so long as Borrower provides written notice of same to Lender, waive or release any other party from the performance or observance of any material obligation or condition under such Leases except in the normal course of business in a manner which is consistent with sound and customary leasing and management practices for similar properties in the community in which the Property is located.  Borrower shall not permit the prepayment of any rents under any of the commercial Leases for more than one (1) month prior to the due date thereof.

(c)Each Lease for commercial space in the Improvements executed after the date hereof affecting any of the Land or the Improvements must provide, in a manner approved by Lender, that the Tenant will recognize as the Tenant's landlord, lessor or licensor, as applicable, and attorn to, any person succeeding to the interest of Borrower upon any foreclosure of this Security Instrument or deed in lieu of foreclosure.

(d)Upon the occurrence of an Event of Default under this Security Instrument, whether before or after the whole principal sum secured hereby is declared to be immediately due or whether before or after the institution of legal proceedings to foreclose this Security Instrument, forthwith, upon demand of Lender, Borrower shall surrender to Lender and Lender shall be entitled to take actual possession of the Property or any part thereof personally, or by Lender's agent or attorneys.  In such event, Lender shall have, and Borrower hereby gives and grants to Lender, the right, power and authority to make and enter into Leases with respect to the Property or portions thereof for such rents and for such periods of occupancy and upon conditions and provisions as Lender may deem desirable in Lender's absolute discretion, and Borrower expressly acknowledges and agrees that the term of any such Lease may extend beyond the date of any foreclosure sale at the Property; it being the intention of Borrower that in such event Lender shall be deemed to be and shall be the attorney-in-fact of Borrower for the purpose of making and entering into Leases of parts or portions of the Property for the rents and upon the terms, conditions and provisions deemed desirable to Lender in Lender's sole discretion and with like effect as if such Leases had been made by Borrower as the owner in fee simple of the Property free and clear of any conditions or limitations established by this Security Instrument.  The power and authority hereby given and granted by Borrower to Lender shall be deemed to be coupled with an interest, shall not be revocable by Borrower so long as any indebtedness secured hereby is outstanding, shall survive the voluntary or involuntary dissolution of Borrower and shall not be affected by any disability or incapacity suffered by Borrower subsequent to the date hereof.  In connection with any action taken by Lender pursuant to this Section 1.15(d), Lender shall not be liable for any loss sustained by Borrower resulting from any failure to let the Property, or any part thereof, or from any other act or omission of Lender in managing the Property, nor shall Lender be obligated to perform or discharge any obligation, duty or liability under any Lease covering the Property or any part thereof or under or by reason of this instrument or the exercise of rights or remedies hereunder.  Borrower shall, and does hereby, indemnify Lender for, and hold Lender harmless from, any and all claims, actions, demands, liabilities, loss or damage which may or might be incurred by Lender under any such Lease or under this Security Instrument or by the exercise of rights or remedies hereunder and from any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in any such Lease, other than those finally determined to have resulted solely from the gross negligence or intentional misconduct of Lender.  Should Lender incur any such liability, the amount thereof, including, without limitation, costs, expenses and attorneys' fees, together with interest thereon at the Default Interest Rate from the date incurred by Lender until actually paid by Borrower, shall be immediately due and payable to Lender by Borrower on demand and shall be secured hereby and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.  Nothing in this Section 1.15(d) shall impose on Lender any duty, obligation or responsibility for the control, care, management or repair of the Property, or for the carrying out of any of the terms and conditions of any such Lease nor shall it operate to make Lender responsible or liable for any waste committed on the Property by the Tenants or by any other parties or for any dangerous or defective condition of the Property, or for any negligence in the management, upkeep, repair or control of the Property.  Borrower hereby assents to, ratifies and confirms any and all actions of Lender with respect to the Property taken under this Section 1.15(d).

1.16Alienation and Further Encumbrances.  Borrower acknowledges that Lender has relied upon the principals of Borrower and their experience in owning and operating the Property and properties similar to the Property in connection with the closing of the loan evidenced by the Note.  Accordingly, except as specifically allowed hereinbelow in this Section 1.16(a) and notwithstanding anything to the contrary contained in Section 4.6 hereof, in the event that the Property or any part thereof or interest therein shall be sold, conveyed, disposed of, alienated, hypothecated, leased (except to Tenants of space in the Improvements in accordance with the provisions of Section 1.15 hereof), assigned, pledged, mortgaged, further encumbered or otherwise transferred or Borrower shall be divested of Borrower's title to the Property or any interest therein, in any manner or way, directly or indirectly, whether voluntarily or involuntarily, without the prior written consent of Lender being first obtained, which consent may be withheld in Lender's sole discretion, then, the same shall constitute an Event of Default hereunder and Lender shall have the right, at Lender's option, to declare any or all of the indebtedness secured hereby, irrespective of the maturity date specified in the Note, immediately due and payable and to otherwise exercise any of Lender's other rights and remedies contained in Article III hereof.  If such acceleration is during any period when a Yield Maintenance is payable pursuant to the provisions set forth in the Note, then, in addition to all of the foregoing, such Yield Maintenance shall also then be immediately due and payable to the same end as though Borrower was prepaying the entire indebtedness secured hereby on the date of such acceleration.  For the purposes of this Section 1.16, the following shall be deemed, without limitation, to be a transfer of an interest in the Property:  (i) any sale, conveyance, merger, transfer, disposition, alienation, hypothecation, encumbering or other transfer (either voluntarily, involuntarily or otherwise and whether directly or indirectly) of fifty percent (50%) or more of the interests (either singly or in the aggregate) of Borrower, provided, however, that any such transfer or disposition of a direct or indirect ownership interest in Borrower shall not be deemed a transfer for purposes hereof so long as, at all times during the term of the loan secured hereby, one or more of Gregory M. Friedman, Jatin Desai, or Mitul Patel owns (whether directly or through a trust or other entity controlled by such individual) at least a ten percent (10%) interest in Borrower and the management of Borrower is controlled by one or more of Gregory M. Friedman, Jatin Desai, or Mitul Patel; (ii) any foreclosure or any pledge, hypothecation or encumbrance of any portion of the partnership or membership interest in Borrower (whether directly or indirectly); and (iii) any transfer (either singly or in the aggregate and either directly or indirectly) that results in a change of control of Borrower.

1.17Payment of Utilities, Assessments, Charges, Etc.  Borrower shall pay when due all utility charges which are incurred by Borrower or which may become a charge or lien against any portion of the Property for gas, electricity, water and sewer services furnished to the Land and/or the Improvements and all other assessments or charges of a similar nature, or assessments payable pursuant to any restrictive covenants, whether public or private, affecting the Land and/or the Improvements or any portion thereof, whether or not such assessments or charges are or may become liens thereon. Notwithstanding anything contained in any of the Loan Documents, Borrower hereby agrees that Borrower shall, at all times during the term of the loan evidenced by the Note and secured hereby, apply the gross revenues from the operation of the Property (including, without limitation, the Rents and Profits) to the payment (in the following order of priority) of the following:  (i) first, to the payment for such utilities, suppliers, repair items and other Lender-approved operating expenses; (ii) second, to the Impound Reserve; (iii) third, to the payment of the Monthly Payment (as defined in the Note) then due under the Note, and any other amounts due under the Loan Documents; (iv) fourth, to the Payment Reserve in accordance with the terms and conditions of Section 1.7 above until such Payment Reserve equals two (2) Monthly Payments; (v) fifth, to the Replacement Reserve in accordance with the terms of Section 1.8 hereof; and (iv) sixth, the balance, if any, to Borrower and the constituent owners of Borrower.

1.18Access Privileges and Inspections.  Lender and the agents, representatives and employees of Lender shall, subject to the rights of Tenants, have full and free access to the Land and the Improvements and any other location where books and records concerning the Property are kept at all reasonable times for the purposes of inspecting the Property and of examining, copying and making extracts from the books and records of Borrower relating to the Property.  Borrower shall lend assistance to all such agents, representatives and employees of Lender.  Lender shall have the right to take one (1) asset management trip a year at Borrower's cost and expense, not to exceed One Thousand Dollars ($1,000) per trip.

1.19Waste; Alteration of Improvements.  Borrower shall not commit, suffer or permit any waste on the Property nor take any actions that might invalidate any insurance carried on the Property.  Borrower shall maintain the Property in good condition and repair.  No part of the Improvements may be removed, demolished or materially altered, without the prior written consent of Lender.  Borrower shall not commence construction of any improvements on the Land (other than improvements required for the maintenance or repair of the Property) without the prior written consent of Lender.

1.20Zoning.  Without the prior written consent of Lender, Borrower shall not seek, make, suffer, consent to or acquiesce in any change in the zoning or conditions of use of the Land or the Improvements.  Borrower shall comply with and make all payments required under the provisions of any covenants, conditions or restrictions affecting the Land or the Improvements.  Borrower shall comply with all existing and future requirements of all governmental authorities having jurisdiction over the Property.  Borrower shall keep all licenses, permits, franchises and other approvals necessary for the operation of the Property in full force and effect.  Borrower shall operate the Property in such a manner as to allow the operation thereof as a hotel and shall maintain any non-conforming use for so long as the indebtedness secured hereby is outstanding.  Borrower shall not cause or permit any nonconforming use of the Land and the Improvements to be discontinued or abandoned without the prior written consent of Lender.

1.21Financial Statements and Books and Records.  Borrower shall keep accurate books and records of account of the Property and Borrower's own financial affairs sufficient to permit the preparation of financial statements therefrom in accordance with generally accepted accounting principles.  Lender and Lender's duly authorized representatives shall have the right, upon five (5) days prior notice to Borrower, to examine, copy and audit Borrower's records and books of account at all reasonable times, but not more than once per calendar year unless an Event of Default shall exist.  So long as this Security Instrument continues in effect, Borrower shall provide to Lender, in addition to any other financial statements required hereunder or under any of the other Loan Documents, the following financial statements and information, all of which must be certified to Lender as being true and correct by Borrower or the person or entity to which they pertain, as applicable, be prepared in accordance with generally accepted accounting principles consistently applied and be in form and substance acceptable to Lender:

(a)copies of all tax returns filed by Borrower, within thirty (30) days after the written request of Lender;

(b)monthly operating statements and, to the extent there exist any retail or office Leases at the Property, rent rolls for the Property within thirty-five (35) days after the end of each month, which (i) to the extent there then exists any Lease for commercial space in the Improvements, operating statements shall include year-to-date information, and (ii) if applicable, rent rolls shall include the following: the name of the Tenant, Tenant’s unit number, the square footage of the premises occupied by Tenant, the Lease commencement date, the Lease expiration date, extension and renewal provisions under the Lease, the monthly and annual base rent payable under the Lease, the security deposit held thereunder and any other material provisions of such Lease, and in each case be certified by Borrower as being true and correct in all respects;

(c)Within forty-five (45) days after the end of each fiscal year, annual balance sheets and annual financial statements for the Property and annual financial statements for Borrower (certified by Borrower and each indemnitor and guarantor under any indemnity or guaranty executed in connection with the indebtedness secured hereby as being true and correct in all respects); and

(d)such other information with respect to the Property, Borrower, the principals or managers of Borrower, and each indemnitor and guarantor under any indemnity or guaranty executed in connection with the indebtedness secured hereby, which may be reasonably requested from time to time by Lender, within a reasonable time after the applicable request.

In addition to hard copies of each financial statement, Borrower shall deliver to Lender an electronic version (or provide access to an electronic version) of each balance sheet and operating statement regarding the Property.

If any of the aforementioned materials are not furnished to Lender on or before the date when due, then without limiting any other rights and remedies of Lender by reason of such Default and in addition to all other fees and amounts payable by Borrower under the Loan Documents, Borrower shall pay to Lender Two Hundred Dollars ($200) per day for each day after the applicable due date thereof until such financial statement is received by Lender.  All such amounts shall be due and payable immediately.  Payment of any such amount by Borrower shall in no event be deemed a cure of any Default or Event of Default occurring because of any such failure by Borrower.  Borrower acknowledges that it would be extremely difficult or impracticable to determine Lender's actual damages resulting from any late delivery of financial statements by Borrower, and agrees that the foregoing amount is a reasonable estimate of those damages and does not constitute a penalty.

Borrower shall prepare and submit to Lender by November 30th of each year, a proposed pro forma budget for the Property for the succeeding calendar year (the "Annual Budget").  Following the occurrence of a DSCR Triggering Event or Default Triggering Event and during the continuance thereof, Lender shall have the right to approve the Annual Budget, and each Annual Budget approved by Lender is referred to herein as the "Approved Annual Budget")).  In addition, Borrower shall submit to Lender promptly after preparation thereof, any revisions to such Annual Budget.  The Annual Budget shall consist of (i) an operating expense budget showing, on a month-by-month basis, in reasonable detail, each line item of Borrower's anticipated operating income and operating expenses (on a cash and accrual basis), including amounts required to establish, maintain and/or increase any monthly payments required hereunder, and (ii) a capital expense budget showing, on a month-by-month basis, in reasonable detail, each line item of anticipated capital expenses.  Until such time that any Annual Budget (or submitted revision, if applicable) has been submitted to Lender and, if applicable, approved by Lender,, the prior Annual Budget or

Approved Annual Budget shall apply for all purposes hereunder (with such adjustments as reasonably determined by Lender (including increases for any non-discretionary expenses)).

1.22Further Documentation; Severance of Loan Documents.

(a)Borrower shall, on the request of Lender and at the expense of Borrower:  (a) promptly correct any defect, error or omission which may be discovered in the contents of this Security Instrument or in the contents of any of the other Loan Documents; (b) promptly execute, acknowledge, deliver and record or file such further instruments (including, without limitation, further mortgages, deeds of trust, security deeds, security agreements, financing statements, continuation statements and assignments of rents or leases) and promptly do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Security Instrument and the other Loan Documents and to subject to the liens and security interests hereof and thereof any property intended by the terms hereof and thereof to be covered hereby and thereby, including specifically, but without limitation, any renewals, additions, substitutions, replacements or appurtenances to the Property; (c) promptly execute, acknowledge, deliver, procure and record or file any document or instrument (including specifically any financing statement) deemed advisable by Lender to protect, continue or perfect the liens or the security interests hereunder against the rights or interests of third persons; and (d) promptly furnish to Lender, upon Lender's request, a duly acknowledged written statement and estoppel certificate addressed to such party or parties as directed by Lender and in form and substance supplied by Lender, setting forth all amounts due under the Note, stating whether any Default or Event of Default has occurred hereunder, stating whether any offsets or defenses exist against the indebtedness secured hereby and containing such other matters as Lender may reasonably require.  Without limiting the foregoing, (x) Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes and other security documents in such denominations as Lender shall determine in Lender's sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder; and (y) Borrower shall cooperate at Borrower’s expense with any such severance, including without limitation by executing and delivering to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect such severance, all in form and substance reasonably satisfactory to Lender.

(b)Borrower acknowledges that Lender and Lender's successors and assigns may effectuate a Secondary Market Transaction (as defined below).  Borrower shall cooperate in good faith with Lender in effecting any such Secondary Market Transaction and shall cooperate in good faith to implement all requirements imposed by any rating agency involved in any Secondary Market Transaction including, without limitation, all structural or other changes to the indebtedness secured hereby and modifications to any documents evidencing or securing the loan; provided,  however, that Borrower shall not be required to modify any documents evidencing or securing the indebtedness secured hereby which would modify (A) the interest rate payable under the Note, (B) the stated maturity of the Note, (C) the amortization of principal of the Note, (D) the Exit Fee, (E) any servicing costs payable by Borrower, or (F) any other economic term or material legal term of the indebtedness secured hereby.  Borrower shall provide such information, and documents relating to Borrower, any guarantor or indemnitor, the Property and any Tenants of the Improvements as Lender may reasonably request in connection with such Secondary Market Transaction.  Borrower shall make available to Lender all information concerning Borrower's business and operations that Lender may reasonably request.  Lender shall be permitted to share all such information with the investment banking firms, rating agencies, accounting firms, law firms and other third-party advisory firms involved with the Loan Documents or the applicable Secondary Market Transaction.  It is understood that the information provided by Borrower to Lender may ultimately be incorporated into the offering documents for the Secondary Market Transaction and thus various investors may also see some or all of the information.  Lender and all of the aforesaid third-party advisors and professional firms shall be entitled to rely on the information supplied by, or on behalf of Borrower and Borrower indemnifies Lender as to any losses, claims, damages or liabilities that arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such information or arise out of or are based upon the omission or alleged omission to state therein a material fact required or necessary to be stated in such information in order to make the statements in such information, or in light of the circumstances under which they were made, not misleading.  Lender may publicize the existence of the indebtedness secured hereby in connection with its marketing for a Secondary Market Transaction or otherwise as part of its business development.  For purposes hereof, a "Secondary Market Transaction" shall be (a) any sale of the Security Instrument, Note and other Loan Documents to one or more investors as a whole loan; (b) a participation of the indebtedness secured hereby to one or more investors, (c) any deposit of the Security Instrument, Note and other Loan Documents with a trust or other entity which may sell certificates or other instruments to investors evidencing an ownership interest in the assets of such trust or other entity, or (d) any other sale or transfer of the indebtedness secured hereby or any interest therein to one or more investors.  Without limiting the foregoing, Borrower acknowledges that Lender and Lender's successors and assigns may, in their sole discretion, retain and replace any loan servicer in connection with the loan evidenced by the Note and secured hereby.  Borrower shall cooperate in good faith with Lender and Lender's successors and assigns and any such loan servicer regarding the servicing of the loan secured hereby, including without limitation in connection with the replacement of any loan servicer.

(c)Any transfer or sale of the Loan by Lender shall include an express assumption by the assignee to disburse funds from the Reserves in accordance with the terms of this Security Instrument.

1.23Payment of Costs; Reimbursement to Lender.  Borrower shall pay all reasonable costs and expenses of every character incurred in connection with the closing of the loan evidenced by the Note and secured hereby or otherwise attributable or chargeable to Borrower as the owner of the Property, including, without limitation, appraisal fees, recording fees, documentary, stamp, mortgage or intangible taxes, brokerage fees and commissions, title policy premiums and title search fees, uniform commercial code/tax lien/litigation search fees, escrow fees and attorneys' fees.  If Borrower defaults in any such payment, which default is not cured within any applicable grace or cure period, Lender may pay the same and Borrower shall reimburse Lender on demand for all such costs and expenses incurred or paid by Lender, together with such interest thereon at the Default Interest Rate from and after the date of Lender's making such payment until reimbursement thereof by Borrower.  Any such sums disbursed by Lender, together with such interest thereon, shall be secured indebtedness and additional indebtedness of Borrower secured by this Security Instrument and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.  Further, Borrower shall promptly notify Lender in writing of any litigation or threatened litigation affecting the Property, or any other demand or claim which, if enforced, could impair or threaten to impair Lender's security hereunder.  Without limiting or waiving any other rights and remedies of Lender hereunder or under any of the other Loan Documents, if an Event of Default occurs, or if any action or proceeding of any kind (including, but not limited to, any bankruptcy, insolvency, arrangement, reorganization or other debtor relief proceeding) is commenced which might affect Lender's interest in the Property or Lender's right to enforce its security, then Lender may, at Lender's option, with or without notice to Borrower, make any appearances, disburse any sums and take any actions as may be necessary or desirable to protect or enforce the security of this Security Instrument or to remedy the failure of Borrower to perform its covenants and agreements (without, however, waiving any default of Borrower).  Borrower agrees to pay on demand all reasonable expenses of Lender incurred with respect to the foregoing (including, but not limited to, reasonable fees and disbursements of counsel), together with interest thereon at the Default Interest Rate from and after the date on which Lender incurs such expenses until reimbursement thereof by Borrower.  Any such expenses so incurred by Lender, together with interest thereon as provided above, shall be additional indebtedness of Borrower secured by this Security Instrument and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.  The necessity for any such actions and of the amounts to be paid shall be determined by Lender in Lender's absolute discretion.  Lender is hereby empowered to enter and to authorize others to enter upon the Property or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without thereby becoming liable to Borrower or any person in possession holding under Borrower.  Borrower hereby acknowledges and agrees that the remedies set forth in this Section 1.23 shall be exercisable by Lender, and any and all payments made or costs or expenses incurred by Lender in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by Borrower with interest thereon at the Default Interest Rate, notwithstanding the fact that such remedies were exercised and such payments made and costs incurred by Lender after the filing by Borrower of a voluntary case or the filing against Borrower of an involuntary case pursuant to or within the meaning of the Bankruptcy Reform Act of 1978, as amended, Title 11 U.S.C., or after any similar action pursuant to any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter, in effect, which may be or become applicable to Borrower, Lender, any guarantor or indemnitor, the secured indebtedness or any of the Loan Documents.  Borrower hereby indemnifies and holds Lender harmless from and against all loss, cost and expenses with respect to any Event of Default hereof, any liens (i.e., judgments, mechanics' and materialmen's liens, or otherwise), charges and encumbrances filed against the Property, and from any claims and demands for damages or injury, including claims for property damage, personal injury or wrongful death, arising out of or in connection with any accident or fire or other casualty on the Land or the Improvements or any nuisance made or suffered thereon, including, in any case, reasonable attorneys' fees, costs and expenses as aforesaid, whether at pretrial, trial or appellate level, specifically excluding, however, any and all of the foregoing which are due to the sole or joint gross negligence or willful misconduct of Lender, and such indemnity shall survive payment in full of the indebtedness secured hereby.  This Section 1.23 shall not be construed to require Lender to incur any expenses, make any appearances or take any actions.

1.24Security Interest.  This Security Instrument is also intended to encumber and create a security interest in, and Borrower hereby grants to Lender a security interest in, all sums on deposit with Lender in any of the Reserves set forth herein and all fixtures, chattels, accounts, equipment, inventory, contract rights, General Intangibles and other personal property included within the Property, all renewals, replacements of any of the aforementioned items, or articles in substitution therefor or in addition thereto or the proceeds thereof (all of said property, together with the Property, is hereinafter referred to collectively as the "Collateral"), whether or not the same shall be attached to the Land or the Improvements in any manner.  It is hereby agreed that to the extent permitted by law, all of the foregoing Collateral is to be deemed and held to be a part of and affixed to the Land and the Improvements.  The foregoing security interest shall also cover Borrower’s leasehold interest in any of the foregoing property which is leased by Borrower.  Notwithstanding the foregoing, all of the foregoing property shall be owned by Borrower and, subject to the terms of Section 1.36(h) below, no leasing or installment sales or other financing or title retention agreement in connection therewith shall be permitted without the prior written approval of Lender.  Borrower shall, from time to time upon the request of Lender, but not more frequently than once in any twelve (12) month period, supply Lender with a current inventory of all of the Collateral in which Lender is granted a security interest hereunder, in such detail as Lender may reasonably require.  Borrower shall promptly replace all of the Collateral subject to the lien or security interest of this Security Instrument when worn or obsolete with Collateral comparable to the worn out or obsolete Collateral when new and will not, without the prior written consent of Lender, remove from the Land or the Improvements any of the Collateral subject to the lien or security interest of this Security Instrument except such as is replaced by an article of equal suitability and value as above provided, owned by Borrower free and clear of any lien or security interest except that created by this Security Instrument and the other Loan Documents and except as otherwise expressly permitted by the terms of this Security Instrument.  All of the Collateral shall be kept at the location of the Land except as otherwise required by the terms of the Loan Documents.  Borrower shall not use any of the Collateral in violation of any applicable statute, ordinance or insurance policy.

1.25Security Agreement.  This Security Instrument constitutes a security agreement between Borrower and Lender with respect to the Collateral in which Lender is granted a security interest hereunder, and, cumulative of all other rights and remedies of Lender hereunder, Lender shall have all of the rights and remedies of a secured party under any applicable Uniform Commercial Code.  Borrower hereby agrees to execute and deliver on demand and hereby irrevocably constitutes and appoints Lender the attorney in fact of Borrower to execute and deliver and, if appropriate, to file with the appropriate filing officer or office such security agreements, financing statements, continuation statements or other instruments as Lender may request or require in order to impose, perfect or continue the perfection of the lien or security interest created hereby.  Except with respect to Rents and Profits to the extent specifically provided herein to the contrary, Lender shall have the right of possession of all cash, securities, instruments, negotiable instruments, documents, certificates and any other evidences of cash or other property or evidences of rights to cash rather than property, which are now or hereafter a part of the Property and Borrower shall promptly deliver the same to Lender, endorsed to Lender, without further notice from Lender.  Borrower agrees to furnish Lender with notice of any change in the name, identity, organizational structure, residence, or principal place of business or mailing address of Borrower within ten (10) days of the effective date of any such change (without implying Lender's consent to any such change in violation of the provisions of this Security Instrument).  Upon the occurrence of any Event of Default, Lender shall have the rights and remedies as prescribed in the Security Instrument, or as prescribed by general law, or as prescribed by any applicable Uniform Commercial Code, all at Lender's election.  Any disposition of the Collateral may be conducted by an employee or agent of Lender.  Any person, including without limitation both Borrower and

Lender, shall be eligible to purchase any part or all of the Collateral at any such disposition.  Expenses of retaking, holding, preparing for sale, selling or the like (including, without limitation, Lender's attorneys' fees and legal expenses), together with interest thereon at the Default Interest Rate from the date incurred by Lender until actually paid by Borrower, shall be paid by Borrower on demand and shall be secured by this Security Instrument and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.  Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right to enter upon the Land and the Improvements or any real property where any of the Collateral which is the subject of the security interest granted herein is located to take possession of, assemble and collect the same or to render it unusable, or Borrower, upon demand of Lender, shall assemble such Collateral and make it available to Lender at the Land, a place which is hereby deemed to be reasonably convenient to Lender and Borrower.  If notice is required by law, Lender shall give Borrower at least ten (10) days' prior written notice of the time and place of any public sale of such Collateral or of the time of or after which any private sale or any other intended disposition thereof is to be made, and if such notice is sent to Borrower, as the same is provided for the mailing of notices herein, it is hereby deemed that such notice shall be and is reasonable notice to Borrower.  No such notice is necessary for any such Collateral which is perishable, threatens to decline speedily in value or is of a type customarily sold on a recognized market.  Any sale made pursuant to the provisions of this Section 1.25 shall be deemed to have been a public sale conducted in a commercially reasonable manner if held contemporaneously with the foreclosure sale as provided in Section 3.1 hereof upon giving the same notice with respect to the sale of the Property hereunder as is required under said Section 3.1.  Furthermore, to the extent permitted by law, in conjunction with, in addition to or in substitution for the rights and remedies available to Lender pursuant to any applicable Uniform Commercial Code:

(a)In the event of a foreclosure sale, the Property may, at the option of Lender, be sold as a whole; and

(b)It shall not be necessary that Lender take possession of the aforementioned Collateral, or any part thereof, prior to the time that any sale pursuant to the provisions of this Section 1.25(b) is conducted and it shall not be necessary that said Collateral, or any part thereof, be present at the location of such sale; and

(c)Lender may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Lender, including the sending of notices and the conduct of the sale, but in the name and on behalf of Lender.

The name and address of Borrower (as Debtor under any applicable Uniform Commercial Code) is:

PHG San Antonio, LLC
5607 Glenridge Drive
Suite 430
Atlanta, Georgia  30342
Attention:  Gregory M. Friedman

The name and address of Lender (as Secured Party under any applicable Uniform Commercial Code) are:

LMREC III Holdings III, Inc.
350 South Beverly Drive
Suite 300
Beverly Hills, California  90212
Attention:  Asset Management

1.26Easements and Rights of Way.  Borrower shall not grant any easement or right of way with respect to all or any portion of the Land or the Improvements without the prior written consent of Lender.  The purchaser at any foreclosure sale hereunder may, at the purchaser's discretion, disaffirm any easement or right of way granted in violation of any of the provisions of this Security Instrument and may take immediate possession of the Property free from, and despite the terms of, such grant of easement or right of way.  If Lender consents to the grant of an easement or right of way, Borrower shall pay to Lender all out-of-pocket expenses, including, without limitation, reasonable attorneys' fees, incurred by Lender in the review of Borrower's request and in the preparation of documents effecting the subordination.

1.27Compliance with Laws.  Borrower shall at all times comply with all statutes, ordinances, orders, regulations and other governmental or quasi-governmental requirements and private covenants now or hereafter relating to the ownership, construction, use or operation of the Property, including, but not limited to, those concerning employment and compensation of persons engaged in operation and maintenance of the Property and any environmental or ecological requirements, even if such compliance shall require structural changes to the Property; provided,  however,  that, Borrower may, upon providing Lender with security satisfactory to Lender, proceed diligently and in good faith to contest the validity or applicability of any such statute, ordinance, regulation or requirement so long as during such contest the Property shall not be subject to any lien, charge, fine or other liability and shall not be in danger of being forfeited, lost or closed.  Borrower shall not use or occupy, or allow the use or occupancy of, the Property in any manner which violates any Lease to the Property or any applicable law, rule, regulation or order or which constitutes a public or private nuisance or which makes void, voidable or cancelable, or increases the premium of, any insurance then in force with respect thereto.

1.28Additional Taxes.  In the event of the enactment after this date of any law of the state where the Property is located or of any other governmental entity deducting from the value of the Property for the purpose of taxation any lien or security interest thereon, or imposing upon Lender the payment of the whole or any part of the taxes or assessments or charges of liens herein required to be paid by Borrower, or changing in any way the laws relating to the taxation of mortgages or security agreements or debts secured by mortgages or security agreements or the interest of the Lender or secured party in the property covered thereby, or the manner of collection of such taxes, so as to adversely affect this Security Instrument or the indebtedness secured hereby or Lender, then, and in any such event, Borrower, within ten (10) Business Days following demand by Lender, shall pay such taxes, assessments, charges or liens, or reimburse Lender therefor; provided,  however,  that if in the opinion of counsel for Lender (a) it might be unlawful to require Borrower to make such payment, or (b) the making of such payment might result in the imposition of interest beyond the maximum amount permitted by law, then and in either such event, Lender may elect, by notice in writing given to Borrower, to declare all of the indebtedness secured hereby to be and become due and payable in full one hundred twenty (120) days from the giving of such notice, without any Yield Maintenance, prepayment penalty or fee due in connection therewith.

1.29Secured Indebtedness.  It is understood and agreed that this Security Instrument shall secure payment of not only the indebtedness evidenced by the Note but also any and all substitutions, replacements, renewals and extensions of the Note, any and all indebtedness and obligations arising pursuant to the terms hereof and any and all indebtedness and obligations arising pursuant to the terms of any of the other Loan Documents other than the Hazardous Substances Indemnity Agreement and the Indemnity and Guaranty Agreement and the Completion Guaranty in favor of Lender, all of which indebtedness is equally secured with and has the same priority as any amounts advanced as of the date hereof.  It is agreed that any future advances (including, without limitation any future advances into the Renovation Reserve pursuant to Section 1.9(d) above)  made by Lender to or for the benefit of Borrower from time to time, whether made under this Security Instrument or the other Loan Documents or otherwise and whether or not such advances are obligatory or are made at the option of Lender, or otherwise, made for any purpose, and all interest accruing thereon, shall be equally secured by this Security Instrument and shall have the same priority as all amounts, if any, advanced as of the date hereof, although there may be no indebtedness outstanding at the time any such advance is made, and unless otherwise expressly provided in a written instrument executed by Borrower and Lender shall be subject to all of the terms and provisions of this Security Instrument.  It shall be an Event of Default hereunder if Borrower shall file or record a notice limiting the maximum principal amount which may be secured by this Security Instrument.

1.30Borrower's Waivers.  To the full extent permitted by law, Borrower agrees that Borrower shall not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, moratorium or extension, or any law now or hereafter in force providing for the reinstatement of the indebtedness secured hereby prior to any sale of the Property to be made pursuant to any provisions contained herein or prior to the entering of any decree, judgment or order of any court of competent jurisdiction, or any right under any statute to redeem all or any part of the Property so sold.  Borrower, for Borrower and Borrower's successors and assigns, and for any and all persons ever claiming any interest in the Property, to the full extent permitted by law, hereby knowingly, intentionally and voluntarily with and upon the advice of competent counsel:  (a) waives, releases, relinquishes and forever forgoes all rights of valuation, appraisement, stay of execution, reinstatement and notice of election or intention to mature or declare due the secured indebtedness (except such notices as are specifically provided for herein); (b) waives, releases, relinquishes and forever forgoes all right to a marshalling of the assets of Borrower, including without limitation the Property, to a sale in the inverse order of alienation, or to direct the order in which any of the Property shall be sold in the event of foreclosure of the liens and security interests created hereby and agrees that any court having jurisdiction to foreclose such liens and security interests may order the Property sold as an entirety; and (c) waives, releases, relinquishes and forever forgoes all rights and periods of redemption provided under applicable law.  To the full extent permitted by law, Borrower shall not have or assert any right under any statute or rule of law pertaining to the exemption of homestead or other exemption under any federal, state or local law now or hereafter in effect, the administration of estates of decedents or other matters whatever to defeat, reduce or affect the right of Lender under the terms of this Security Instrument to a sale of the Property, for the collection of the secured indebtedness without any prior or different resort for collection, or the right of Lender under the terms of this Security Instrument to the payment of the indebtedness secured hereby out of the proceeds of sale of the Property in preference to every other claimant whatever.  Further, Borrower hereby knowingly, intentionally and voluntarily, with and upon the advice of competent counsel, waives, releases, relinquishes and forever forgoes all present and future statutes of limitations as a defense to any action to enforce the provisions of this Security Instrument or to collect any of the indebtedness secured hereby to the fullest extent permitted by law.  Borrower covenants and agrees that upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against Borrower, Borrower shall not seek a supplemental stay or otherwise shall not seek pursuant to 11 U.S.C. §105 or any other provision of the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law, or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any rights of Lender against any guarantor or indemnitor of the secured obligations or any other party liable with respect thereto by virtue of any indemnity, guaranty or otherwise.

1.31SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

(a)THE PARTIES AGREE THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY, ENFORCEABILITY AND PERFORMANCE, OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA.  TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS SECURITY INSTRUMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS, AND THIS SECURITY INSTRUMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

(b)EACH OF LENDER AND BORROWER, TO THE FULL EXTENT PERMITTED BY LAW, ON BEHALF OF ITSELF AND ANY OF ITS DIRECTORS, OFFICERS, MANAGERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH IT, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO ANY OF THE LOAN DOCUMENTS OR THE INDEBTEDNESS SECURED HEREBY.  BORROWER AND LENDER EACH HEREBY CERTIFIES THAT NONE OF THE REPRESENTATIVES, AGENTS OR ATTORNEYS OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT IT WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS

WAIVER OF RIGHT TO JURY TRIAL PROVISION.  BORROWER ACKNOWLEDGE THAT THE PROVISIONS OF THIS SECTION 1.31 ARE A MATERIAL INDUCEMENT FOR THE LENDER'S MAKING THE LOAN SECURED HEREBY.

1.32Contractual Statute of Limitations.  Borrower hereby agrees that any claim or cause of action by Borrower against Lender, or any of Lender's directors, officers, employees, agents, accountants or attorneys, based upon, arising from or relating to the indebtedness secured hereby, or any other matter, cause or thing whatsoever, whether or not relating thereto, occurred, done, omitted or suffered to be done by Lender or by Lender's directors, officers, employees, agents, accountants or attorneys, whether sounding in contract or in tort or otherwise, shall be barred unless asserted by Borrower by the commencement of an action or proceeding in a court of competent jurisdiction by the filing of a complaint within one (1) year after Borrower first acquires or reasonably should have acquired knowledge of the first act, occurrence or omission upon which such claim or cause of action, or any part thereof, is based and service of a summons and complaint on an officer of Lender or any other person authorized to accept service of process on behalf of Lender, within thirty (30) days thereafter.  Borrower agrees that such one (1) year period of time is reasonable and sufficient time for a borrower to investigate and act upon any such claim or cause of action.  The one (1) year period provided herein shall not be waived, tolled or extended except by the specific written agreement of Lender.  This provision shall survive any termination of this Security Instrument or any of the other Loan Documents.

1.33Management.  The management of the Property shall be by a professional hotel management company approved by Lender. Lender hereby approves Hotel Manager as the manager of the Property. Such management by a professional hotel management company shall be pursuant to a written agreement approved by Lender.    In no event shall any manager be removed or replaced or the terms of any management agreement materially modified or materially amended without the prior written consent of Lender, which consent shall not be unreasonably withheld, delayed or conditioned.  After an Event of Default or a default under any management contract then in effect, which default is not cured within any applicable grace or cure period, Lender shall have the right to terminate, or to direct Borrower to terminate, such management contract upon thirty (30) days' notice and to retain, or to direct Borrower to retain, a new management agent approved by Lender.  All Rents and Profits generated by or derived from the Property shall first be utilized solely for current expenses directly attributable to the ownership and operation of the Property, including, without limitation, current expenses relating to Borrower's liabilities and obligations with respect to this Security Instrument and the other Loan Documents, and none of the Rents and Profits generated by or derived from the Property shall be diverted by Borrower and utilized for any other purposes unless all such current expenses attributable to the ownership and operation of the Property have been fully paid and satisfied.  Lender has the right to discuss the affairs and finances of the Property with Borrower (and any partner, manager, member or officer of Borrower) and any property manager of the Property, and to consult with and advise Borrower (and any partner, manager, member or officer of Borrower) and any such property manager with respect to the management of the Property. However, without limiting any obligations of Borrower and any property manager contained elsewhere in the Loan Documents, in no event shall the immediately preceding sentence obligate Borrower, or any partner, manager, member or officer of Borrower, or any property manager, to follow any advice or direction from Lender regarding the affairs and finances of the Property or the management of the Property.

1.34Hazardous Waste and Other Substances.

(a)Lender acknowledges that Lender has received that certain Phase I Environmental Site Assessment dated March 3, 2014, preapred by AEI Consultants as Project No. 327620 regarding environmental investigations at the Property (the “Environmental Reports”).  Except as shown in the Enviornmental Reports, Borrower hereby represents and warrants to Lender that, as of the date hereof:  (i)  the Property is not in direct or indirect violation of any local, state or federal law, rule or regulation pertaining to environmental regulation, contamination or clean-up (collectively, "Environmental Laws"), including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. §9601 et seq. and 40 CFR §302.1 et seq.), as amended by the Superfund Amendments and Reauthorization Act of 1986; the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §6901 et seq.); the Federal Water Pollution Control Act (33 U.S.C. §1251 et seq. and 40 CFR § 116.1 et seq.); those relating to LeadBased Paint (as defined below); the Hazardous Materials Transportation Act (49 U.S.C. §1801 et seq.); the Clean Air Act, 42 U.S.C.  §7401 et seq; the Toxic Substances Control Act; 15 U.S.C. §2601 et seq; the Safe Drinking Water Act) (42 U.S.C. §300f et seq); the Texas Water Code §§26.001 et. Seq. (including but not limited to §26.346); the Texas Health & Safety Code §§361.001 et. seq.; and the Texas Sold Waste Disposal Act, Tex. Civ. Stat. Ann. Art. 4477-7; and the regulations promulgated pursuant to said laws, all as same may have been or may be amended relating to or affecting the Property, any portion thereof or any surrounding areas, whether or not caused by or within the control of Borrower; (ii) no hazardous, toxic or harmful substances, wastes, materials, pollutants or contaminants (including, without limitation, asbestos, polychlorinated biphenyls, petroleum products, flammable explosives, radioactive materials, infectious substances or raw materials which include hazardous constituents), paint containing more than 0.5% leaf by dry weight (“Lead Based Paint”) or any other substances or materials which are included under or regulated by Environmental Laws, or any mold (collectively, "Hazardous Substances"), are located on or have been handled, generated, stored, processed or disposed of on or released or discharged from the Property (including underground contamination) except for those substances used by Borrower or Hotel Manager in the ordinary course of Borrower's business and in compliance with all Environmental Laws  (the “Permitted Substances”); (iii) the Property is not subject to any private or governmental lien or judicial or administrative notice or action relating to Hazardous Substances; (iv) there are no existing or closed underground storage tanks or other underground storage receptacles for Hazardous Substances on the Property; (v) Borrower has received no written notice of and has no knowledge of any investigation, action, proceeding or claim by any agency, authority or unit of government or by any third party which could result in any liability, penalty, sanction or judgment under any Environmental Laws with respect to any condition, use or operation of the Property nor does Borrower know of any basis for such a claim; and (vi) Borrower has received no written notice of and, to the best of Borrower's knowledge and belief, there has been no claim by any party that any use, operation or condition of the Property has caused any nuisance or any other liability or adverse condition on any other property nor does Borrower know of any basis for such a claim.

(b)Borrower shall (i) keep or cause the Property to be kept free from Hazardous Substances, other than Permitted Substances,  (ii) not install or use any underground storage tanks, (iii) expressly prohibit the use, generation, handling, storage, production, processing and disposal of Hazardous Substances by all Tenants, other than Permitted Substances, and (iv) without limiting the generality of the foregoing, so long as this Security Instrument continues in effect, not install in the Improvements or permit to be installed in the Improvements asbestos or any substance containing asbestos.

(c)Borrower shall promptly notify Lender if Borrower shall become aware of the possible existence of (i) any Hazardous Substances on the Property, other than Permitted Substances, or other potential environmental problem or liability, with respect to the Property, (ii) any lien, action or notice affecting the Property or Borrower resulting from any violation or alleged violation of the Environmental Laws, (iii) the institution of any investigation, inquiry or proceeding concerning Borrower or the Property pursuant to any Environmental Law or otherwise relating to Hazardous Substances, or (iv) the discovery of any occurrence, condition or state of facts which would render any representation or warranty contained in this Agreement incorrect in any respect if made at the time of such discovery or (v) the Property being or potentially being in direct or indirect violation of any Environmental Laws.  Further, promptly following receipt of the same, Borrower shall deliver to Lender true, complete and legible copies of any and all orders, notices, permits, applications, reports and other communications, documents and instruments pertaining to the actual, alleged or potential presence or existence of any Hazardous Substances at, on, about, under, within, near or otherwise affecting all or any portion of the Property or surrounding areas.  Borrower shall, at Borrower's sole cost and expense, promptly and when and as required by Lender, and regardless of the source of contamination, take all actions as shall be necessary or advisable for the clean-up of any and all portions of the Property or other affected property, including, without limitation, all investigative, monitoring, removal, containment and remedial actions in accordance with all applicable Environmental Laws (and in all events in a manner satisfactory to Lender), and shall further pay or cause to be paid, at no expense to Lender, all clean-up, administrative and enforcement costs of applicable governmental agencies which may be asserted against the Property; provided, however, that Borrower shall have the right to contest in good faith any claim or demand for such costs, so long as so long as Borrower does so diligently, by appropriate proceedings and without prejudice to Lender and provided that neither the Property nor any interest therein would be in any danger of sale, loss or forfeiture as a result of such proceeding or contest.  In the event Borrower shall contest any such costs, Borrower shall promptly notify Lender of such contest and thereafter shall, upon Lender's request, promptly provide a bond, cash deposit or other security satisfactory to Lender to protect Lender's interest and security should the contest be unsuccessful.  If Borrower shall fail to promptly discharge or provide security against any such costs as aforesaid, Lender may do so and any and all expenses incurred by Lender, together with interest thereon at the Default Interest Rate from the date paid by Lender until actually paid by Borrower, shall be paid by Borrower within five (5) days of demand.  In the event Borrower fails to do so, Lender may (but shall not be obligated to cause the Property or other affected property to be freed from any Hazardous Substances or otherwise brought into conformance with Environmental Laws and any and all costs and expenses incurred by Lender in connection therewith, together with interest thereon at the Default Interest Rate from the date incurred by Lender until actually paid by Borrower, shall be immediately paid by Borrower on demand and shall be secured by this Security Instrument and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.  In furtherance of the foregoing, Borrower hereby grants to Lender and Lender's agents and employees access to the Property and an irrevocable license to remove any items reasonably deemed by Lender to be Hazardous Substances and to do all things Lender shall deem necessary to bring the Property in conformance with Environmental Laws.  Borrower covenants and agrees, at Borrower's sole cost and expense, to indemnify, defend, protect (at trial and appellate levels, and with attorneys, consultants and experts acceptable to Lender), and hold Lender harmless from and against any and all present and future liens, damages, losses, liabilities, obligations, settlement payments, penalties, assessments, citations, directives, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind or of any nature whatsoever (including, without limitation, attorneys', consultants' and experts' fees and disbursements actually incurred in investigating, defending, settling or prosecuting any claim, litigation or proceeding) (collectively, "Costs") which may at any time be imposed upon, incurred by or asserted or awarded against Lender or the Property, and arising directly or indirectly from or out of:  (i) the violation of any Environmental Laws relating to or affecting the Property, whether or not caused by or within the control of Borrower;  (ii) the actual or alleged presence, release or threat of release of any Hazardous Substances now or hereafter, on, in, under or affecting all or any portion of the Property or any surrounding areas, regardless of whether or not caused by or within the control of Borrower; (iii) the failure by Borrower to comply fully with the terms and conditions of this Section 1.34; (iv) the breach of any representation or warranty contained in this Section 1.34; or (v) the enforcement of this Section 1.34, including, without limitation, the cost of assessment, containment and/or removal of any and all Hazardous Substances from all or any portion of the Property or any surrounding areas, the cost of any actions taken in response to the presence, release or threat of release of any Hazardous Substances on, in, under or affecting any portion of the Property or any surrounding areas to prevent or minimize such release or threat of release so that it does not migrate or otherwise cause or threaten danger to present or future public health, safety, welfare or the environment, and costs incurred to comply with the Environmental Laws in connection with all or any portion of the Property or any surrounding areas.  The indemnity set forth in this Section 1.34(c) shall also include, without limitation, any diminution in the value of the security afforded by the Property or any future reduction in the sales price of the Property by reason of any matter set forth in this Section 1.34(c) and any and all of the foregoing which are due to the sole or joint negligence of Lender.  Notwithstanding any language to the contrary in this Section 1.34(c), the foregoing indemnity shall specifically exclude any Costs and other obligations of Borrower under this Section 1.34(c) arising from Hazardous Substances which are initially placed at, on, about, in, under or within the Property after Lender (or its assignee or designee) or any bona fide third party purchaser takes title to the Property by foreclosure or deed in lieu of foreclosure.   Lender's rights under this Section 1.34(c) shall survive payment in full of the indebtedness secured hereby and shall be in addition to all other rights of Lender under this Security Instrument, the Note and the other Loan Documents.    Two (2) years after either (i) payment in full of the Loan, or (ii) transfer of the Property in accordance with the terms of this Security Instrument, Borrower’s indemnification obligation under this Section 1.34 shall be released, upon written request by Borrower and Indemnitors (as defined in the Hazardous Indemnity Agreement) and receipt by Lender of an environmental report, which meets Lender's then current requirements and is updated to no earlier than ninety (90) days prior to either (A) the date of such request (if the Loan has been paid in full) or (B) the date of the transfer of the Property (if the Property has been transferred), which is satisfactory to Lender, provided that none of the following has occurred:  (1) completion of proceedings by Lender to foreclose this Security Instrument or acceptance by Lender of a deed in lieu of foreclosure; (2) written demand made by Lender to Borrower or Indemnitors for payment under this Security Instrument or the Hazardous Substances Indemnity Agreement, which demand remains unsatisfied; (3) notice of a claim (or pending claim) has been received by Lender which may result in a demand for payment under this Security Instrument or the Hazardous Substances Indemnity Agreement; or (4) a change in any

Environmental Laws or any interpretation thereof, which, in Lender's reasonable judgment, could result in a material increase in Lender's potential liability for damages after the Loan is paid in full.

(d)Upon Lender's request, at any time and from time to time after the occurrence of an Event of Default hereunder or at such other time as Lender has reasonable grounds to believe that Hazardous Substances are or have been released, stored or disposed of on or around the Property or that the Property may be in violation of the Environmental Laws, Borrower shall provide, at Borrower's sole cost and expense, an inspection or audit of the Property prepared by a hydrogeologist or environmental engineer or other appropriate consultant approved by Lender indicating the presence or absence of Hazardous Substances on the Property or an inspection or audit of the Improvements prepared by an engineering or consulting firm approved by Lender indicating the presence or absence of friable asbestos or substances containing asbestos on the Property, as applicable.  If Borrower fails to provide such inspection or audit within thirty (30) days after such request, without waiving any other rights or remedies of Lender by reason of Borrower's failure to do so, Lender may order the same, and Borrower hereby grants to Lender and Lender's employees and agents access to the Property and an irrevocable license to undertake such inspection or audit.  The cost of such inspection or audit, together with interest thereon at the Default Interest Rate from the date incurred by Lender until actually paid by Borrower, shall be immediately due and payable to Lender by Borrower on demand and shall be secured hereby and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.

(e)Reference is made to the Hazardous Substances Indemnity Agreement.  The provisions of this Security Instrument and the Hazardous Indemnity Agreement shall be read together to maximize the coverage with respect to the subject matter thereof, as determined by Lender; provided,  however, the obligations of the Indemnitors are not secured by the liens and security interests under this Security Instrument, as more fully set forth in the Hazardous Indemnity Agreement.

(f)If prior to the date hereof, it was determined that the Property contains Lead Based Paint, Borrower had prepared an assessment report describing the location and condition of the Lead Based Paint (a "Lead-Based Paint Report").  If, at any time hereafter, Lead Based Paint is suspected of being present on the Property, Borrower agrees, at Borrower’s sole cost and expense and within thirty (30) days thereafter, to cause a qualified engineer or other expert reasonably approved by Lender to prepare a Lead-Based Paint Report, which Lead-Based Pain Report shall be in form, scope and substance, acceptable to Lender.

(g)Borrower agrees that if it has been, or if at any time hereafter it is, determined that the Property contains Lead Based Paint, on or before thirty (30) days following (i) the date hereof, if such determination was made prior to the date hereof or (ii) receipt of a Lead Based Paint Report making such determination, if such determination is hereafter made, as applicable, Borrower shall, at Borrower’s sole cost and expense, develop and implement, and thereafter diligently and continuously carry out (or cause to be developed and implemented and thereafter diligently and continually to be carried out), an operations, abatement and maintenance plan for the Lead Based Paint on the Property, which plan shall be prepared by an expert reasonably approved by Lender, and be in form, scope and substance acceptable to Lender (together with any Lead-Based Paint Report, the "O&M Plan") (If an O&M Plan has been prepared prior to the date hereof, Borrower agree to diligently and continually carry out (or cause to be carried out) the provisions thereof.)  Compliance with the O&M Plan shall require or be deemed to require, without limitation, the proper preparation and maintenance of all records, papers and forms required under the Environmental Laws.

(h)Borrower agrees that if it has been, or if at any time hereafter it is, determined that the Property contains asbestos-containing materials ("ACM's"), on or before thirty (30) days following (i) the date hereof, if such determination was made prior to the date hereof or (ii) receipt of a report prepared by an environmental consultant making such determination, if such determination is hereafter made, as applicable, Borrower shall, at its sole cost and expense, develop and implement, and thereafter diligently and continuously carry out (or cause to be developed and implemented and thereafter diligently and continually to be carried out), an operations and maintenance program (the "Maintenance Program") designed by an environmental consultant, reasonably approved by Lender, with respect to the ACM's, consistent with "Guidelines for Controlling Asbestos-Containing Materials in Buildings" (ISOPIA, 1985) and other relevant guidelines, and such Maintenance Program will hereafter continuously remain in effect until the loan evidenced by the Note and secured hereby is repaid in full.  In furtherance of the foregoing, Borrower shall inspect and maintain all ACM's on a regular basis and ensure that all ACM's shall be maintained in a condition that prevents exposure of occupants to ACM's at all times.  Without limiting the generality of the preceding sentence, provided a Maintenance Program is in place, Lender may reasonably require (i) periodic notices or reports to Lender in form, substance and at such intervals as Lender may specify, not more frequently than semi-annually, (ii) an amendment to such Maintenance Program to address changing circumstances, laws or other matters, (iii) at Borrower’s sole cost and expense, supplemental examination of the Property by consultants specified by Lender, not more frequently than semi-annually, and (iv) variation of the Maintenance Program in response to the reports provided by any such consultants.

1.35Indemnification; Subrogation.

(a)Borrower shall indemnify, defend, protect and hold Lender harmless against: (i) any and all claims for brokerage, leasing, finders or similar fees which may be made relating to the Property or the secured indebtedness, and (ii) any and all liability, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses (including without limitation Lender's attorneys' fees, together with reasonable appellate counsel fees, if any) of whatever kind or nature which may be asserted against, imposed on or incurred by Lender in connection with the secured indebtedness, this Security Instrument, the Property, or any part thereof, or the exercise by Lender of any rights or remedies granted to Lender under this Security Instrument; provided, however, that nothing herein shall be construed to obligate Borrower to indemnify, defend, protect and hold harmless Lender from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses that are finally determined by a court of competent jurisdiction to have been enacted against, imposed on or incurred by Lender by reason of Lender's intentional misconduct or gross negligence.

(b)If Lender is made a party defendant to any litigation or any claim is threatened or brought against Lender concerning the secured indebtedness, this Security Instrument, the Property, or any part thereof, or any interest therein, or the construction, maintenance, operation or occupancy or use thereof, then Borrower shall indemnify, defend, protect and hold Lender harmless from and against all liability by reason of said litigation or claims, including without limitation attorneys' fees (together with reasonable appellate counsel fees, if any) and expenses incurred by Lender in any such litigation or claim, whether or not any such litigation or claim is prosecuted to judgment.  If Lender commences an action against Borrower to enforce any of the terms hereof or to prosecute any breach by Borrower of any of the terms hereof or to recover any sum secured hereby, Borrower shall pay to Lender the attorneys' fees of Lender (together with reasonable appellate counsel fees, if any) and expenses.  The right to such attorneys' fees (together with reasonable appellate counsel fees, if any) and expenses shall be deemed to have accrued on the commencement of such action, and shall be enforceable whether or not such action is prosecuted to judgment.  If Borrower breaches any term of this Security Instrument, Lender may engage the services of an attorney or attorneys to protect Lender's rights hereunder, and in the event of such engagement following any breach by Borrower, Borrower shall pay Lender attorneys' fees (together with reasonable appellate counsel fees, if any) and expenses incurred by Lender, whether or not an action is actually commenced against Borrower by reason of such breach.  All references to "attorneys" in this subsection and elsewhere in this Security Instrument shall include without limitation any outside attorney or law firm engaged by Lender and Lender's in house counsel, and all references to "fees and expenses" in this subsection and elsewhere in this Security Instrument shall include without limitation any reasonable fees and expenses of such attorney or law firm and any allocation charges and allocation costs of Lender's in house counsel.

(c)A waiver of subrogation shall be obtained by Borrower from Borrower's insurance carrier and, consequently, Borrower waives any and all right to claim or recover against Lender, and Lender's officers, employees, agents and representatives, for loss of or damage to Borrower, the Property, Borrower's property or the property of others under Borrower's control from any cause insured against or required to be insured against by the provisions of this Security Instrument.

1.36Negative Covenants with Respect to Indebtedness, Operations and Fundamental Changes of Borrower.  Borrower hereby represents, warrants and covenants, as of the date hereof and until such time as the indebtedness secured hereby is paid in full, that Borrower:

(a)shall not amend, modify or otherwise change its partnership certificate, partnership agreement, articles of incorporation, by-laws, articles of organization, limited liability company agreement, operating agreement, or other formation agreement or document, as applicable, in any material term or manner and no manager of Borrower shall amend, modify or otherwise change its partnership certificate, partnership agreement, articles of incorporation, by-laws, articles of organization, limited liability company agreement, operating agreement or any other formation document or agreement, as applicable, in any manner which adversley affects or impacts Borrower’s existance as a single purpose enity or would, without limitation, cause Borrower to be in violation of this Section 1.36;

(b)shall not, nor shall any partner, limited or general, manager, or member of Borrower, as applicable, amend, modify or otherwise change its partnership certificate, partnership agreement, articles of incorporation, by-laws, articles of organization,  limited liability company agreement, operating agreement, or other formation agreement or document, as applicable, in a manner which adversely affects Borrower's existence as a single purpose entity;

(c)shall not enter into any transaction of merger or consolidation, or liquidate or dissolve itself (or suffer any liquidation or dissolution), or acquire by purchase or otherwise all or substantially all the business or assets of, or any stock or other evidence of beneficial ownership of, any entity;

(d)has not and shall not guarantee, pledge its assets for the benefit of, or otherwise become liable on or in connection with any obligation of any other person or entity;

(e)does not own and shall not own any asset other than (i) the Property, and (ii) incidental personal property necessary for the operation of the Property;

(f)is not engaged and shall not engage, directly or indirectly, in any business other than the ownership, management and operation of the Property;

(g)shall not enter into any contract or agreement with any partner,  manager, member, principal or Affiliate (as hereinafter defined) of Borrower or any Affiliate of any partner,  manager or member of Borrower except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms' length basis with third parties other than an Affiliate;

(h) has not incurred and shall not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) the indebtedness secured hereby, (ii) unsecured trade payables incurred in the ordinary course of business relating to the ownership and operation of the Property, which in the case of such unsecured trade payables (A) are not evidenced by a note, (B) do not exceed, at any time, a maximum aggregate amount of $200,000 and (C) are paid within sixty (60) days of the date incurred, and (iii) obligations under equipment leases entered into in the ordinary course of business of Borrower that do not exceed, at any time, a maximum aggregate amount of $50,000, no other debt may be secured (senior, subordinate or pari passu) by the Property;

(i)has not made and shall not make any loans or advances to any third party (including, without limitation, any Affiliate);

(j)is and shall, to the full extent of available cash flow from the ownership or operation of the Property,  be solvent and pay its debt from its assets as the same shall become due;

(k)has done or caused to be done and shall do all things necessary to preserve its existence;

(l)provided proceeds from the ownership or operation of the Property are sufficient, shall conduct and operate its business as presently conducted and operated;

(m)shall maintain financial statements, books and records and bank accounts separate from those of its Affiliates, including its partners, managers or members;  provided, however, that Borrower’s assets may be included in a consolidated financial statement of its parent companies if inclusion on such a consolidated financial statement is required to comply with the requirements of GAAP, and provided, further, that such consolidated financial statement shall contain a footnote to the effect that Borrower’s assets are owned by Borrower, and that they are being included on the financial statement of its parent solely to comply with the requirements of GAAP, and provided, further, that such assets shall be listed on Borrower’s own separate balance sheet;

(n)shall be, and at all times shall hold itself out to the public as, a legal entity separate and distinct from any other entity (including, without limitation, any Affiliate thereof, including any member or any Affiliate of the Manager);

(o)shall file its own tax returns, or if part of a consolidated group, shall be shown as a separate member of such group;

(p)shall, to the full extent of available cash flow from the ownership or operation of the Property, maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(q)shall not seek the dissolution or winding up, in whole or in part, of Borrower;

(r)shall not commingle the funds and other assets of Borrower with those of any partner, manager or member of any Affiliate or any other person;

(s)has and shall maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or any other person;

(t)does not and shall not hold itself out to be responsible for the debts or obligations of any other person;

(u)shall not do any act which would make it impossible to carry on the ordinary business of Borrower;

(v)shall not possess or assign the Property or incidental personal property necessary for the operation of the Property for other than a business or company purpose;

(w)shall not (i) encumber of all or substantially all of the Property or incidental personal property necessary for the operation of the Property (except to the extent expressly permitted under clause (h) above) or (ii) except to the extent the same are being replaced with items of equal or greater value, sell or otherwise dispose of all or substantially all of the Property, or incidential personal property necessary for the operation fo the Property;

(x)shall not hold title to its assets other than in its name (or any d/b/a name established by the Hotel Manager for the Property and specifically approved by Lender in writing);  and

(y)shall not, unless directed or authorized to do so by Lender, (i) institute proceedings to be adjudicated bankrupt or insolvent; (ii) consent to the institution of bankruptcy or insolvency proceedings against it; (iii) file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy; (iv) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of Borrower or a substantial part of Borrower's property; (v) make any assignment for the benefit of creditors; (vi) admit in writing its inability to pay its debts generally as they become due; or (vi) take any action in furtherance of any such action, in each case without the unanimous consent of all of the partners, managers and members of Borrower including, without limitation the Manager.

For purposes of this Section 1.36,  (A)  "Affiliate" means any person or entity other than the Manager (i) which owns beneficially, directly or indirectly, more than fifty percent (50%) of the outstanding voting securities or which is otherwise in control of the Borrower, (ii) of which more than fifty percent (50%) of the outstanding voting securities are owned beneficially, directly or indirectly, by any entity described in clause (i) above, or (iii) which is controlled by an entity described in clause (i) above; provided that for the purposes of this definition the term "control" and "controlled by" shall have the meanings assigned to them in Rule 405 under the Securities Act of 1933, as amended.

1.37Covenants Regarding Manager.  By execution hereof, Manager agrees that it:

(a)shall at all times act as the manager of Borrower with all of the rights, powers, obligations and liabilities of the Manager under the operating agreement of Borrower and shall take any and all actions and do any and all things necessary or appropriate to the accomplishment of same;

(b)shall not (i) institute proceedings to be adjudicated bankrupt or insolvent; (ii) consent to the institution of bankruptcy or insolvency proceedings against it; (iii) file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy; (iv) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of a substantial part of its property; (v) make any assignment for the benefit of creditors; (vi) admit in writing its inability to pay its debts generally as they become due; or (vii) take any action in furtherance of any such action, in each case without the unanimous consent of all of the partners, managers and members of Manager; and

(c)shall not institute proceedings to adjudicate Borrower bankrupt or insolvent, consent to the institution of bankruptcy or insolvency proceedings against Borrower, file a petition seeking, or consent to, reorganization or relief of Borrower under any applicable federal or state law relating to bankruptcy, consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of a substantial part of Borrower's property, consent to any assignment by Borrower for the benefit of creditors, admit in writing to the inability of Borrower to pay its resepective debts generally as they become due, and or take any corporate action in furtherance of any such action, in each case without the unanimous consent of all of the members and managers of Borrowerand Manager.

Manager’s signature to this Security Instrument is for the limited purpose of acknowledging and agreeing to the terms of this Section 1.37 and shall not be deemed to impose any liability upon Manager for the indebtedness secured hereby.

1.38Subordinate Financing.  Borrower shall not obtain any subordinate financing with respect to the Property without Lender's prior written consent, which consent may be given or withheld in Lender's sole discretion.

1.39Patriot Act.  Neither Borrower, nor any indemnitor or guarantor under any indemnity or guaranty executed in connection with the loan secured hereby, nor any of their respective officers, directors, shareholders, partners, members or affiliates (including the indirect holders of equity interests in Borrower) is or will be an entity or person: (a) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 ("EO13224"); (b) whose name appears on the United States Treasury Department's Office of Foreign Assets Control ("OFAC") most current list of "Specifically Designated National and Blocked Persons" (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf); (c) who commits, threatens to commit or supports "terrorism", as that term is defined in EO13224; or (d) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses (a) through (d) above are herein referred to as a "Prohibited Person").  Borrower covenants and agrees that neither Borrower, nor any indemnitor or guarantor under any indemnity or guaranty executed in connection with the loan secured hereby, nor any of their respective officers, directors, shareholders, partners, members or affiliates (including the indirect holders of equity interests in Borrower) will: (x) conduct any business, or engage in any transaction or dealing, with any Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person; or (y) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in EO13224.  Borrower further covenants and agrees to deliver (from time to time) to Lender any such certification or other evidence as may be requested by Lender in Lender's sole and absolute discretion, confirming that: (i) neither Borrower, nor any indemnitor or guarantor under any indemnity or guaranty executed in connection with the loan evidenced by the Note and secured hereby, nor their respective officers, directors, shareholders, partners, members or affiliates (including the indirect holders of equity interests in Borrower) is a Prohibited Person; and (ii) neither Borrower, nor any indemnitor or guarantor under any indemnity or guaranty executed in connection with the loan evidenced by the Note and  secured hereby, nor their respective officers, directors, shareholders, partners, members or affiliates (including the indirect holders of equity interests in Borrower) has engaged in any business, transaction or dealings with a Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person.

1.40Certain Hotel Covenants Regarding Management Agreement.  Borrower covenants and agrees with Lender as follows:

(a)Borrower shall cause the hotel located on the Property to be operated pursuant to the Management Agreement or any successor management agreement approved by Lender in its sole but reasonable discretion.

(b)Borrower covenants and agrees that it shall:

(1)promptly perform and/or observe all of the covenants and agreements required to be performed and observed by it under the Management Agreement and do all things necessary to preserve and keep unimpaired its material rights thereunder;

(2)promptly notify Lender of any default under the Management Agreement of which it is aware;

(3)promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, notice, report and estimate received by it under the Management Agreement; and

(4)promptly enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by Hotel Manager under the Manegement Agreement.

(c)Borrower consents and agrees that it shall not, without Lender's prior written consent:

(1)surrender, terminate, or cancel the Management Agreement;

(2)reduce or consent to the reduction of the term of the Management Agreement;

(3)increase or consent to the increase of the amount of any charges under the Management Agreement; or

(4)otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under the Management Agreement in any material respect.

(d)Upon expiration or termination of the Management Agreement, Borrower will not renew the expired or terminated Management Agreement or enter into a replacement management agreement without, in each instance, Lender's prior written approval, which may be withheld in Lender's sole discretion, and Borrower will deliver to Lender for Lender's review copies of any proposed renewal or replacement Management Agreement not less than thirty (30) days prior to the proposed execution of the agreement and will deliver promptly to Lender any additional information Lender reasonably requests relating to the renewal or replacement management agreement.

(e)Borrower shall not, without Lender’s prior written consent, enter into transactions with any affiliate, including without limitation, any arrangement providing for the managing of the hotel on the Property, the rendering or receipt of services or the purchase or sale of inventory, except any such transaction in the ordinary course of business of Borrower and only so long as the monetary or business consideration arising therefrom would be substantially as advantageous to Borrower as the monetary or business consideration that Borrower would obtain in a comparable transaction with a person or entity not an affiliate of Borrower.

(f)Borrower shall maintain the Management Agreement for the operation of the Property in full force and effect and timely perform all of Borrower’s obligations thereunder and enforce performance of all obligations of Hotel Manager thereunder, and not permit the termination or amendment of such Management Agreement unless the prior written consent of Lender is first obtained.  Borrower will enter into and cause Hotel Manager to enter into an assignment and subordination of such Management Agreement in form satisfactory to Lender, assigning and subordinating the manager’s interest in the Property and all fees and other rights of Hotel Manager pursuant to such Management Agreement to the rights of Lender.  Upon an Event of Default, Borrower at Lender’s request made at any time while such Event of Default continues, shall terminate the Management Agreement and replace Hotel Manager with a manager selected by Lender.

(g)The Management Agreement provides and each future management agreement (directly or by separate agreement in form and content satisfactory to Lender) will provide, among other things, that:

(1)the Management Agreement is subject and subordinate to the lien of this Security Instrument and to Lender's rights under the Loan Documents;

(2)upon foreclosure or transfer by deed-in-lieu of foreclosure, Lender, or any purchaser at a foreclosure sale, will have the right, exercisable in its sole discretion within six (6) months after the date a foreclosure of this Deed of Trust is final or the date a deed in lieu of foreclosure is delivered, as the case may be, to confirm the continuation of the Management Agreement in accordance with its terms or to terminate the Management Agreement without payment of any termination fee;

(3)until the Management Agreement is terminated after foreclosure or transfer by deed-in-lieu of foreclosure or for the then remainder of the term of the Management Agreement if it is not terminated after foreclosure or transfer by deed-in-lieu of foreclosure, Hotel Manager will continue to operate and manage the Property in accordance with the provisions of the Management Agreement;

(4)Hotel Manager's right to receive any incentive fees (or other performance based fees that Lender determines are incentive fees) under the Management Agreement will be non-cumulative and will be subject and subordinate to Lender's rights to receive debt service payments or any other payments to be made to Lender pursuant to the Loan Documents;

(5)Hotel Manager will accept cure of any default from Lender and will not terminate the Management Agreement without giving Lender an additional notice and thirty (30) day period to cure and if the default cannot be cured without Lender's taking possession of the Property, Lender's thirty (30) day cure period will be extended for as long as is necessary for Lender to complete a foreclosure or deed-in-lieu of foreclosure of this Security Instrument and for a reasonable period thereafter and if the default is of a type that cannot be cured by Lender, then completion of the foreclosure or deed-in-lieu of foreclosure will be deemed a cure of such defaults;

(6)after foreclosure or transfer by deed in lieu of foreclosure, Lender or the transferee of the Property will not be liable for any defaults of Borrower or any other previous owner under the Management Agreement, will not be liable for repayment of any loans made by

Hotel Manager to Borrower or to any other entity and will have no liability under the Management Agreement from and after the date Lender or the transferee of the Property transfers the Property; and

(7)if Lender gives Hotel Manager notice that there is an Event of Default, Hotel Manager will remit all Rents and Profits directly to Lender or as Lender may direct.

(h)Borrower will indemnify, defend and hold Lender harmless against any liability, loss, cost, damage or expense which Lender may incur under the Management Agreement or under or by reason of this Security Instrument prior to the exercise by Lender of any of its remedies under this Security Instrument.

1.41Certain Hotel Covenants re Hotel Agreement.  Borrower covenants and agrees with Lender as follows:

(a)Borrower shall cause the hotel located on the Property to be operated pursuant to the Hotel Agreement or any successor franchise/license agreement approved by Lender in its sole discretion.

(b)Borrower covenants and agrees that it shall:

(1)promptly perform and/or observe all of the covenants and agreements required to be performed and observed by it under the Hotel Agreement and do all things necessary to preserve and keep unimpaired its material rights thereunder;

(2)promptly notify Lender of any default under the Hotel Agreement of which it is aware;

(3)promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, notice, report and estimate received by it under the Hotel Agreement; and

(4)promptly enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by the franchisor/licensor under the Hotel Agreement.

(c)Borrower consents and agrees that it shall not, without Lender's prior written consent:

(1)surrender, terminate, or cancel the Hotel Agreement;

(2)reduce or consent to the reduction of the term of the Hotel Agreement;

(3)increase or consent to the increase of the amount of any charges under the Hotel Agreement; or

(4)otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under the Hotel Agreement in any material respect.

(d)Upon expiration or termination of the Hotel Agreement, Borrower will not renew the expired or terminated Hotel Agreement or enter into a replacement hotel agreement without, in each instance, Lender's prior approval, which may be withheld in Lender's sole discretion, and Borrower will deliver to Lender for Lender's review copies of any proposed renewal or replacement Hotel Agreement and a form of  "comfort letter" from such proposed franchisor/licensor not less than thirty (30) days prior to the proposed execution of the agreement and will deliver promptly to Lender any additional information Lender reasonably requests relating to the renewal or replacement hotel agreement.

(e)Borrower shall not, without Lender’s prior consent, enter into transactions with any affiliate, including without limitation, any arrangement providing for the franchise/licensing of the hotel on the Property, the rendering or receipt of services or the purchase or sale of inventory, except any such transaction in the ordinary course of business of Borrower and only so long as the monetary or business consideration arising therefrom would be substantially as advantageous to Borrower as the monetary or business consideration that Borrower would obtain in a comparable transaction with a person or entity not an affiliate of Borrower.

(f)Borrower shall maintain the Hotel Agreement for the operation of the Property in full force and effect and timely perform all of Borrower’s obligations thereunder and enforce performance of all obligations of the franchisor/licensor thereunder, and not permit the termination or amendment of such Hotel Agreement unless the prior written consent of Lender is first obtained.  Borrower will enter into and cause the franchisor/licensor to deliver a "comfort letter" in connection with the Hotel Agreement in form satisfactory to Lender.

(g)The Hotel Agreement provides and each future franchise/license agreement (directly or by separate agreement (such as a “comfort letter”) in form and content satisfactory to Lender) will provide, among other things, that:

(1)the Hotel Agreement is subject and subordinate to the lien of this Security Instrument and to Lender's rights under the Loan Documents;

(2)until the Hotel Agreement is terminated after foreclosure or transfer by deed-in-lieu of foreclosure or for the then remainder of the term of the Hotel Agreement if it is not terminated after foreclosure or transfer by deed-in-lieu of foreclosure, the Property will continue to be operated in accordance with the provisions of the Hotel Agreement;

(3)the franchisor's/licensor's right to receive any fees under the Hotel Agreement will be non-cumulative and will be subject and subordinate to Lender's rights to receive debt service payments or any other payments to be made to Lender pursuant to the Loan Documents;

(4)the franchisor/licensor will accept cure of any default from Lender and will not terminate the Hotel Agreement without giving Lender an additional notice and thirty (30) day period to cure and if the default cannot be cured without Lender's taking possession of the Property, Lender's thirty (30) day cure period will be extended for as long as is necessary for

Lender to complete a foreclosure or deed-in-lieu of foreclosure of this Security Instrument and for a reasonable period thereafter and if the default is of a type that cannot be cured by Lender, then completion of the foreclosure or deed-in-lieu of foreclosure will be deemed a cure of such defaults; and

(5)after foreclosure or transfer by deed in lieu of foreclosure, Lender or the transferee of the Property will not be liable for any defaults of Borrower or any other previous owner under the Hotel Agreement, will not be liable for repayment of any loans made by franchisor/licensor to Borrower or to any other entity and will have no liability under the Hotel Agreement from and after the date Lender or the transferee of the Property transfers the Property.

(6)Borrower will indemnify, defend and hold Lender harmless against any liability, loss, cost, damage or expense which Lender may incur under the Hotel Agreement or under or by reason of this Security Instrument prior to the exercise by Lender of any of its remedies under this Security Instrument.

ARTICLE II
EVENTS OF DEFAULT

2.1Events of Default.  The occurrence of any of the following events (each, an "Event of Default") shall be an Event of Default hereunder:

(a)Borrower fails to punctually perform any covenant, agreement, obligation, term or condition under the Note, this Security Instrument or any other Loan Document which requires payment of any money to Lender at the time or within any applicable grace period set forth therein or herein, or if no time or grace period is set forth, then within seven (7) days of the date such payment is due or following demand if there is no due date (except that there shall be no grace period with respect to Borrower's obligation to pay all outstanding amounts under the Loan Documents as of the Maturity Date).

(b)Borrower fails to provide or maintain insurance as required by Section 1.4 hereof or fails to perform any covenant, agreement, obligation, term or condition set forth in Section 1.5,  1.19,  1.33,  1.34,  1.36,  1.38,  1.39,  1.40 or 1.41 hereof.

(c)Borrower fails to perform any other covenant, agreement, obligation, term or condition set forth herein other than those otherwise described in this Section 2.1 and, to the extent such Default is susceptible of being cured, the continuance of such Default for thirty (30) days after written notice thereof from Lender to Borrower; provided, however, that if such Default is susceptible of cure but such cure cannot be accomplished with reasonable diligence within said period of time, and if Borrower commences to cure such Default promptly after receipt of notice thereof from Lender, and thereafter prosecutes the curing of such Default with reasonable diligence, such period of time shall be extended for such period of time as may be necessary to cure such Default with reasonable diligence, but not to exceed an additional sixty (60) days.

(d)Any representation or warranty made herein, in or in connection with any application or commitment relating to the loan evidenced by the Note and secured hereby, or in any of the other Loan Documents to Lender by Borrower, by any partner, manager, member or principal in Borrower or by any indemnitor or guarantor under any indemnity or guaranty executed in connection with the loan evidenced by the Note and secured hereby is reasonably determined by Lender to have been false or misleading in any material respect at the time made.

(e)There shall be a sale, conveyance, disposition, alienation, hypothecation, leasing, assignment, pledge, mortgage, granting of a security interest in or other transfer or further encumbrancing of the Property, Borrower or its partners, managers, members, or any portion thereof or any interest therein, in violation of Section 1.16 hereof.

(f)An Event of Default or Default occurs under any of the other Loan Documents which has not been cured within any applicable grace or cure period therein provided.

(g)Borrower, Manager, or, except as provided in Section 2.1(s) below, any indemnitor or guarantor under any indemnity or guaranty executed in connection with the loan evidenced by the Note and secured hereby becomes insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors, shall file a petition in bankruptcy, shall voluntarily be adjudicated insolvent or bankrupt or shall admit in writing the inability to pay debts as they mature, shall petition or apply to any tribunal for or shall consent to or shall not contest the appointment of a receiver, trustee, custodian or similar officer for Borrower, for any such Manager, or for any such indemnitor or guarantor or for a substantial part of the assets of Borrower or of any such Manager, or of any such indemnitor or guarantor, or shall commence any case, proceeding or other action under any bankruptcy, reorganization, arrangement, readjustment or debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect.  In addition, the occurrence of any of the foregoing with respect to any member or principal of Borrower which results in the consolidation of the assets and liabilities of such member or principal of Borrower with the assets and liabilities of Borrower, Manager or any indemnitor or guarantor under any indemnity or guaranty executed in connection with the loan evidenced by the Note and secured hereby.

(h)A petition is filed or any case, proceeding or other action is commenced against Borrower, against Manager, or against any indemnitor or guarantor under any indemnity or guaranty executed in connection with the loan evidenced by the Note and secured hereby seeking to have an order for relief entered against it as debtor or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or other relief under any law relating to bankruptcy, insolvency, arrangement, reorganization, receivership or other debtor relief under any law or statute of any jurisdiction whether now or hereafter in effect or a court of competent jurisdiction enters an order for relief against Borrower, against Manager, or against any indemnitor or guarantor under any indemnity or guaranty executed in connection with the loan evidenced by the Note and secured hereby, as debtor, or an order, judgment or decree is entered appointing, with or without the consent of Borrower, of any such Manager, or of any such indemnitor or guarantor, a receiver, trustee, custodian or similar officer for Borrower, for any such Manager, or for any such indemnitor or guarantor, or for any substantial part of any of the properties of Borrower, of any such Manager, or of any such indemnitor or guarantor, and if any such event shall occur, such petition, case, proceeding, action, order, judgment or decree shall not be dismissed within sixty (60) days after being commenced.  In addition, the occurrence of any of the foregoing with respect to any member or principal of Borrower which results in the consolidation of the assets and liabilities of such member or principal of Borrower with the assets and liabilities of Borrower, Manager or any indemnitor or guarantor under any indemnity of guaranty executed in connection with the loan evidenced by the Note and secured hereby.

(i)The Property or any part thereof shall be taken on execution or other process of law in any action against Borrower.

(j)Borrower abandons all or a portion of the Property (except to the extent expressly permitted under Section 1.36(w)(ii) above).

(k)The holder of any lien or security interest on the Property (without implying the consent of Lender to the existence or creation of any such lien or security interest), whether superior or subordinate to this Security Instrument or any of the other Loan Documents, declares a default and such default is not cured within any applicable grace or cure period set forth in the applicable document or such holder institutes foreclosure or other proceedings for the enforcement of its remedies thereunder.

(l)The Property, or any part thereof, is subjected to actual or threatened waste or to removal, demolition or material alteration so that the value of the Property is materially diminished thereby and Lender determines (in Lender's sole but reasonable discretion) that it is not adequately protected from any loss, damage or risk associated therewith.

(m)Any dissolution, termination, partial or complete liquidation, merger or consolidation of Borrower or Manager.

(n)Manager fails to perform any covenant, agreement, obligation, terms or condition of Section 1.37 hereof.

(o)The Hotel Manager (or any successor management agreement) resigns or is removed and a new hotel manager reasonably acceptable to Lender is not hired within thirty  (30) days pursuant to the terms of this Security Instrument or there is any material change in the Management Agreement (or any successor management agreement) made by Borrower without the consent of Lender.

(p)A default by Borrower has occurred which continues beyond any appicable cure period under the Management Agreement (or any successor management agreement) if such default permits the Hotel Manager to terminate or cancel the Management Agreement (or any successor management agreement).

(q)A default by Borrower has occurred which continues beyond any appicable cure period under the Hotel Agreement (or any successor hotel agreement) if such default permits the franchisor/licensor thereunder to terminate or cancel the Hotel Agreement (or any successor hotel agreement).

(r)Borrower ceases to do business as a hotel or motel on the Property or terminates such business for any reason whatsoever (other than temporary cessation in connection with any renovations to the Property or a temporary cessation as a result of a Force Majeure Event).  As used herein, “Force Majeure Event” means any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefore, governmental restrictions, governmental regulations, governmental controls, enemy or hostile governmental action, civil commotion, and other causes beyond the reasonable control of the party obligated to perform.

(s)The occurrence of any of the events specified in Section 2.1(g) as to any indemnitor or guarantor under any indemnity or guaranty executed in connection with the loan evidenced by the Note, other than Borrower (each a "Defaulting Guarantor"), which is in any manner obligated to Lender under the Loan Documents shall not give rise to an Event of Default, if within thirty (30) days of Borrower's receipt of written notice of the occurrence of any such event by the Defaulting Guarantor, Borrower causes the Defaulting Guarantor to be replaced with another guarantor (the "Replacement Guarantor"), which Replacement Guarantor shall (i) have a net worth, which together with the net worth of the other Guarantor(s) (excluding the Defaulting Guarantor) is equal to or greater than Five Million Dollars ($5,000,000) (Seven Hundred Fifty Thousand Dollars ($750,000) of which shall be held in cash and/or marketable securities) in the aggregate, as evidenced by financial statements certified by such Replacement Guarantor, (ii) have the reputation and standing in the community as of the date of such replacement contemplated herein, that is at least equal to the reputation and standing of the Defaulting Guarantor as of the effective date of the respective indemnity or guaranty and (iii) be otherwise satisfactory to Lender in its sole but reasonable discretion.

ARTICLE III
REMEDIES

3.1Remedies Available.  If there shall occur an Event of Default under this Security Instrument, then this Security Instrument is subject to judicial foreclosure or foreclosure by power of sale as provided by law and Lender may, at Lender's option and by or through Lender's nominee, assignee or otherwise, to the fullest extent permitted by law, exercise any or all of the following rights, remedies and recourses, either successively or concurrently:

(a)Acceleration.  Accelerate the maturity date of the Note and declare any or all of the indebtedness secured hereby to be immediately due and payable without any presentment, demand, protest, notice, or action of any kind whatever (each of which is hereby expressly waived by Borrower), whereupon the same shall become immediately due and payable.  Upon any such acceleration, payment of such accelerated amount shall constitute a prepayment of the principal balance of the Note and any applicable Yield Maintenance provided for in the Note shall then be immediately due and payable.

(b)Entry on the Property.  Either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court and without regard to the adequacy of Lender's security, enter upon and take possession of the Property, or any part thereof, without force or with such force as is permitted by law and without notice or process or with such notice or process as is required by law unless such notice and process is waivable, in which case Borrower hereby waives such notice and process, and does any and all acts and performs any and all work which may be desirable or necessary in Lender's judgment to complete any unfinished construction on the Land, to preserve the value, marketability or rentability of the Property, to increase the income therefrom, to manage and operate the Property or to protect the security hereof and all sums expended by Lender therefor, together with interest thereon at the Default Interest Rate, shall be immediately due and payable to Lender by Borrower on demand and shall be secured hereby and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.

(c)Collect Rents and Profits.  With or without taking possession of the Property, sue or otherwise collect the Rents and Profits, including those past due and unpaid.

(d)Appointment of Receiver.  Upon, or at any time prior or after, initiating the exercise of any power of sale, instituting any judicial foreclosure or instituting any other foreclosure of the liens and security interests provided for herein or any other legal proceedings hereunder, make application to a court of competent jurisdiction for appointment of a receiver for all or any part of the Property, as a matter of strict right and without notice to Borrower and without regard to the adequacy of the Property for the repayment of the indebtedness secured hereby or the solvency of Borrower or any person or persons liable for the payment of the indebtedness secured hereby, and Borrower does hereby irrevocably consent to such appointment, waives any and all notices of and defenses to such appointment and agrees not to oppose any application therefor by Lender, but nothing herein is to be construed to deprive Lender of any other right, remedy or privilege Lender may now have under the law to have a receiver appointed, provided,  however, that, the appointment of such receiver, trustee or other appointee by virtue of any court order, statute or regulation shall not impair or in any manner prejudice the rights of Lender to receive payment of the Rents and Profits pursuant to other terms and provisions hereof.  Any such receiver shall have all of the usual powers and duties of receivers in similar cases, including, without limitation, the full power to hold, develop, rent, lease, manage, maintain, operate and otherwise use or permit the use of the Property upon such terms and conditions as said receiver may deem to be prudent and reasonable under the circumstances as more fully set forth in Section 3.3 below.  Such receivership shall, at the option of Lender, continue until full payment of all of the indebtedness secured hereby or until title to the Property shall have passed by foreclosure sale under this Security Instrument or deed in lieu of foreclosure.

(e)Judicial Foreclosure.  Immediately commence an action to foreclose this Security Instrument or to specifically enforce its provisions or any of the indebtedness secured hereby pursuant to the statutes in such case made and provided and sell the Property or cause the Property to be sold in accordance with the requirements and procedures provided by said statutes in a single parcel or in several parcels at the option of Lender.

(1)In the event foreclosure proceedings are filed by Lender, all expenses incident to such proceeding, including, but not limited to, attorneys’ fees and costs, shall be paid by Borrower and secured by this Security Instrument and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.  The secured indebtedness and all other obligations secured by this Security Instrument, including, without limitation, interest at the Default Interest Rate (as defined in the Note), any prepayment charge, fee or premium required to be paid under the Note in order to prepay principal (to the extent permitted by applicable law), attorneys’ fees and any other amounts due and unpaid to Lender under the Loan Documents, may be bid by Lender in the event of a foreclosure sale hereunder.  In the event of a judicial sale pursuant to a foreclosure decree, it is understood and agreed that Lender or its assigns may become the purchaser of the Property or any part thereof.

(2)Lender may, by following the procedures and satisfying the requirements prescribed by applicable law, foreclose on only a portion of the Property and, in such event, said foreclosure shall not affect the lien of this Security Instrument on the remaining portion of the Property foreclosed.

(f)Foreclosure by Power of Sale.  Immediately commence an action to foreclose this Security Instrument by power of sale as set forth below.

(1)In the event of any inconsistencies between the terms and conditions of this subsection 3.1(f) of this Security Instrument and any other terms of this Security Instrument, the terms and conditions of this subsection 3.1(f) shall control and be binding.

(2)Should Lender elect to foreclose by exercise of the power of sale herein contained, Lender shall notify Trustee and shall deposit with Trustee this Security Instrument and, if necessary, the Note and such receipts and evidence of expenditures made and secured hereby as Trustee may require.  Upon receipt of such notice from Lender, Trustee shall cause to be recorded, published and/or delivered to Borrower such notice of default and notice of sale as then required by law.  Trustee shall, without demand on Borrower, after lapse of such time as may then be required by law and after giving of such notice of default and after notice of sale as required by law, sell the Property at the time and place of sale fixed by it in said notice of sale, either as a whole, or in separate lots or parcels or items as Lender shall determine, and in such order as Lender may determine, at public auction to the highest bidder for cash in lawful money of the United States payable at the time of sale.  Trustee shall deliver to such purchaser or purchasers thereof its good and sufficient deed or deeds conveying the property so sold, but without any covenant or warranty, express or implied.  The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof.  Any person, including, without limitation, Borrower or Lender, but excepting Trustee, may purchase at such sale and Borrower hereby covenants to warrant and defend the title of such purchaser or purchasers.

(3)Lender may, in its sole discretion, designate the order in which the Property shall be offered for sale or sold through a single sale or through two or more successive sales, or in any other manner Lender deems to be in its best interest.  If Lender elects more than one sale or other disposition of the Property, Lender may at its option cause the same to be conducted simultaneously or successively, on the same day or at such different days or times and in such order as Lender may deem to be in its best interests, and no such sale shall terminate or otherwise affect the lien of this Security Instrument on any part of the Property not then sold until all indebtedness secured hereby has been fully paid.  If Lender elects to dispose of the Property through more than one sale, Borrower shall pay the costs and expenses of each such sale of its interest in the Property and of any proceedings where the same may be made.  Trustee may postpone the sale of all or any part of the Property by public announcement at such time and place of sale, or in any manner permitted by law from time to time, and without further notice make such sale at the time fixed by the last postponement; or Trustee may, in its discretion, give a new notice of sale.  Lender may rescind or cancel any such notice of default at any time before Trustee’s sale by executing a notice of rescission or cancellation and recording the same.  The recordation of such notice shall constitute a cancellation of any prior declaration of default and demand for sale and of any acceleration of maturity of indebtedness affected by any prior declaration or notice of default.  The exercise by Lender of the right of rescission or cancellation shall not constitute a waiver of any default then existing or subsequently occurring, or impair the right of Lender to execute other declarations of default and demand for sale, or notices of default and of election to cause the Property to be sold, nor otherwise affect the Note or this Security Instrument, or any of the rights, obligations or remedies of Lender or Trustee hereunder.

(4)In the event of a sale of the Property, or any part thereof, pursuant to this subsection 3.1(f) and the execution of a deed therefor, the recital therein of default, and of giving notice of default and of the elapse of the required time (if any) between the recording and the notice, and of the giving of notice of sale, and of a demand by Lender, or its successors or assigns, that such sale should be made, shall be conclusive proof of such default, recording, election, elapse of time, and giving of such notice, and that the sale was regularly and validly made on due and proper demand by Lender, its successors or assigns.  Any such deed or deeds with such recitals therein shall be effective and conclusive against Borrower, its successors and assigns, and all other persons.  The receipt for the purchase money recited or contained in any deed executed to the purchaser as aforesaid shall be sufficient discharge to such purchaser from all obligations to see to the proper application of the purchase money.

(g)Other.  Exercise any other right or remedy available hereunder, under any of the other Loan Documents or at law or in equity.

3.2Application of Proceeds.  To the fullest extent permitted by law, the proceeds of any sale under this Security Instrument shall be applied to the extent funds are so available to the following items in such order as Lender in Lender's discretion may determine:

(a)To payment of the costs, expenses and fees of taking possession of the Property, and of holding, operating, maintaining, using, leasing, repairing, improving, marketing and selling the same and of otherwise enforcing Lender's right and remedies hereunder and under the other Loan Documents, including, but not limited to, receivers' fees, court costs, attorneys', accountants', appraisers', managers' and other professional fees, title charges and transfer taxes.

(b)To payment of all sums expended by Lender under the terms of any of the Loan Documents and not yet repaid, together with interest on such sums at the Default Interest Rate.

(c)To payment of the secured indebtedness and all other obligations secured by this Security Instrument, including, without limitation, interest at the Default Interest Rate and, to the extent permitted by applicable law, Yield Maintenance or any prepayment fee, charge or premium required to be paid under the Note in order to prepay principal, in any order that Lender chooses in Lender's sole discretion.

The remainder, if any, of such funds shall be disbursed to Borrower or to the person or persons legally entitled thereto.

3.3Right and Authority of Receiver or Lender in the Event of Default; Power of Attorney.  Upon the occurrence of an Event of Default hereunder and entry upon the Property pursuant to Section 3.1(b) hereof or appointment of a receiver pursuant to Section 3.1(d) hereof, and under such terms and conditions as may be prudent and reasonable under the circumstances in Lender's or the receiver's sole discretion, all at Borrower's expense, Lender or said receiver, or such other persons or entities as they shall hire, direct or engage, as the case may be, may do or permit one or more of the following, successively or concurrently:  (a) enter upon and take possession and control of any and all of the Property; (b) take and maintain possession of all documents, books, records, papers and accounts relating to the Property; (c) exclude Borrower and Borrower's agents, servants and employees wholly from the Property; (d) manage and operate the Property; (e) preserve and maintain the Property; (f) make repairs and alterations to the Property; (g) complete any construction or repair of the Improvements, with such changes, additions or modifications of the plans and specifications or intended disposition and use of the Improvements as Lender may in Lender's sole discretion deem appropriate or desirable to place the Property in such condition as will, in Lender's sole discretion, make the Property or any part thereof readily marketable or rentable; (h) conduct a marketing or leasing program with respect to the Property, or employ a marketing or leasing agent or agents to do so, directed to the leasing or sale of the Property under such terms and conditions as Lender may in Lender's sole discretion deem appropriate or desirable; (i) employ such contractors, subcontractors, materialmen, architects, engineers, consultants, managers, brokers, marketing agents, or other employees, agents, independent contractors or professionals, as Lender may in Lender's sole discretion deem appropriate or desirable to implement and effectuate the rights and powers herein granted; (j) execute and deliver, in the name of Lender as attorney-in-fact and agent of Borrower or in Borrower's own name as Lender, such documents and instruments as are necessary or appropriate to consummate authorized transactions; (k) enter into such leases, whether of real or personal property, or tenancy agreements, under such terms and conditions as Lender may in Lender's  sole discretion deem appropriate or desirable; (l) collect and receive the Rents and Profits from the Property; (m) eject Tenants or repossess personal property, as provided by law, for breaches of the conditions of their Leases; (n) sue for unpaid Rents and Profits, payments, income or proceeds in the name of Borrower or Lender; (o) maintain actions in forcible entry and detainer, ejectment for possession and actions in distress for rent; (p) compromise or give acquittance for Rents and Profits, payments, income or proceeds that may become due; (q) delegate or assign any and all rights and powers given to Lender by this Security Instrument; and (r) do any acts which Lender in Lender's sole discretion deems appropriate or desirable to protect the security hereof and use such measures, legal or equitable, as Lender may in Lender's sole discretion deem appropriate or desirable to implement and effectuate the provisions of this Security Instrument.  This Security Instrument shall constitute a direction to and full authority to any Tenant, or other third party who has heretofore dealt or contracted or may hereafter deal or contract with Borrower or Lender, at the request of Lender, to pay all amounts owing under any Lease, contract or other agreement to Lender without proof of the Event of Default relied upon.  Any such Tenant or third party is hereby irrevocably authorized to rely upon and comply with (and shall be fully protected by Borrower in so doing) any request, notice or demand by Lender for the payment to Lender of any Rents and Profits or other sums which may be or thereafter become due under its Lease, contract or other agreement, or for the performance of any undertakings under any such Lease, contract, concession, license or other agreement, and shall have no right or duty to inquire whether any Event of Default under this Security Instrument or under any of the other Loan Documents has actually occurred or is then existing.  Borrower hereby constitutes and appoints Lender, and Lender's assignees, successors, transferees and nominees, as Borrower's true and lawful attorney-in-fact and agent, with full power of substitution in the Property, in Borrower's name, place and stead, to do or permit any one or more of the foregoing described rights, remedies, powers and authorities, successively or concurrently, and said power of attorney shall be deemed a power coupled with an interest and irrevocable so long as any indebtedness secured hereby is outstanding.  Any money advanced by Lender in connection with any action taken under this Section 3.3, together with interest thereon at the Default Interest Rate from the date of making such advancement by Lender until actually paid by Borrower, shall be a demand obligation owing by Borrower to Lender and shall be secured by this Security Instrument and by every other instrument securing the secured indebtedness.

3.4Occupancy After Foreclosure.  In the event there is a foreclosure sale hereunder and at the time of such sale, Borrower or Borrower's representatives, successors or assigns, or any other persons claiming any interest in the Property by, through or under Borrower (except Tenants of space in the Improvements subject to Leases entered into prior to the Effective Date), are occupying or using the Property, or any part thereof, then, to the extent not prohibited by applicable law, each and all shall, at the option of Lender or the purchaser at such sale, as the case may be, immediately become the Tenant of the purchaser at such sale, which tenancy shall be a tenancy from day-to-day, terminable at the will of either landlord or Tenant, at a reasonable rental per day based upon the value of the Property occupied or used, such rental to be due daily to the purchaser.  Further, to the extent permitted by applicable law, in the event the Tenant fails to surrender possession of the Property upon the termination of such tenancy, the purchaser shall be entitled to institute and maintain an action for unlawful detainer of the Property in the appropriate court of the county in which the Land is located.

3.5Notice to Account Debtors.  Lender may, at any time after an Event of Default notify the account debtors and obligors of any accounts, chattel paper, negotiable instruments or other evidences of indebtedness to Borrower which are included as part of the Property to pay Lender directly.  Borrower shall at any time or from time to time upon the request of Lender provide to Lender a current list of all such account debtors and obligors and their addresses.

3.6Cumulative Remedies.  All remedies contained in this Security Instrument are cumulative and Lender shall also have all other remedies provided at law and in equity or in any other Loan Documents.  Such remedies may be pursued separately, successively or concurrently at the sole subjective direction of Lender and may be exercised in any order and as often as occasion therefor shall arise.  No act of Lender shall be construed as an election to proceed under any particular provisions of this Security Instrument to the exclusion of any other provision of this Security Instrument or as an election of remedies to the exclusion of any other remedy which may then or thereafter be available to Lender.  No delay or failure by Lender to exercise any right or remedy under this Security Instrument shall be construed to be a waiver of that right or remedy or of any Event of Default hereunder.  Lender may exercise any one or more of Lender's rights and remedies at Lender's option without regard to the adequacy of Lender's security.

3.7Payment of Expenses.  Borrower shall pay on demand all of Lender's expenses incurred in any efforts to enforce any terms of this Security Instrument, whether or not any lawsuit is filed and whether or not foreclosure is commenced but not completed, including, but not limited to, reasonable legal fees (including but not limited to appellate fees and fees for all paralegals, legal consultants and other paraprofessionals) and disbursements, foreclosure costs and title charges, together with interest thereon from and after the date incurred by Lender until actually paid by Borrower at the Default Interest Rate, and the same shall be secured by this Security Instrument and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.

ARTICLE IV
MISCELLANEOUS TERMS AND CONDITIONS

4.1Time of Essence.  Time is of the essence with respect to all provisions of this Security Instrument and all other Loan Documents.

4.2Release of Security Instrument.  If all of the secured indebtedness shall be paid, then and in that event only, all rights under this Security Instrument shall terminate except for those provisions hereof which by their terms survive, and the Property shall become wholly clear of the liens, security interests, conveyances and assignments evidenced hereby, which shall be released by Lender in due form at Borrower's cost.  No release of this Security Instrument or the lien hereof shall be valid unless executed by Lender.

4.3Certain Rights of Lender.  Without affecting Borrower's liability for the payment of any of the indebtedness secured hereby, Lender may from time to time and without notice to Borrower: (a) release any person liable for the payment of the indebtedness secured hereby; (b) extend or modify the terms of payment of the indebtedness secured hereby; (c) accept additional real or personal property of any kind as security or alter, substitute or release any property securing the indebtedness secured hereby; (d) recover any part of the Property; (e) consent in writing to the making of any subdivision map or plat thereof; (f) join in granting any easement therein; or (g) join in any extension agreement of the Security Instrument or any agreement subordinating the lien hereof.

4.4Waiver of Certain Defenses.  No action for the enforcement of the lien hereof or of any provision hereof shall be subject to any defense which would not be good and available to the party interposing the same in an action at law upon the Note or any of the other Loan Documents.

4.5Notices.  All notices, demands, requests or other communications to be sent by one party to the other hereunder or required by law shall be in writing and shall be deemed to have been validly given or served by delivery of the same in person to the intended addressee, or by depositing the same with Federal Express or another reputable private courier service for next business day delivery, or by depositing the same in the United States mail, postage prepaid, registered or certified mail, return receipt requested, in any event addressed to the intended addressee at its address set forth on the first page of this Security Instrument or at such other address as may be designated by such party as herein provided.  All notices, demands and requests to be sent to Lender shall be sent, with a copy to Safarian Choi & Bolstad LLP, 555 South Flower Street, Suite 650, Los Angeles, California 90071, Attention:  Chris K. Safarian, Esq.  All notices, demands and requests to be sent to Borrower shall be sent with a copy to Morris, Manning & Martin, LLP,  1600 Atlanta Financial Center,  3343 Peachtree Road, NE,  Atlanta, Georgia 30326, Attention: Duncan Miller, Esq.  All notices, demands and requests shall be effective upon such personal delivery, or one (1) business day after being deposited with the private courier service, or two (2) business days after being deposited in the United States mail as required above.  Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, demand or request sent.  By giving to the other party hereto at least fifteen (15) days' prior written notice thereof in accordance with the provisions hereof, the parties hereto shall have the right from time to time to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

4.6Successors and Assigns.  The terms, provisions, indemnities, covenants and conditions hereof shall be binding upon Borrower and the successors and assigns of Borrower, including all successors in interest of Borrower in and to all or any part of the Property, and shall inure to the benefit of Lender, and Lender's directors, officers, shareholders, employees and agents and their respective successors and assigns and shall constitute covenants running with the land (without implying Lender's consent to any transfer of the Property or any interest in Borrower or the Property in violation of this Security Instrument).  All references in this Security Instrument to Borrower or Lender shall be deemed to include all such parties' successors and assigns, and the term "Lender" as used herein shall also mean and refer to any lawful holder or owner, including pledgees and participants, of any of the indebtedness secured hereby.  If Borrower consists of more than one person or entity, each shall be jointly and severally liable to perform the obligations of Borrower.

4.7Severability.  A determination that any provision of this Security Instrument is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Security Instrument to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

4.8Gender.  Within this Security Instrument, words of any gender shall be held and construed to include any other gender, and words in the singular shall be held and construed to include the plural, and vice versa, unless the context otherwise requires.

4.9Waiver: Discontinuance of Proceedings.  Lender may waive any single Event of Default by Borrower hereunder without waiving any other prior or subsequent Event of Default.  Lender may remedy any Event of Default by Borrower hereunder without waiving the Event of Default remedied.  Neither the failure by Lender to exercise, nor the delay by Lender in exercising, any right, power or remedy upon any Event of Default by Borrower hereunder shall be construed as a waiver of such Event of Default or as a waiver of the right to exercise any such right, power or remedy at a later date.  No single or partial exercise by Lender of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time.  No modification or waiver of any provision hereof nor consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose given.  No notice to nor demand on Borrower in any case shall of itself entitle Borrower to any other or further notice or demand in similar or other circumstances.  Acceptance by Lender of any payment in an amount less than the amount then due on any of the secured indebtedness shall be deemed an acceptance on account only and shall not in any way affect the existence of an Event of Default hereunder.  In case Lender shall have proceeded to invoke any right, remedy or recourse permitted hereunder or under the other Loan Documents and shall thereafter elect to discontinue or abandon the same for any reason, Lender shall have the unqualified right to do so and, in such an event, Borrower and Lender shall be restored to their former positions with respect to the indebtedness secured hereby, the Loan Documents, the Property and otherwise, and the rights, remedies, recourses and powers of Lender shall continue as if the same had never been invoked.

4.10Section Headings.  The headings of the articles, sections, subsections and paragraphs of this Security Instrument are for convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof.  This Security Instrument shall not be construed more strictly against one party than against the other merely by virtue of the fact that this Security Instrument may have been physically prepared by one of the parties, or such party's counsel, it being agreed that all parties and their respective counsel have mutually participated in the negotiation and preparation of this Security Instrument.

4.11Counting of Days.  The term "days" when used herein shall mean calendar days.  If any time period ends on a Saturday, Sunday or holiday officially recognized by the state within which the Land is located, the period shall be deemed to end on the next succeeding business day.  The term "business day" when used herein shall mean a weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in Texas are authorized by law to be closed.

4.12Relationship of the Parties.  The relationship between Borrower and Lender is that of a borrower and a lender only and none of those parties is, nor shall it hold itself out to be, the agent, employee, joint venturer or member of the other party.

4.13Application of the Proceeds of the Note.  To the extent that proceeds of the Note are used to pay indebtedness secured by any outstanding lien, security interest, charge or prior encumbrance against the Property, such proceeds have been advanced by Lender at Borrower's request and Lender shall be subrogated to any and all rights, security interests and liens owned by any owner or holder of such outstanding liens, security interests, charges or encumbrances, irrespective of whether said liens, security interests, charges or encumbrances are released.

4.14Unsecured Portion of Indebtedness.  If any part of the secured indebtedness cannot be lawfully secured by this Security Instrument or if any part of the Property cannot be lawfully subject to the lien and security interest hereof to the full extent of such indebtedness, then all payments made shall be applied on said indebtedness first in discharge of that portion thereof which is unsecured by this Security Instrument.

4.15Cross Default.  An Event of Default hereunder shall be a default under each of the other Loan Documents.

4.16Interest After Sale.  In the event the Property or any part thereof shall be sold upon foreclosure as provided hereunder, to the extent permitted by law, the sum for which the same shall have been sold shall, for purposes of redemption (pursuant to the laws of the state in which the Property is located), bear interest at the Default Interest Rate.

4.17Inconsistency with Other Loan Documents.  In the event of any inconsistency between the provisions hereof and the provisions in any of the other Loan Documents, it is intended that the provisions of this Security Instrument shall be controlling.

4.18Construction of this Document.  This document may be construed as a mortgage, security deed, deed of trust, chattel mortgage, conveyance, assignment, security agreement,

pledge, financing statement, hypothecation or contract, or any one or more of the foregoing, in order to fully effectuate the liens and security interests created hereby and the purposes and agreements herein set forth.

4.19No Merger.  It is the desire and intention of the parties hereto that this Security Instrument and the lien hereof do not merge in fee simple title to the Property.  It is hereby understood and agreed that should Lender acquire any additional or other interests in or to the Property or the ownership thereof, then, unless a contrary intent is manifested by Lender as evidenced by an appropriate document duly recorded, this Security Instrument and the lien hereof shall not merge in such other or additional interests in or to the Property, toward the end that this Security Instrument may be foreclosed as if owned by a stranger to said other or additional interests.

4.20Rights With Respect to Junior Encumbrances.  Any person or entity purporting to have or to take a junior mortgage or other lien upon the Property or any interest therein shall be subject to the rights of Lender to amend, modify, increase, vary, alter or supplement this Security Instrument, the Note or any of the other Loan Documents and to extend the maturity date of the indebtedness secured hereby and to increase the amount of the indebtedness secured hereby and to waive or forebear the exercise of any of Lender's rights and remedies hereunder or under any of the other Loan Documents and to release any collateral or security for the indebtedness secured hereby, in each and every case without obtaining the consent of the holder of such junior lien and without the lien or security interest of this Security Instrument losing its priority over the rights of any such junior lien.  Nothing contained in this Section 4.20 shall be deemed to imply Lender's consent to any further encumbering of the Property in violation of this Security Instrument.

4.21Lender May File Proofs of Claim.  In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Borrower or the principals, partners, managers or members of Borrower, or any of their respective creditors or property, Lender, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Lender allowed in such proceedings for the entire secured indebtedness at the date of the institution of such proceedings and for any additional amount which may become due and payable by Borrower hereunder after such date.

4.22After-Acquired Property.  All property acquired by Borrower after the date of this Security Instrument which by the terms of this Security Instrument shall be subject to the lien and the security interest created hereby, shall immediately upon the acquisition thereof by Borrower and without further mortgage, deed of trust, conveyance or assignment become subject to the lien and security interest created by this Security Instrument.  Nevertheless, Borrower shall execute, acknowledge, deliver and record or file, as appropriate, all and every such further mortgages, deeds of trust, security agreements, financing statements, assignments and assurances, as Lender shall require for accomplishing the purposes of this Security Instrument.

4.23No Representation.  By accepting delivery of any item required to be observed, performed or fulfilled or to be given to Lender pursuant to the Loan Documents, including, but not limited to, any officer's certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal or insurance policy, Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance of delivery thereof shall not be or constitute any warranty, consent or affirmation with respect thereto by Lender.

4.24Counterparts.  This Security Instrument may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page.  Any signature page of this Security Instrument may be detached from any counterpart of this Security Instrument without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Security Instrument identical in form hereto but having attached to it one or more additional signature pages.

4.25Personal Liability.  Notwithstanding anything to the contrary contained in this Security Instrument, the liability of Borrower and Borrower's officers, directors, partners, managers, members and principals for the indebtedness secured hereby and for the performance of the other agreements, covenants and obligations contained herein and in the other Loan Documents shall be limited as set forth in Article 3 of the Note.

4.26Recording and Filing.  Borrower shall cause the Loan Documents and all amendments and supplements thereto and substitutions therefor to be recorded, filed, re-recorded and re-filed in such manner and in such places as Lender shall reasonably request, and shall pay on demand all such recording, filing, re-recording and re-filing taxes, fees and other charges.  Borrower shall reimburse Lender, or Lender's servicing agent, for the costs incurred in obtaining a tax service company to verify the status of payment of taxes and assessments on the Property.

4.27Entire Agreement and Modification.  This Security Instrument and the other Loan Documents contain the entire agreements between the parties relating to the subject matter hereof and thereof and all prior agreements relative hereto and thereto which are not contained herein or therein are terminated.  This Security Instrument and the other Loan Documents may not be amended, revised, waived, discharged, released or terminated orally but only by a written instrument or instruments executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted.  Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.

4.28Maximum Interest.  The provisions of this Security Instrument and of all agreements between Borrower and Lender, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity of the Note or otherwise, shall the amount paid, or agreed to be paid ("Interest"), to Lender for the use, forbearance or retention of the money loaned under the Note exceed the maximum amount permissible under applicable law.  If, from any circumstance whatsoever, performance or fulfillment of any provision hereof or of any agreement between Borrower and Lender shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for Interest prescribed by law or otherwise transcend the limit of validity prescribed by applicable law, then ipso facto the obligation to be performed or fulfilled shall be reduced to such limit and if, from any circumstance whatsoever, Lender shall ever receive anything of value deemed Interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive Interest shall be applied to the reduction of the principal balance owing under the Note in the inverse order of its maturity (whether or not then due) or at the option of Lender be paid over to Borrower, and not to the payment of Interest.  All Interest (including any amounts or payments deemed to be Interest) paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal balance of the Note so that the Interest thereon for such full period shall not exceed the maximum amount permitted by applicable law.    This Section 4.28 shall control all agreements between Borrower and Lender.

4.29Further Stipulations.  The additional covenants, agreements and provisions set forth in the exhibits attached hereto and made a part hereof, if any, shall be a part of this Security Instrument and shall, in the event of any conflict between such further stipulations and any of the other provisions of this Security Instrument, be deemed to control.

4.30Dissemination of Information.  If Lender determines at any time to sell, transfer or assign the Note, this Security Instrument and the other Loan Documents, and any or all servicing rights with respect thereto, or to grant participations therein (the "Participations") or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the "Securities"), Lender may forward to each purchaser, transferee, assignee, servicer, participant, investor, and/or their respective successors in such Participations and/or Securities (collectively, the "Investor") and/or any Rating Agency rating such Securities, each prospective Investor and each of the foregoing's respective counsel, all documents and information that Lender now has or may hereafter acquire relating to the indebtedness secured hereby and to Borrower, any guarantor, any indemnitor and the Property, which shall have been furnished by Borrower, any guarantor, and/or any indemnitor, as Lender determines necessary or desirable.  Without limiting the foregoing, Borrower acknowledges and agrees that any such transfer, assignment, grant or issuance may be completed at any time without any consent from Borrower.

4.31Fixture Filing.  This Security Instrument shall be effective from the date of its recording as a financing statement filed as a fixture filing with respect to all goods constituting part of the Property which are, or are to become, fixtures for purposes of Chapter 9 of the Uniform Commercial Code of the state where the fixtures are located.  Information concerning the security interests herein granted may be obtained at the addresses stated in the introductory paragraph of this Security Instrument.  Borrower, for Borrower and Borrower's successors, hereby agrees to warrant and forever defend, all and singular, title to the Property unto Lender, and Lender's successors or substitutes in this trust, forever, against every person whomsoever lawfully claiming, or to claim, the same or any part thereof, subject, however, to the Permitted Exceptions.  This Security Instrument shall also be effective as a financing statement covering any oil, gas or other minerals or the like and any other portion of the Property as to which a security interest may be perfected by filing in the real property records of Tarrant County, Texas.

4.32Administrative Fees.  Lender shall have the right to charge administrative fees during the term of the loan evidence by the Note and secured hereby as Lender may determine, in Lender's sole reasonable discretion, in connection with Lender's evaluation, preparation and processing of any servicing, administrative or other requests made by Borrower, including without limitation:  processing insurance and UCC continuation documentation; processing escrow draws and disbursement requests; review of Leases, Tenant subordination, non‑disturbance and attornment agreements and tenant estoppels, requests for transfers or assignments, requests for partial releases and requests for review of new easements); provided, however, the administrative fees charged under this Section 4.32 shall not be duplicative of administrative fees and charges expressly provided for elsewhere in this Security Instrument.  Lender shall also be entitled to reimbursement for reasonable professional fees Lender incurs for such administration, including without limitation, those of architects, engineers, consultants and attorneys (whether (a) employed by Lender or (b) engaged by Lender as independent contractors).

4.33Waiver of Right of Offset.  No portion of the indebtedness secured hereby shall be or be deemed to be offset or compensated by all or any part of any claim, cause of action, counterclaim, or cross-claim, whether liquidated or unliquidated, that Borrower may have or claim to have against Lender.

ARTICLE V
DEED OF TRUST PROVISIONS

5.1Concerning the Trustee.  Trustee shall be under no duty to take any action hereunder except as expressly required hereunder or by law, or to perform any act which would involve Trustee in any expense or liability or to institute or defend any suit in respect hereof, unless properly indemnified to Trustee’s reasonable satisfaction.  Trustee, by acceptance of this Security Instrument, covenants to perform and fulfill the trusts herein created, being liable, however, only for gross negligence or willful misconduct, and hereby waives any statutory fee and agrees to accept reasonable compensation, in lieu thereof, for any services rendered by Trustee in accordance with the terms hereof.  Trustee may resign at any time upon giving thirty (30) days’ notice to Borrower and to Lender.  Lender may remove Trustee at any time or from time to time and select a successor trustee.  In the event of the death, removal, resignation, refusal to act, or inability to act of Trustee, or in its sole discretion for any reason whatsoever Lender may, without notice and without specifying any reason therefor and without applying to any court, select and appoint a successor trustee, by an instrument recorded wherever this Security Instrument is recorded and all powers, rights, duties and authority of Trustee, as aforesaid, shall thereupon become vested in such successor.  Such substitute trustee shall not be required to give bond for the faithful performance of the duties of Trustee hereunder unless required by Lender.  The procedure provided for in this Section for substitution of Trustee shall be in addition to and not in exclusion of any other provisions for substitution, by law or otherwise.

5.2Trustee’s Fees.  Borrower shall pay all reasonable costs, fees and expenses incurred by Trustee and Trustee’s agents and counsel in connection with the performance by Trustee of Trustee’s duties hereunder and all such costs, fees and expenses shall be secured by this Security Instrument.

5.3Certain Rights.  With the approval of Lender, Trustee shall have the right to take any and all of the following actions:  (i) to select, employ, and advise with counsel (who may be, but need not be, counsel for Lender) upon any matters arising hereunder, including the preparation, execution, and interpretation of the Note, this Security Instrument or the other Loan Documents, and shall be fully protected in relying as to legal matters on the advice of counsel, (ii) to execute any of the trusts and powers hereof and to perform any duty hereunder either directly or through his/her agents or attorneys, (iii) to select and employ, in and about the execution of his/her duties hereunder, suitable accountants, engineers and other experts, agents and attorneys-in-fact, either corporate or individual, not regularly in the employ of Trustee, and Trustee shall not be answerable for any act, default, negligence, or misconduct of any such accountant, engineer or other expert, agent or attorney-in-fact, if selected with reasonable care, or for any error of judgment or act done by Trustee in good faith, or be otherwise reasonable or accountable under any circumstances whatsoever, except for Trustee’s gross negligence or bad faith, and (iv) any and all other lawful action as Lender may instruct Trustee to take to protect or enforce Lender’s rights hereunder.  Trustee shall not be personally liable in case of entry by Trustee, or anyone entering by virtue of the powers herein granted to Trustee, upon the Property for debts contracted for or liability or damages incurred in the management or operation of the Property.  Trustee shall have the right to rely on any instrument, document, or signature authorizing or supporting an action taken or proposed to be taken by Trustee hereunder, believed by Trustee in good faith to be genuine.  Trustee shall be entitled to reimbursement for actual expenses incurred by Trustee in the performance of Trustee’s duties hereunder and to reasonable compensation for such of Trustee’s services hereunder as shall be rendered.

5.4Retention of Money.  All moneys received by Trustee shall, until used or applied as herein provided be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required  by applicable law) and Trustee shall be under no liability for interest on any moneys received by Trustee hereunder.

5.5Perfection of Appointment.  Should any deed, conveyance, or instrument of any nature be required from Borrower by any Trustee or substitute trustee to more fully and certainly vest in and confirm to the Trustee or substitute trustee such estates rights, powers, and duties, then, upon request by the Trustee or substitute trustee, any and all such deeds, conveyances and instruments shall be made, executed, acknowledged, and delivered and shall be caused to be recorded and/or filed by Borrower.

5.6Succession Instruments.  Any substitute trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed, or conveyance, become vested with all the estates, properties, rights, powers, and trusts of its or his/her predecessor in the rights hereunder with like effect as if originally named as Trustee herein; but nevertheless, upon the written request of Lender or of the substitute trustee, the Trustee ceasing to act shall execute and deliver any instrument transferring to such substitute trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and moneys held by such Trustee to the substitute trustee so appointed in the Trustee’s place.

ARTICLE VI
STATE SPECIFIC PROVISIONS

In the event of any conflict between the terms set out in this Article VI and the provisions of this Security Instrument or any of the other Loan Documents, the terms set out in this Article VI shall control for all purposes.

6.1Foreclosure and Other Remedies.  In addition to any and all other rights and remedies set out in this Security, Lender shall also have all of the rights and remedies set out or contemplated in this Article VI.

(a)Foreclosure.  Upon the occurrence of any Event of Default, Trustee (or any successor or substitute Trustee) is authorized and empowered and it shall be his special duty at the request of Lender to sell the Property or any part thereof situated in the State of Texas at the courthouse of any county in the State of Texas in which any part of the Property is situated, at public venue to the highest bidder for cash between the hours of 10:00 a.m. and 4:00 p.m. on the first Tuesday in any month after having given notice of such sale in accordance with the statutes of the State of Texas then in force governing sales of real estate under powers conferred by deed of trust.  The sale must begin at the time stated in the notice of sale or not later than three hours after that time.  Any sale made by Trustee hereunder may be as an entirety or in such parcels as Lender may request, and any sale may be adjourned by announcement at the time and place appointed for such sale without further notice except as may be required by law.  Further, any sale made by Trustee hereunder may, in lieu of cash, be upon such other terms and conditions as Lender may from time to time hereafter elect.  The sale by Trustee of less than the whole of the Property shall not exhaust the power of sale herein granted, and Trustee is specifically empowered to make successive sale or sales under such power until the whole of the Property shall be sold and, if the proceeds of such sale of less than the whole of the Property shall be less than the aggregate of the indebtedness secured hereby and the expense of executing this trust as provided herein, this Security Instrument and the lien hereof shall remain in full force and effect as to the unsold portion of the Property just as though no sale had been made; provided, however, that Borrower shall never have any right to require the sale of less than the whole of the Property but Lender shall have the right, at its sole election, to request Trustee to sell less than the whole of the Property.  After each sale, Trustee shall make to the purchaser or purchasers at such sale good and sufficient conveyances in the name of Borrower, conveying the property so sold to the purchaser or purchasers in fee simple with general warranty of title, and shall receive the proceeds of said sale or sales and apply the same as herein provided.  Payment of the purchase price to Trustee shall satisfy the obligation of purchaser at such sale therefor, and such purchaser shall not be responsible for the application thereof.  In the event any sale hereunder is not completed or is defective in the opinion of Lender, such sale shall not exhaust the power of sale hereunder and Lender shall have the right to cause a subsequent sale or sales to be made hereunder.  Any and all statements of fact or other recitals made in any deed or deeds given by Trustee as to nonpayment of the indebtedness secured hereby, or as to the occurrence of any Event of Default, or as to Lender having declared all of such indebtedness to be due and payable, or as to the request to sell, or as to notice of time, place and terms of sale and of the properties to be sold having been duly given, or as to the refusal, failure or inability to act of Trustee or any substitute or successor, or as to the appointment of any substitute or successor trustee, or as to any other act or thing having been duly done by Lender or by such Trustee, substitute or successor, shall be taken as conclusive (absent manifest error) evidence of the truth of the facts so stated and recited.  Trustee may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Trustee, including the posting of notices and the conduct of sale, but in the name and on behalf of Trustee.

(b)Right to Require Proof of Financial Ability.  At any time during the bidding of any sale conducted by Trustee under Section 6.1(a) above, Trustee may require a bidding party

(a) to disclose its full name, state and city of residence, occupation, and specific business office location, and the name and address of the principal the bidding party is representing (if applicable); and (b) to demonstrate reasonable evidence of the bidding party's financial ability (or, if applicable, the financial ability of the principal of such bidding party), as a condition to the bidding party submitting bids at the foreclosure sale.  If any such bidding party (the “Questioned Bidder”) declines to comply with Trustee's requirement in this regard, or if such Questioned Bidder does respond but Trustee, in Trustee's sole and absolute discretion, deems the information or the evidence of the financial ability of the Questioned Bidder (or, if applicable, the principal of such bidding party) to be inadequate, Trustee may continue the bidding with reservation; and in such event (i) Trustee shall be authorized to caution the Questioned Bidder concerning the legal obligations to be incurred in submitting bids, and (ii) if the Questioned Bidder is not the highest bidder at the sale, or if having been the highest bidder the Questioned Bidder fails to deliver the cash purchase price payment promptly to Trustee, all bids by the Questioned Bidder shall be null and void.  Trustee may, in Trustee's sole and absolute discretion, determine that a credit bid may be in the best interest of Borrower and Lender and elect to sell the Property for credit or for a combination of cash and credit; provided, however, that Trustee shall have no obligation to accept any bid except an all cash bid.  In the event Trustee requires a cash bid and cash is not delivered within a reasonable time after conclusion of the bidding process, as specified by Trustee (but in no event later than 3:45 p.m. local time on the date of sale), then said contingent sale shall be null and void, the bidding process may be recommenced, and any subsequent bids or sale shall be made as if no prior bids were made or accepted.

(c)Judicial Foreclosure.  This Security Instrument shall be effective as a mortgage as well as a deed of trust and upon the occurrence of an Event of Default may be foreclosed as to any of the Property in any manner permitted by the laws of the State of Texas or of any other state in which any part of the Property is situated, and any foreclosure suit may be brought by Trustee or by Lender.  In the event a foreclosure hereunder shall be commenced by Trustee, Lender may at any time before the sale of the Property direct the said Trustee to abandon the sale, and may then institute suit for the collection of the Note and the other secured indebtedness, and for this foreclosure of this Security Instrument.  It is agreed that if Lender should institute a suit for the collection of the Note or any other secured indebtedness and for the foreclosure of this Security Instrument, Lender may at any time before the entry of a final judgment in said suit dismiss the same, and require Trustee to sell the Property in accordance with the provisions of this Security Instrument.

(d)Proceeds of Sale.  The proceeds of any sale held by Trustee or any receiver or public officer in foreclosure of the liens evidenced hereby shall be applied:

FIRST, to the payment of all necessary costs and expenses incident to such foreclosure sale, including but not limited to all court costs and charges of every character in the event foreclosed by suit, and a reasonable fee to Trustee acting under the provisions of Section 6.01(a) above if foreclosed by power of sale as provided in said section, not exceeding one percent (1%) of the proceeds of such sale;

SECOND, to the payment in full of the all of the indebtedness and obligations evidenced or secured by the Loan Documents (including specifically without limitation the principal, interest and attorneys' fees due and unpaid on the Note and the amounts due and unpaid and owed to Lender under this Security Instrument and the other Loan Documents) in such order as Lender may elect, in Lender's sole and absolute discretion; and

THIRD, the remainder, if any, there shall be, shall be paid to Borrower or to such other party or parties as may be entitled thereto by law.

(e)Lender as Purchaser.  Lender shall have the right to become the purchaser at any sale held by any Trustee or by any receiver or public officer, and any Lender purchasing at any such sale shall have the right to credit upon the amount of the bid made therefor, to the extent necessary to satisfy such bid, the indebtedness owing to such Lender, or if such Lender holds less than all such indebtedness, the pro rata part thereof owing to such Lender, accounting to all other Lenders not joining in such bid in cash for the portion of such bid or bids apportionable to such non-bidding Lender or Lenders.

(f)Uniform Commercial Code.  Upon the occurrence of any Event of Default that is continuing, Lender may exercise its rights of enforcement under the Code with respect to the Collateral, and in conjunction with, in addition to or in substitution for those rights and remedies:

(1)Lender may enter upon the Property to take possession of, assemble and collect the Collateral or to render it unusable; and

(2)Lender may require Borrower to assemble the Collateral and make it available at a place Lender designates which is mutually convenient to allow Lender to take possession or dispose of the Collateral; and

(3)written notice mailed to Borrower as provided herein ten (10) days prior to the date of public sale of the Collateral or prior to  the date after which private sale of the Collateral will be made shall constitute reasonable notice; and

(4)any sale made pursuant to the provisions of this Section 6.1(f) shall be deemed to have been a public sale conducted in a commercially reasonable manner if held contemporaneously with the sale of the Property under power of sale as provided herein upon giving the same notice with respect to the sale of the Collateral hereunder as is required for such sale of the Property under power of sale; and

(5)in the event of a foreclosure sale, whether made by Trustee under the terms hereof, or under judgment of a court, the Collateral and the remainder of the Property may, at the option of Lender, be sold as a whole; and

(6)it shall not be necessary that Lender take possession of the Collateral or any part thereof prior to the time that any sale pursuant to the provisions of this Section 6.1(f) is conducted and it shall not be necessary that the Collateral or any part thereof be present at the location of such sale; and

(7)prior to application of proceeds of disposition of the Collateral to the secured indebtedness, such proceeds shall be applied to the reasonable expenses of retaking, holding, preparing for sale or lease, selling, leasing and the like and the reasonable attorneys' fees and legal expenses incurred by Lender; and

(8)any and all statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale hereunder as to non-payment of the indebtedness or as to the occurrence of any Event of Default, or as to Lender having declared all of such indebtedness to be due and payable, or as to notice of time, place and terms of sale and of the properties to be sold having been duly given, or as to any other act or thing having been duly done by Lender, shall absent manifest error be taken as conclusive evidence of the truth of the facts so stated and recited; and

(9)Lender may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Lender, including the sending of notices and the conduct of sale, but in the name and on behalf of Lender.

(g)Partial Foreclosure.  Upon the occurrence of any Event of Default that is continuing, Lender shall have the right to proceed with foreclosure of the liens and security interests evidenced hereby without accelerating or declaring due all or any portion of the secured indebtedness, and in such event any such foreclosure sale may be made subject to the unmatured part of such indebtedness; and any such sale shall not in any manner affect the unmatured part of the indebtedness, but as to such unmatured part, this Security Instrument shall remain in full force and effect just as though no sale had been made.  The proceeds of any such sale shall be applied as provided in Section 6.1.(d) of this Security Instrument except that the amount paid under subparagraph SECOND thereof shall be only the matured portion of the indebtedness and any proceeds of such sale in excess of those provided for in subparagraphs FIRST and SECOND (modified as provided above) shall be applied to installments of principal of and interest on the Note in the inverse order of maturity.  Several sales may be made hereunder without exhausting the right of sale for any unmatured portion of the indebtedness.

(h)Waiver.

(1)To the full extent Borrower may do so, Borrower agrees that Borrower will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force pertaining to the rights and remedies of sureties or providing for any appraisement, valuation, stay, extension or redemption, and Borrower, for Borrower and Borrower's heirs, devisees, representatives, successors and assigns, and for any and all persons ever claiming any interest in the Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of intention to mature or declare due the whole of the secured indebtedness, notice of intent to accelerate, notice of acceleration (as to each such notice, except as provided in the clause of the Note entitled “Note and Cure Prior to Acceleration”), and all rights to a marshaling of the assets of Borrower, including the Property, or to a sale in inverse order of alienation in the event of foreclosure of the liens and security interests hereby created.

(2)Borrower shall not have or assert any right under any statute or rule of law pertaining to the marshaling of assets, sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents whatever to defeat, reduce or affect the right of Lender under the terms of this Security Instrument to a sale of the Property for the collection of the indebtedness without any prior or different resort for collection, or the right of Lender under the terms of this Security Instrument to the payment of such indebtedness out of the proceeds of sale of the Property in preference to every other claimant whatever.

(3)To the extent that Borrower, any partner thereof or any other entity responsible for the payment of the indebtedness is now, or at any time or from time to time hereafter is, a partnership, Borrower and Lender expressly acknowledge and agree that Lender is not required to comply with Section 3.05(d) of the Texas Revised Partnership Act or any successor statute, as any of them may be amended or modified, or any other or further laws, rules or regulations now or hereafter in effect which may limit the rights and remedies of a creditor to pursue partners of a partnership prior to the pursuit of such creditor's rights and remedies against such partnership.

(4)If any law referred to in this Section 6.1(h) and now in force, of which Borrower or Borrower's heirs, devisees, representatives, successors  and assigns and such other persons claiming any interest in the Property might take advantage despite this section, shall hereafter be repealed and cease to be in force, such law shall not thereafter be deemed to preclude the application of this section.

(i)Delivery of Possession After Foreclosure.  In the event there is a foreclosure sale and at the time of such sale Borrower or Borrower's heirs, devisees, representatives, successors or assigns or any other persons claiming any interest in the Property by, through or under Borrower are occupying or using the Property, or any part thereof, each and all shall immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day-to-day, terminable at the will of either landlord or tenant, at a reasonable rental per day based upon the value of the property occupied, such rental to be due daily to the purchaser.  In the event the tenant fails to surrender possession of said property upon demand, the purchaser shall be entitled to institute and maintain an action for forcible entry and detainer of said property in the Justice of the Peace Court in the Justice Precinct in which such property, or any part thereof, is situated.

(j)Waiver of Deficiency Statute.

(1)Subject only to the extent of the limitations expressly specified in Section 3 of the Note, in the event an interest in any of the Property is foreclosed upon pursuant to a judicial or nonjudicial foreclosure sale, Borrower agrees that notwithstanding the provisions of Sections 51.003, 51.004, and 51.005 of the Texas Property Code (as the same may be amended from time to time), and to the extent permitted by law, Lender shall be entitled to seek a deficiency judgment from Borrower and any other party obligated on the Note equal to the difference between the amount owing on the Note and the amount for which the Property was sold pursuant to judicial or nonjudicial foreclosure sale.  Borrower expressly recognizes that this paragraph constitutes a waiver of the above-cited provisions of the Texas Property Code which would otherwise permit Borrower and other persons against whom recovery of deficiencies is sought (even absent the initiation of deficiency proceedings against them) to present competent evidence of the fair market value of the Property as of the date of the foreclosure sale and offset against any deficiency the amount by which the foreclosure sale price is determined to be less than such fair market value.  Borrower further recognizes and agrees that this waiver creates an irrebuttable presumption that the foreclosure sale price is equal to the fair market value of the Property for purposes of calculating deficiencies owed by Borrower, and others against whom recovery of a deficiency is sought.

(2)Alternatively, in the event the waiver provided for in subsection (1) above is determined by a court of competent jurisdiction to be unenforceable, to the fullest extent not prohibited by applicable laws, the following shall be the basis for the finder of fact's determination of the fair market value of the Property as of the date of the foreclosure sale in proceedings governed by Sections 51.003, 51.004 and 51.005 of the Texas Property Code (as amended from time to time):

(i)the Property shall be valued in an “as is” condition as of the date of the foreclosure sale, without any assumption or expectation that the Property will be repaired or improved in any manner before a resale of the Property after foreclosure;

(ii)the valuation shall be based upon an assumption that the foreclosure purchaser desires a resale of the Property for cash promptly (but no later than twelve months) following the foreclosure sale;

(iii)all reasonable closing costs customarily borne by the seller in a commercial real estate transaction should be deducted from the gross fair market value of the Property, including, without limitation, brokerage commissions, title insurance, a survey of the Property, tax prorations, seller’s attorneys' fees and marketing costs;

(iv)the gross fair market value of the Property shall be further discounted to account for any estimated holding costs associated with maintaining the Property pending sale, including, without limitation, utilities expenses, hotel management fees, taxes and assessments (to the extent not accounted for in subsection (iii) above) and other maintenance expenses; and

(v)any expert opinion testimony given or considered in connection with a determination of the fair market value of the Property must be given by persons having at least five years of experience in appraising property similar to the Property and who have conducted and prepared a complete written appraisal of the Property taking into consideration the factors set forth above.

(k)Lawsuits.  Lender may proceed by a suit or suits in equity or at law, whether for collection of the indebtedness secured hereby, the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for any foreclosure hereunder or for the sale of the Property under the judgment or decree of any court or courts of competent jurisdiction.

(l)Entry on Property.  Lender is authorized, prior or subsequent to the institution of any foreclosure proceedings, to the fullest extent permitted by applicable law, to enter upon the Property, or any part thereof, and to take possession of the Property and all books and records, and all recorded data of any kind or nature, regardless of the medium of recording including, without limitation, all software, writings, plans, specifications and schematics to the extent the same relate solely thereto or can be identified and segregated independently, and to exercise without interference from Borrower any and all rights which Borrower has with respect to the management, possession, operation, protection or preservation of the Property.  Lender shall not be deemed to have taken possession of the Property or any part thereof except upon the exercise of its right to do so, and then only to the extent evidenced by its demand and overt act specifically for such purpose.  All costs, expenses and liabilities of every character incurred by Lender in managing, operating, maintaining, protecting or preserving the Property shall constitute a demand obligation of Borrower (which obligation Borrower hereby promises to pay) to Lender pursuant to this Security Instrument.  If necessary to obtain the possession provided for above, Lender may invoke any and all legal remedies to dispossess Borrower.  In connection with any action taken by Lender pursuant to this section, Lender shall not be liable for any loss sustained by Borrower resulting from any failure to let the Property or any part thereof, or from any act or omission of Lender in managing the Property unless such loss is caused by the willful misconduct and bad faith of Lender, nor shall Lender be obligated to perform or discharge any obligation, duty or liability of Borrower arising under any lease or other agreement relating to the Property or arising under any Permitted Encumbrance or otherwise arising.  Borrower hereby assents to, ratifies and confirms any and all actions of Lender with respect to the Property taken under this section.

(m)Exercise of Rights Under Assignment of Leases and Rents.  Lender may exercise and enforce any and all rights or remedies that may be available to Lender under the assignment of rents set out in this Security Instrument or the Lease Assignment.  Without limiting the foregoing, prior or subsequent to taking possession of any portion of the Property or taking any action with respect to such possession, Lender may: (1) collect and/or sue for the Rents and Profits in Lender's own name, give receipts and releases therefor, and after deducting all expenses of collection, including attorneys' fees and expenses, apply the net proceeds thereof to the secured indebtedness in such manner and order as Lender may elect and/or to the operation and management of the Property, including the payment of management, brokerage and attorney's fees and expenses; and (2) require Borrower to transfer all security deposits and records thereof to Lender together with original counterparts of the Leases.

(n)Termination of Commitment to Lend.  Upon the occurrence of any Event of Default, Lender may terminate any commitment or obligation to lend or disburse funds under any Loan Document or enter into any other credit arrangement to or for the benefit of Borrower.

(o)Other Rights and Remedies.  Upon the occurrence of any Event of Default, Lender may exercise any and all other rights and remedies which Lender may have under the Loan Documents, or at law or in equity or otherwise.

6.2Assignment of Rents.

(a)Assignment of Rents.  Borrower acknowledges and agrees that the following additional provisions shall apply in connection with the assignments of rents set forth in Section 1.14 of this Security Instrument and in the Lease Assignment:

(a)  in no event shall the rights set out in said Section 1.14 or the Lease Assignment effect or be construed so as to effect a pro tanto reduction of the secured indebtedness, except to the extent, if any, that Lender actually receives, after the occurrence of a default and Lender's election to pursue its rights under said Section 1.14 or the Lease Assignment, Property income and other sums directly from any tenant of all or any portion of the Property and applies same, in Lender's discretion, to the indebtedness; and

(b)  Lender need not institute, prosecute or resort to any legal, equitable or other action, nor deliver any notice or demand, nor take any affirmative action whatsoever after the occurrence of a default in order to enforce and obtain the benefits of the provisions set out in said Section 1.14 or the Lease Assignment.

Notwithstanding anything to the contrary contained herein or otherwise, Borrower and Lender intend, clearly and without ambiguity, that the assignment set out in said Section 1.14 and in the Lease Assignment shall be deemed and otherwise construed for all purposes to be absolute, unconditional and presently effective assignments of the rents and other income from the Property, and further that the provisions set forth in said Section 1.14 and the Lease Assignment relating to directions and notices to tenants are intended solely for the benefit of Lender and each respective tenant and shall never inure to the benefit of Borrower or any person claiming by, through or under Borrower.  In the event of any conflict between any of the provisions of this Section 6.2 and Section 1.14 or the Lease Assignment, the provisions of this Section 6.2 shall control.

6.3Interest Limitation.

(a)Limitation on Interest.  It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with all applicable law governing the maximum interest payable on the indebtedness or obligations evidenced by the Note, this Security Instrument and the other Loan Documents.  Notwithstanding anything herein or elsewhere to the contrary: (a) all agreements and writings to which Lender and Borrower or any guarantor are party are hereby and shall be limited so that, after taking into account all amounts deemed interest as well as all amounts deemed to be compensating balances or other deemed reductions in the true outstanding balance of the principal indebtedness, none of the interest contracted for, charged or received by

Lender shall ever exceed the maximum lawful rate or amount; (b) all such interest shall be amortized, prorated, allocated and spread over the full amount and term of the principal indebtedness (including any renewal or extension thereof); and (c) if through any contingency or event, including any change in applicable law whether by legislative, judicial or other action, any interest in excess of the lawful maximum rate or amount is nonetheless ever found or held to have been contracted for, charged or received, then all instruments, agreements, documents and charges relating thereto shall automatically be reformed ab initio so as to avoid and preclude any provision or charge for such excess, any such excess actually or deemed received shall be deemed to have been applied toward payment of the principal and any such excess remaining after all principal has been paid in full shall immediately be returned to Borrower or the other owner thereof.

(b)Condition to Any Claim.  Borrower hereby agrees that as a condition precedent to asserting any against Lender relating to usury, Borrower shall provide written notice to Lender, apprising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against any indebtedness then owing by Borrower to Lender.  In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to any indebtedness evidenced or secured by any of the Loan Documents.  Notwithstanding anything to the contrary contained herein or in any other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.  To the extent that Lender is relying on Chapter 303 of the Texas Finance Code to determine the maximum lawful rate of interest payable on the secured indebtedness, Lender will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended.  To the extent United States federal law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Lender will rely on United States federal law instead of such Chapter 303 for the purpose of determining the maximum lawful rate.  Additionally, to the extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, utilize any other method of establishing the maximum lawful rate under such Chapter 303 or under applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect.

6.4Miscellaneous.

(a)No Partnership.  Notwithstanding anything to the contrary contained herein or otherwise (a) the relationship between Borrower and Lender hereunder and otherwise shall be deemed, construed and treated by Borrower and Lender for all purposes to be solely that of debtor/creditor; (b) the various consent, approval and other rights afforded to Lender under this Security Instrument have been granted and designed solely to protect the value of the Property and to assure Borrower's payment of the secured indebtedness, and all such rights are customarily granted lenders in secured lending transactions; (c) Borrower and Lender hereby expressly disclaim any sharing of liabilities, losses, costs or expenses with respect to the ownership or operation of all or any portion of the Property, or otherwise; and (d) the terms contained herein are not intended by Borrower and Lender and shall not for any purpose be deemed, construed or treated by Borrower and Lender so as (i) to create a partnership or joint venture between Lender and Borrower or between Lender and any other party, or (ii) to cause Lender to be or become liable in any way for the debts and obligations of Borrower (including, without limitation, any losses attributable to Borrower's operation of the Property) or any other party.

(b)Indemnity.  It is the express intention of Borrower and Borrower hereby agrees that the indemnities set forth in thIS Security Instrument and the other Loan Documents (including BUT NOT LIMITED TO those set forth in Section 1.35 HEREOF and in that certain Hazardous Substances Indemnity Agreement executed by Borrower and the other parties named thereIn in favor of Lender and dated as of even date herewith) shall apply to and fully protect each indemnified party, even though any claims, demands, liabilities, losses, damages, causes of action, judgments, penalties, costs and expenses (including without limitation reasonable attorneys' fees) then the subject of indemnification may have been caused by, arise out of, or are otherwise attributable to, directly or indirectly, the negligence in whole or in part of such indemnified party and/or any other party, BUT NOT THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY.

Borrower’s Initials:  _/s/ GF________

(c)WAIVER OF CONSUMER RIGHTS.  TO THE EXTENT NOW OR HEREAFTER APPLICABLE, BORROWER HEREBY WAIVES BORROWER'S RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, SECTION 17.41 ET SEQ., BUSINESS & COMMERCE CODE, A LAW THAT GIVES CERTAIN CONSUMERS SPECIAL RIGHTS AND PROTECTIONS.  AFTER CONSULTATION WITH AN ATTORNEY OF BORROWER'S OWN SELECTION, BORROWER VOLUNTARILY CONSENTS TO THIS WAIVER.

(d)TEXAS FINANCE CODE SECTION 307.052 COLLATERAL PROTECTION INSURANCE NOTICE:  (A) BORROWER IS REQUIRED TO: (I) KEEP THE PROPERTY INSURED AGAINST DAMAGE IN THE AMOUNT LENDER SPECIFIES; (II) PURCHASE THE INSURANCE FROM AN INSURER THAT IS AUTHORIZED TO DO BUSINESS IN THE STATE OF TEXAS OR AN ELIGIBLE SURPLUS LINES INSURER; AND (III) NAME LENDER AS THE PERSON TO BE PAID UNDER THE POLICY IN THE EVENT OF A LOSS; (B) BORROWER MUST, IF REQUIRED BY LENDER, DELIVER TO LENDER A COPY OF THE POLICY AND PROOF OF THE PAYMENT OF PREMIUMS; AND (C) IF BORROWER FAILS TO MEET ANY REQUIREMENT IN THE FOREGOING CLAUSES (A) OR (B), LENDER MAY OBTAIN COLLATERAL PROTECTION INSURANCE ON BEHALF OF BORROWER AT THE BORROWER’S EXPENSE.

[END OF TEXT; SIGNATURES FOLLOW ON NEXT PAGES]

IN WITNESS WHEREOF, Borrower has executed this Security Instrument as of the day and year first above written.

"BORROWER"

PHG SAN ANTONIO, LLC,
a Georgia limited liability company

By:Peachtree Hotel Group II, LLC,
a Georgia limited liability company
Its Manager

By:_/s/ Gregory M. Friedman______________
Name: Gregory M. Friedman
Its:  Manager

[SIGNATURE PAGE TO DEED OF TRUST, SECURITY AGREEMENT AND FINANCING STATEMENT]

Consented and Agreed to
as to the provisions of Section 1.37

"MANAGER"

PEACHTREE HOTEL GROUP II, LLC,
a  Georgia limited liability company

By:_/s/ Gregory M. Friedman_______________
Name:Gregory M. Friedman
Its:Manager

[SIGNATURE PAGE TO DEED OF TRUST, SECURITY AGREEMENT AND FINANCING STATEMENT]

ATTACHMENTS

Notarial Jurats

Exhibit A – Legal Description of Land

Exhibit B – Borrower's Certificate

Exhibit C – Renovation Work

STATE OF GEORGIA
COUNTY OF GWINNETT

On this 12th  day of March in the year 2014, before me, Nick Huddleston, a Notary Public in and for said state, personally appeared Gregory M. Friedman, Manager of Peachtree Hotel Group II, LLC, a Georgia limited liability company,  manager of PHG San Antonio, LLC, a Georgia limited liability company, known to me to be the person who executed the within Deed of Trust, Security Agreement and Financing Statement on behalf of said limited liability company and acknowledged to me that he executed the same for the purposes therein stated.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at my office in Atlanta, GA the day and year last above written.

[SEAL]

/s/ Nick Huddleston
Printed Name:Nick Huddleston
Notary Public in and for said State
Commissioned in Gwinnett County

My Commission Expires:

2/25/2017

[ACKNOWLEDGMENT PAGE TO DEED OF TRUST, SECURITY AGREEMENT AND FINANCING STATEMENT]

STATE OF GEORGIA
COUNTY OF GWINNETT

On this 12th day of March in the year 2014, before me, Nick Huddleston, a Notary Public in and for said state, personally appeared Gregory M. Friedman, Manager of Peachtree Hotel Group II, LLC, a Georgia limited liability company,  known to me to be the person who executed the within Deed of Trust, Security Agreement and Financing Statement on behalf of said limited liability company and acknowledged to me that he executed the same for the purposes therein stated.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at my office in Atlanta, GA the day and year last above written.

[SEAL]

/s/ Nick Huddleston
Printed Name: Nick Huddleston
Notary Public in and for said State
Commissioned in Gwinnett County

My Commission Expires:

2/25/2017

[ACKNOWLEDGMENT PAGE TO DEED OF TRUST, SECURITY AGREEMENT AND FINANCING STATEMENT]

EXHIBIT A

LEGAL DESCRIPTION OF LAND

LOT 21, NEW CITY BLOCK 134, DTSA SUBDIVISION, SITUATED IN THE CITY OF SAN ANTONIO, BEXAR COUNTY, TEXAS ACCORDING TO PLAT THEREOF RECORDED IN VOLUME 9533, PAGE 212, DEED AND PLAT RECORDS OF BEXAR COUNTY, TEXAS.

EXHIBIT A

EXHIBIT B

BORROWER'S CERTIFICATE

The undersigned is the Manager of PHG San Antonio, LLC, a Georgia limted liabitliy company (the "Borrower") and has made due investigation as to the matters hereinafter set forth and does hereby certify the following to induce LMREC III Holdings III, Inc., a Delaware corporation  (the "Lender"), to advance the aggregate sum of $__________________ (the "Disbursement") [from the Replacement Reserve or Renovation Reserve] to Borrower pursuant to the terms of that certain Deed of Trust, Security Instrument and Financing Statement, dated as of March __,  2014, between the Lender, Trustee (as defined therein) and Borrower (together with any amendments, modifications, supplements and replacements thereof or therefor, the "Security Instrument"), pursuant to that certain Disbursement request which is being submitted to the Lender.  (Capitalized terms used and not otherwise define shall have the respective meanings given to them in the Security Instrument.)

1.No default beyond any applicable notice and/or grace period exists under the Security Instrument or under any of the other Loan Documents.

2.The [Capital Repairs or Renovation Work] relative to the Disbursement have been delivered or provided to Borrower and are properly, completely and permanently installed on or about the Property or otherwise properly completed, as applicable.

3.All of the statements, invoices, receipts and information delivered in connection with the Disbursement request being submitted to the Lender in connection herewith are true and correct as of the date hereof, and the amount requested in said Disbursement request accurately reflects the precise amounts due and payable during the period covered by such Disbursement request.  All of the funds to be received pursuant to such Disbursement request shall be used solely for the purpose of paying the applicable bills or invoices or reimbursing Borrower for items previously paid.

4.Nothing has occurred subsequent to the date of the Security Instrument which has or may result in the creation of any lien, charge or encumbrance upon the Land or the Improvements or any part thereof, or anything affixed thereto or used in connection therewith, or which has or may substantially and adversely impair the ability of Borrower to make any payments of principal and interest on the Note or the ability of Borrower to meet its obligations under the Security Instrument.

5.None of the labor, materials, overhead or other items of expense specified in the Disbursement request submitted herewith has previously been the basis of any Disbursement request by Borrower or any payment by the Lender and, when added to all sums previously disbursed by Lender on account of the [Capital Repair or Renovation Work], do not exceed the costs of all [Capital Repairs or Renovation Work] services completed, installed and/or delivered, as applicable, to the date of that certificate.

6.The amount remaining in the [Account] allocated to the payment of items on the [Capital Repairs or Renovation Work] shall be sufficient to pay in full the entire remaining cost of [Capital Repairs or Renovation Work] required to be completed in accordance with the Security Instrument.

7.All work required permits and approvals required to complete the work which work is now in process or was previously completed have been obtained.

8.All conditions to the Disbursement to be made in accordance with the Disbursement request submitted herewith have been met in accordance with the terms of the Security Instrument.

PHG SAN ANTONIO, LLC,
a Georgia limited liability company

By:Peachtree Hotel Group II, LLC,
a Georgia limited liability company
Its Manager

By:_______________________________
Name: Gregory M. Friedman
Its:  Manager

EXHIBIT C

RENOVATION WORK

Renovation Budget
General Contractor	$ 2,400,000
FF&E (pre ordered from Marriott)	$ 1,656,716
Operating Equipment (OSE)	$ 120,000
HVAC	$ 50,000
Hotel Management System Installation	$ 40,000
Exterior Signage	$ 25,000
Marriott Training	$ 25,000
High Speed Internet Access	$ 18,000
Interior Signage	$ 15,000
Kitchen Equipment	$ 10,000
Connect and Print (Business Center)	$ 5,000
Project Management (@ 2.4%)	$ 100,000
Spectrum Consulting	$ 65,000
Architect/Design/Civil/MEP/Structural	$ 125,000
Contingency (@ 10%)	$ 465,284
Total Renovation Budget	$ 5,120,000

TABLE OF CONTENTS

Page

ARTICLE IREPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWER6

1.1Certain Representations, Warranties and Covenants of Borrower6

1.2Defense of Title10

1.3Performance of Obligations11

1.4Insurance11

1.5Payment of Taxes14

1.6Tax and Insurance Impound Reserve15

1.7Payment Reserve16

1.8Replacement Reserve17

1.9Renovation Reserve17

1.10[Intentionally Omitted]23

1.11Interest Retained By Lender25

1.12Casualty and Condemnation25

1.13Mechanics' Liens27

1.14Rents and Profits28

1.15Leases and Licenses29

1.16Alienation and Further Encumbrances31

1.17Payment of Utilities, Assessments, Charges, Etc32

1.18Access Privileges and Inspections32

1.19Waste; Alteration of Improvements32

1.20Zoning32

1.21Financial Statements and Books and Records33

1.22Further Documentation; Severance of Loan Documents34

1.23Payment of Costs; Reimbursement to Lender36

1.24Security Interest37

1.25Security Agreement38

1.26Easements and Rights of Way39

1.27Compliance with Laws39

1.28Additional Taxes40

1.29Secured Indebtedness40

1.30Borrower's Waivers41

1.31SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL41

1.32Contractual Statute of Limitations42

1.33Management43

1.34Hazardous Waste and Other Substances43

1.35Indemnification; Subrogation48

1.36Negative Covenants with Respect to Indebtedness, Operations and Fundamental Changes of Borrower49

1.37Covenants Regarding Manager52

1.38Patriot Act52

ARTICLE II...................................................................EVENTS OF DEFAULT58

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Page

2.1Events of Default58

ARTICLE III...................................................................................................REMEDIES61

3.1Remedies Available61

3.2Application of Proceeds64

3.3Right and Authority of Receiver or Lender in the Event of Default; Power of Attorney65

3.4Occupancy After Foreclosure66

3.5Notice to Account Debtors66

3.6Cumulative Remedies66

3.7Payment of Expenses66

ARTICLE IV.MISCELLANEOUS TERMS AND CONDITIONS67

4.1Time of Essence67

4.2Release of Security Instrument67

4.3Certain Rights of Lender67

4.4Waiver of Certain Defenses67

4.5Notices67

4.6Successors and Assigns68

4.7Severability68

4.8Gender68

4.9Waiver: Discontinuance of Proceedings68

4.10Section Headings69

4.11Counting of Days69

4.12Relationship of the Parties69

4.13Application of the Proceeds of the Note69

4.14Unsecured Portion of Indebtedness69

4.15Cross Default69

4.16Interest After Sale70

4.17Inconsistency with Other Loan Documents70

4.18Construction of this Document70

4.19No Merger70

4.20Rights With Respect to Junior Encumbrances70

4.21Lender May File Proofs of Claim70

4.22After-Acquired Property71

4.23No Representation71

4.24Counterparts71

4.25Personal Liability71

4.26Recording and Filing71

4.27Entire Agreement and Modification71

4.28Maximum Interest72

4.29Further Stipulations72

4.30Dissemination of Information72

4.31Fixture Filing72

4.32Administrative Fees73

4.33Waiver of Right of Offset73

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Page

ARTICLE V...........................................DEED OF TRUST PROVISIONS73

5.1Concerning the Trustee73

5.2Trustee’s Fees74

5.3Certain Rights74

5.4Retention of Money74

5.5Perfection of Appointment74

5.6Succession Instruments75

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